                                                                     Exhibit 4.1

                                                                  Execution Copy

--------------------------------------------------------------------------------

                             OMNOVA SOLUTIONS INC.,

                                    as Issuer

                      11 1/4% Senior Secured Notes due 2010

                                   ----------

                                    INDENTURE

                            Dated as of May 28, 2003

                                   ----------

                              THE BANK OF NEW YORK,
                                   as Trustee

--------------------------------------------------------------------------------

                            CROSS-REFERENCE TABLE/1/

Trust Indenture Act Section                                                 Indenture Section
---------------------------                                                 -----------------
310(a)(1)................................................................   7.10
   (a)(2)................................................................   7.10
   (a)(3)................................................................   N.A.
   (a)(4)................................................................   N.A.
   (a)(5)................................................................   7.10
   (b)...................................................................   7.3, 7.8, 7.10
   (c)...................................................................   N.A.
311(a)...................................................................   7.11
   (b)...................................................................   7.11
   (c)...................................................................   N.A.
312(a)...................................................................   2.5
   (b)...................................................................   15.3
   (c)...................................................................   15.3
313(a)...................................................................   7.6
   (b)...................................................................   7.1, 7.6
   (c)...................................................................   7.6, 15.2
   (d)...................................................................   7.6
314(a)...................................................................   4.3, 4.4
   (b)...................................................................   10.2, 15.4
   (c)(1)................................................................   15.4
   (c)(2)................................................................   15.4
   (c)(3)................................................................   15.4
   (d)...................................................................   10.5(c), 10.6(a), 10.6(b), 10.6(c),
                                                                            10.7(b), 12.2(b)
   (e)...................................................................   15.5
   (f)...................................................................   N.A.
315(a)...................................................................   7.1(b)
   (b)...................................................................   7.5, 15.2
   (c)...................................................................   7.1(a)
   (d)...................................................................   7.1(c)
   (e)...................................................................   6.11
316(a)(last sentence)....................................................   2.9
   (a)(1)(A).............................................................   6.5
   (a)(1)(B).............................................................   6.4
   (a)(2)................................................................   N.A.
   (b)...................................................................   6.7
   (c)...................................................................   N.A.
317(a)(1)................................................................   6.8
   (a)(2)................................................................   6.9
   (b)...................................................................   2.4
318(a)...................................................................   15.1
   (b)...................................................................   N.A.
   (c)...................................................................   15.1

N.A. means not applicable.

----------
/1/ This Cross-Reference Table shall not, for any purpose, be deemed a part of the Indenture.

                                          TABLE OF CONTENTS

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                                              ARTICLE I.

                              DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.1.     Definitions........................................................................1
SECTION 1.2.     Other Definitions.................................................................25
SECTION 1.3.     Incorporation by Reference of Trust Indenture Act.................................26
SECTION 1.4.     Rules of Construction.............................................................26
SECTION 1.5.     Acts of Holders...................................................................27

                                             ARTICLE II.

                                              THE NOTES

SECTION 2.1.     Form and Dating...................................................................27
SECTION 2.2.     Execution and Authentication......................................................28
SECTION 2.3.     Registrar and Paying Agent........................................................29
SECTION 2.4.     Paying Agents To Hold Money in Trust..............................................30
SECTION 2.5.     Holder Lists......................................................................30
SECTION 2.6.     Transfer and Exchange.............................................................30
SECTION 2.7.     Replacement Notes.................................................................37
SECTION 2.8.     Outstanding Notes.................................................................37
SECTION 2.9.     Treasury Notes....................................................................38
SECTION 2.10.    Temporary Notes...................................................................38
SECTION 2.11.    Cancellation......................................................................38
SECTION 2.12.    Defaulted Interest................................................................39
SECTION 2.13.    Persons Deemed Owners.............................................................39
SECTION 2.14.    CUSIP Numbers.....................................................................39

                                             ARTICLE III.

                                      REDEMPTION AND REPURCHASE

SECTION 3.1.     Notices to Trustee................................................................39
SECTION 3.2.     Selection of Notes................................................................40
SECTION 3.3.     Notice of Optional or Special Redemption..........................................40
SECTION 3.4.     Effect of Notice of Redemption....................................................41
SECTION 3.5.     Deposit of Redemption Price.......................................................42
SECTION 3.6.     Notes Redeemed in Part............................................................42
SECTION 3.7.     Optional Redemption...............................................................42
SECTION 3.8.     Special Redemption................................................................42
SECTION 3.9.     Repurchase upon Change of Control Offer...........................................42
SECTION 3.10.    Repurchase upon Application of Net Cash Proceeds or Net Loss Proceeds.............44

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                                             ARTICLE IV.

                                              COVENANTS

SECTION 4.1.     Payment of Principal and Interest.................................................46
SECTION 4.2.     Maintenance of Office or Agency...................................................46
SECTION 4.3.     Reports to Holders................................................................46
SECTION 4.4.     Compliance Certificate............................................................47
SECTION 4.5.     Taxes.............................................................................47
SECTION 4.6.     Stay, Extension and Usury Laws....................................................48
SECTION 4.7.     Limitation on Restricted Payments.................................................48
SECTION 4.8.     Limitation on Dividend and Other Payment Restrictions Affecting Restricted
                    Subsidiaries...................................................................50
SECTION 4.9.     Limitation on Incurrence of Additional Indebtedness...............................52
SECTION 4.10.    Limitation on Asset Sales.........................................................53
SECTION 4.11.    Limitations on Transactions with Affiliates.......................................55
SECTION 4.12.    Limitation on Liens...............................................................56
SECTION 4.13.    Continued Existence...............................................................57
SECTION 4.14.    Insurance Matters.................................................................57
SECTION 4.15.    Offer To Repurchase upon Change of Control........................................58
SECTION 4.16.    Subsidiary Guarantees.............................................................58
SECTION 4.17.    Conduct of Business...............................................................59
SECTION 4.18.    Payments for Consent..............................................................59
SECTION 4.19.    Event of Loss.....................................................................59
SECTION 4.20.    Limitation on Preferred Stock of Restricted Subsidiaries..........................60
SECTION 4.21.    Additional Interest Notice........................................................60

                                              ARTICLE V.

                                              SUCCESSORS

SECTION 5.1.     Merger, Consolidation and Sale of Assets..........................................61
SECTION 5.2.     Successor Corporation Substituted.................................................63

                                             ARTICLE VI.

                                        DEFAULTS AND REMEDIES

SECTION 6.1.     Events of Default.................................................................63
SECTION 6.2.     Acceleration......................................................................65
SECTION 6.3.     Other Remedies....................................................................66
SECTION 6.4.     Waiver of Past Defaults...........................................................66
SECTION 6.5.     Control by Majority...............................................................66
SECTION 6.6.     Limitation on Suits...............................................................66
SECTION 6.7.     Rights of Holders of Notes to Receive Payment.....................................67
SECTION 6.8.     Collection Suit by Trustee........................................................67
SECTION 6.9.     Trustee May File Proofs of Claim..................................................67
SECTION 6.10.    Priorities........................................................................68
SECTION 6.11.    Undertaking for Costs.............................................................68

                                      -ii-

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                                             ARTICLE VII.

                                               TRUSTEE

SECTION 7.1.     Duties of Trustee.................................................................68
SECTION 7.2.     Rights of Trustee.................................................................69
SECTION 7.3.     Individual Rights of Trustee......................................................70
SECTION 7.4.     Trustee's Disclaimer..............................................................71
SECTION 7.5.     Notice of Defaults................................................................71
SECTION 7.6.     Reports by Trustee to Holders of the Notes........................................71
SECTION 7.7.     Compensation, Reimbursement and Indemnity.........................................71
SECTION 7.8.     Replacement of Trustee............................................................72
SECTION 7.9.     Successor Trustee by Merger, Etc..................................................73
SECTION 7.10.    Eligibility; Disqualification.....................................................73
SECTION 7.11.    Preferential Collection of Claims Against Company.................................73

                                            ARTICLE VIII.

                               LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.1.     Option To Effect Legal Defeasance or Covenant Defeasance..........................74
SECTION 8.2.     Legal Defeasance and Discharge....................................................74
SECTION 8.3.     Covenant Defeasance...............................................................74
SECTION 8.4.     Conditions to Legal or Covenant Defeasance........................................75
SECTION 8.5.     Deposited Money and U.S. Government Securities To Be Held in Trust; Other
                    Miscellaneous Provisions.......................................................76
SECTION 8.6.     Repayment to the Company..........................................................77
SECTION 8.7.     Reinstatement.....................................................................77

                                             ARTICLE IX.

                                   AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.1.     Without Consent of Holders of Notes...............................................77
SECTION 9.2.     With Consent of Holders of Notes..................................................78
SECTION 9.3.     Compliance with Trust Indenture Act...............................................79
SECTION 9.4.     Revocation and Effect of Consents.................................................79
SECTION 9.5.     Notation on or Exchange of Notes..................................................80
SECTION 9.6.     Trustee To Sign Amendment, Etc....................................................80

                                              ARTICLE X.

                                  COLLATERAL AND SECURITY DOCUMENTS

SECTION 10.1.    Security Documents................................................................80
SECTION 10.2.    Recording.........................................................................81
SECTION 10.3.    Possession of the Collateral and the Collateral Account; Limitation on Duty
                    of Trustee in Respect of Collateral............................................81
SECTION 10.4.    Suits To Protect the Collateral...................................................82
SECTION 10.5.    Release of Collateral.............................................................82

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SECTION 10.6.    Specified Releases of Collateral..................................................83
SECTION 10.7.    Disposition of Collateral Without Release; Other Dispositions of Collateral.......86
SECTION 10.8.    Form and Sufficiency of Release...................................................88
SECTION 10.9.    Actions by the Trustee............................................................89

                                             ARTICLE XI.

                                              GUARANTEE

SECTION 11.1.    Unconditional Guarantee...........................................................89
SECTION 11.2.    Severability......................................................................90
SECTION 11.3.    Limitation of Guarantor's Liability...............................................90
SECTION 11.4.    Release of Guarantor..............................................................90
SECTION 11.5.    Contribution......................................................................91
SECTION 11.6.    Waiver of Subrogation.............................................................91
SECTION 11.7.    Execution of Guarantee............................................................91
SECTION 11.8.    Waiver of Stay, Extension or Usury Laws...........................................92

                                             ARTICLE XII.

                                          COLLATERAL ACCOUNT

SECTION 12.1.    Collateral Account................................................................92
SECTION 12.2.    Withdrawal of Net Loss Proceeds...................................................92
SECTION 12.3.    Withdrawal of Net Cash Proceeds To Fund a Net Proceeds Offer......................95
SECTION 12.4.    Withdrawal of Trust Monies for Investment in Replacement Assets...................96
SECTION 12.5.    Investment of Trust Monies........................................................97
SECTION 12.6.    Use of Trust Monies...............................................................98
SECTION 12.7.    Disposition of Notes Retired......................................................99

                                            ARTICLE XIII.

                                 COVENANTS SPECIFIC TO THE COLLATERAL

SECTION 13.1.    Permitted Liens on Collateral.....................................................99
SECTION 13.2.    Obligations with Respect to Leases................................................99
SECTION 13.3.    Maintenance of Collateral........................................................100
SECTION 13.4.    Payment of Taxes, Assessments; Maintenance of Permits............................100
SECTION 13.5.    Environmental Matters............................................................100
SECTION 13.6.    Event of Loss....................................................................101
SECTION 13.7.    Required Insurance Policies......................................................101
SECTION 13.8.    Inspection.......................................................................104

                                             ARTICLE XIV.

                                      SATISFACTION AND DISCHARGE

SECTION 14.1.    Satisfaction and Discharge.......................................................104
SECTION 14.2.    Application of Trust.............................................................105

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                                             ARTICLE XV.

                                            MISCELLANEOUS

SECTION 15.1.    Trust Indenture Act Controls.....................................................105
SECTION 15.2.    Notices..........................................................................105
SECTION 15.3.    Communication by Holders of Notes with Other Holders of Notes....................106
SECTION 15.4.    Certificate and Opinion as to Conditions Precedent...............................106
SECTION 15.5.    Statements Required in Certificate or Opinion....................................107
SECTION 15.6.    Rules by Trustee and Agents......................................................107
SECTION 15.7.    No Personal Liability of Directors, Officers, Employees, Affiliates and
                    Shareholders..................................................................107
SECTION 15.8.    Governing Law; Submission to Jurisdiction; Waiver of Jury Trial..................107
SECTION 15.9.    No Adverse Interpretation of Other Agreements....................................108
SECTION 15.10.   Successors.......................................................................108
SECTION 15.11.   Severability.....................................................................108
SECTION 15.12.   Counterpart Originals............................................................108
SECTION 15.13.   Table of Contents, Headings, Etc.................................................108
SECTION 15.14.   Qualification of Indenture.......................................................108

                                               EXHIBITS

Exhibit A        Form of Series A Note

Exhibit B        Form of Series B Note

Exhibit C        Form of Guarantee

Exhibit D(1)     Form of Regulation S Certification

Exhibit D(2)     Form of Certificate to be Delivered upon Exchange or Registration of Transfer of
                    Notes

Exhibit E        Form of Certificate to be Delivered in Connection with Transfers to Non-QIB
                    Accredited Investors

Exhibit F        Form of Certificate to be Delivered in Connection with Transfers Pursuant to
                    Regulation S

Exhibit G        Form of Security Agreement [intentionally omitted]

Exhibit H        Form of Mortgage [intentionally omitted]

                                              SCHEDULES

Schedule 1       Mortgaged Property on the Issue Date

Schedule 2       Liens Existing on the Issue Date

                                    INDENTURE

          INDENTURE dated as of May 28, 2003 among OMNOVA Solutions Inc., an Ohio corporation (the "Company") and The Bank of New York, a New York banking corporation, as trustee (the "Trustee").

          Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders (as defined below) of the Company's 11 1/4% Senior Secured Notes due 2010:

                                   ARTICLE I.

                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.1. Definitions.

          "Acquired Indebtedness" means Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary of the Company or at the time it merges or consolidates with or into the Company or any of its Subsidiaries or assumed in connection with the acquisition of assets from such Person and in each case not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Company or such merger, consolidation or acquisition.

          "Additional Interest" means all additional interest then owing pursuant to Section 4 of the Registration Rights Agreement.

          "Additional Notes" means Notes, in addition to the $165,000,000 aggregate principal amount of Series A Notes issued on the Issue Date (or the Series B Notes issued in exchange for the Series A Notes issued on the Issue
Date) (such Series A Notes issued on the Issue Date and such Series B Notes issued in exchange for such Series A Notes, collectively, the "Initial Notes"), issued pursuant to Article II hereof and in compliance with Section 4.9 hereof, that are subject to the provisions of this Indenture but may have interest and other economic terms different from the Initial Notes.

          "Affiliate" means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative of the foregoing.

          "Agent" means any Registrar, Paying Agent or agent for service of notices and demands.

          "Asset Acquisition" means (1) an Investment by the Company or any Restricted Subsidiary of the Company in any other Person pursuant to which such Person shall become a Restricted Subsidiary of the Company or any Restricted Subsidiary of the Company, or shall be merged with or into the Company or any Restricted Subsidiary of the Company, or (2) the acquisition by the Company or any Restricted Subsidiary of the Company of the assets of any Person (other than a Restricted Subsidiary of the Company) which constitute all or substantially all of the assets of such Person or comprise any divi-sion or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

          "Asset Sale" means any direct or indirect sale, issuance, conveyance, transfer, lease (other than an operating lease entered into in the ordinary course of business), assignment or other transfer for value by the Company or any of its Restricted Subsidiaries (including any Sale and Leaseback Transaction) to any Person other than the Company or a Restricted Subsidiary of the Company of: (1) any Capital Stock of any Restricted Subsidiary of the Company; or (2) any other property or assets of the Company or any Restricted Subsidiary of the Company other than in the ordinary course of business; provided, however, that Asset Sale shall not include: (a) a transaction or series of related transactions for which the Company or its Restricted Subsidiaries receive aggregate consideration of less than $2.0 million; (b) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Company as permitted under Article V hereof; (c) any Restricted Payment permitted by Section 4.7 hereof or that constitutes a Permitted Investment; (d) the sale or discount, in each case without recourse, of accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof; (e) disposals or replacements of obsolete or worn out equipment; (f) the licensing or sublicensing of intellectual property or other general intangibles which licensing or sublicensing would not interfere with the business of the Company and its Restricted Subsidiaries; (g) the sale or other disposition of cash or Cash Equivalents; (h) the disposition of any Capital Stock of, or assets or properties of, any of the Company's Unrestricted Subsidiaries; (i) the disposition of any Investment (other than Permitted Investments, except Permitted Investments made under clause (6) of the definition thereof) made subsequent to the Issue Date in compliance with Section 4.7 hereof; and (j) any release of intangible claims or rights in connection with a good faith settlement of a bona fide lawsuit, dispute or other controversy.

          "Authority" means any national, federal, state, municipal or local government agency or authority.

          "Bankruptcy Law" means Title 11, U.S. Code, or any similar federal or state law for the relief of debtors.

          "Board of Directors" means, as to any Person, the board of directors (or similar governing body) of such Person or any duly authorized committee thereof.

          "Board Resolution" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

          "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in the City of New York are authorized by law, regulation or executive order to remain closed. If a payment date is not a Business Day, payment may be made on the next succeeding day that is a Business Day, and no interest shall accrue for the intervening period.

          "Capital Stock" means:

          (1) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person, and all options, warrants or other rights to purchase or acquire any of the foregoing; and

          (2) with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person, and all options, warrants or other rights to purchase or acquire any of the foregoing.

          "Capitalized Lease Obligation" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

          "Cash Equivalents" means:

          (1) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof;

          (2) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's;

          (3) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's;

          (4) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250.0 million;

          (5) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (1) above entered into with any bank meeting the qualifications specified in clause (4) above;

          (6) with respect to the Company or a Foreign Subsidiary, obligations of foreign obligors (including foreign sovereign nations) correlative in type, maturity and rating to those set forth in clauses (1) through (5); and

          (7) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (1) through
     (6) above.

          "Casualty" means, with respect to any Collateral, any loss, damage or destruction of such Collateral.

          "Change of Control" means the occurrence of one or more of the following events:

          (1) any sale, assignment, transfer, lease, conveyance or other disposition (in a single transaction or a series of related transactions) of all or substantially all of the Company's assets and properties (determined on a consolidated basis for the Company and the Company's Restricted Subsidiaries) to any "person" or "group" (as such terms are used in Sections 13(d) and

     14(d) of the Exchange Act), whether or not otherwise in compliance with the provisions of this Indenture, other than to a Guarantor; provided that the Company remains liable as an obligor under this Indenture;

          (2) the approval by the holders of Capital Stock of the Company of any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with the provisions of this Indenture);

          (3) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) (other than any entity formed for the purpose of owning Capital Stock of the Company) shall become the beneficial owner, directly or indirectly, of shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of the Company; or

          (4) the replacement of a majority of the Board of Directors of the Company over a two-year period from the directors who constituted the Board of Directors of the Company at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the Board of Directors of the Company then still in office who either were members of such Board of Directors at the beginning of such period or whose election as a member of such Board of Directors was previously so approved.

          "Clearstream" means Clearstream Banking, Societe Anonyme, Luxembourg.

          "Collateral" means, collectively, all of the property and assets that are from time to time subject to the Lien of the Security Documents, including, without limitation, the Liens, if any, required to be granted pursuant to
Section 4.10, 4.12 or 4.19 hereof.

          "Collateral Account" means the collateral account established by the Trustee pursuant to Article XII hereof.

          "Collateral Agent" means The Bank of New York, a New York banking corporation, until a successor replaces it in accordance with the applicable provisions of this Indenture, and thereafter means the successor serving hereunder.

          "Collateral Permitted Liens" means, with respect to any Collateral, the Liens set forth in clauses (a), (c), (e) and (f) of Section 4.12 hereof, but only to the extent permitted on such Collateral by the provisions of the Indenture, including without limitation Section 13.1 hereof, and the applicable Security Documents.

          "Commission" means the Securities and Exchange Commission.

          "Commodity Agreement" means any commodity futures contract, commodity option or other similar agreement or arrangement entered into by the Company or any of its Restricted Subsidiaries designed to protect the Company or any of its Restricted Subsidiaries against fluctuations in the price of commodities actually used at that time in the ordinary course of business of the Company or its Restricted Subsidiaries.

          "Common Stock" of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person's common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

          "Company" means OMNOVA Solutions Inc., an Ohio corporation, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter means such successor Person.

          "Condemnation" means any taking of the Collateral or any part thereof, in or by condemnation, seizure, confiscation or forfeiture by the power of eminent domain or otherwise, pursuant to any law, general or special, or by reason of the temporary requisition of the use or occupancy of the Collateral by any Authority.

          "Consolidated EBITDA" means, with respect to any Person, for any period, the sum (without duplication) of:

          (1) Consolidated Net Income; and

          (2) to the extent Consolidated Net Income has been reduced thereby:

               (a) all income taxes of such Person and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary, unusual or nonrecurring gains or losses or taxes attributable to sales or dispositions outside the ordinary course of business);

               (b) Consolidated Interest Expense; and

               (c) Consolidated Non-cash Charges,

in each case as determined on a consolidated basis for such Person and its Restricted Subsidiaries in accordance with GAAP.

          "Consolidated Fixed Charge Coverage Ratio" means, with respect to any Person, the ratio of Consolidated EBITDA of such Person during the four full fiscal quarters (the "Four Quarter Period") ending prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio for which financial statements are available (the "Transaction Date") to Consolidated Fixed Charges of such Person for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated EBITDA" and "Consolidated Fixed Charges" shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

          (1) the incurrence or repayment of any Indebtedness of such Person or any of its Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period; and

          (2) any asset sales or other dispositions or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and also including any Consolidated EBITDA (including any pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X under the Exchange
     Act) attributable to the assets which are the subject of the Asset Acquisition or asset sale or other disposition during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such asset sale or other disposition or Asset Acquisition (including the incurrence, assumption or liability for any such Acquired Indebtedness) occurred on the first day of the Four Quarter Period. If such Person or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Restricted Subsidiary of such Person had directly incurred or otherwise assumed such guaranteed Indebtedness.

          Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio":

          (1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date; and

          (2) notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

          "Consolidated Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of:

          (1) Consolidated Interest Expense; plus

          (2) the product of (x) the amount of all dividend payments on any series of Preferred Stock of such Person paid, accrued or scheduled to be paid or accrued (other than dividends paid or accrued in Qualified Capital Stock) during such period times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local income tax rate of such Person, expressed as a decimal.

          "Consolidated Interest Expense" means, with respect to any Person for any period, the sum of, without duplication:

          (1) the aggregate of the interest expense of such Person and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, including without limitation: (a) any amortization of debt discount and amortization or write-off of deferred financing costs (excluding any write-off of deferred financing costs incurred in connection with (i) amending the Former Credit Facility on September 13, 2002 and February 3, 2003 and (ii) entering into the Credit Facility); (b) the net costs under Interest Swap Obligations; (c) all capitalized interest; and
     (d) the interest portion of any deferred payment obligation; and

          (2) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP.

          "Consolidated Net Income" means, with respect to any Person, for any period, the aggregate net income (or loss) of such Person and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided that there shall be excluded therefrom:

          (1) (a) after-tax gains or losses from (i) Asset Sales (without regard to the $2.0 million limitation set forth in the definition thereof) and
     (ii) dispositions described in clause (i) of the proviso contained in the definition of "Asset Sale" (provided, however, that with respect to this clause (a)(ii), gains from such dispositions (without giving effect to any write-downs thereof) shall be included in the calculation of Consolidated Net Income for purposes of Section 4.7 or (b) abandonments or reserves relating thereto;

          (2) after-tax items classified as extraordinary or nonrecurring gains; provided, however, that gains from dispositions of Investments made subsequent to the Issue Date permitted by Section 4.7 hereof (without giving effect to any write-downs thereof) shall be included in the calculation of Consolidated Net Income for purposes of Section 4.7 hereof;

          (3) the net income of any Person acquired in a "pooling of interests" transaction accrued prior to the date it becomes a Restricted Subsidiary of the referent Person or is merged or consolidated with the referent Person or any Restricted Subsidiary of the referent Person;

          (4) the net income (but not loss) of any Restricted Subsidiary of the referent Person to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is restricted by a contract, operation of law or otherwise;

          (5) the net income of any Person, other than a Restricted Subsidiary of the referent Person, except to the extent of cash dividends or distributions paid to the referent Person or to a Wholly Owned Restricted Subsidiary of the referent Person by such Person;

          (6) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following the Issue Date;

          (7) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued); and

          (8) in the case of a successor to the referent Person by consolidation or merger or as a transferee of the referent Person's assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets.

          "Consolidated Non-cash Charges" means, with respect to any Person, for any period, the aggregate depreciation, amortization and other non-cash expenses of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charges constituting an extraordinary item or loss or any such charge which requires an accrual of or a reserve for cash charges for any future period).

          "Contaminant" means any pollutant, contaminant (as those terms are defined in 42 U.S.C. (S) 9601(33)), toxic pollutant (as that term is defined in 33 U.S.C. (S) 1362(13)), hazardous substance (as that term is defined in 42 U.S.C. (S) 9601(14)), hazardous chemical (as that term is defined in 29 CFR (S) 1901.1200(c)), hazardous waste (as that term is defined in 42 U.S.C. (S) 6903(5)) (or any state or local equivalent of such laws and regulations, including, without limitation, radioactive material, polychlorinated biphenyls, asbestos, petroleum), including crude oil or any petroleum derived substance, petroleum waste, or breakdown or decomposition product of petroleum or any other chemical, substance, waste, constituent or material that is subject to regulation or can give rise to liability under any Environmental Law.

          "Corporate Trust Office of the Trustee" means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office on the date hereof is located at 101 Barclay Street, Floor 8 West, New York, New York 10286, Attention: Corporate Trust Administration, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

          "Credit Facility" means the Credit Agreement, dated the Issue Date, among the Company, the lenders party thereto in their capacities as lenders thereunder, Bank One, NA, as agent and Banc One Capital Markets, Inc., as lead arranger and sole bookrunner, together with the related documents thereto (including, without limitation, any guarantee, collateral and security agreements and/or documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder or adding Restricted Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

          "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any Restricted Subsidiary of the Company against fluctuations in currency values.

          "Default" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

          "Depositary" means, with respect to the Notes issuable in whole or in part in global form, the Person specified in Section 2.6(g) hereof as the depositary with respect to the Notes, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and, thereafter, "Depositary" shall mean or include such successor.

          "Disqualified Capital Stock" means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event (other than an event which would constitute a Change of Control), matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (except, in each case, upon the occurrence of a Change of Control) on or prior to the final maturity date of the Notes; provided, however, that any Capital Stock of the Company that would constitute Disqualified Capital Stock solely because the holders of such Capital Stock have the right to require the Company to redeem, repay or repurchase such Capital Stock prior to the final maturity date of the Notes upon the happening of an event, shall not be deemed Disqualified Capital Stock if the terms of such Capital Stock provide that such redemption, repayment or repurchase, as the case may be, may not be effected until the passage of not less than 91 consecutive days during which, no Notes (which, for the avoidance of doubt, includes without limitation any Series B Notes) are outstanding, or if any Notes are outstanding during such period, all such outstanding Notes have been validly defeased or discharged in accordance with the terms of this Indenture since the beginning of such period.

          "Domestic Subsidiary" means any Subsidiary that is not a Foreign Subsidiary.

          "Environmental Laws" means all Legal Requirements imposing liability or standards of conduct for or otherwise relating to the protection of public health or the environment (including, without limitation, ambient and indoor air, surface waste, groundwater, land, subsurface strata, and natural resources such as wetlands, flora and fauna) including, without limitation, (i) any actual or potential Release of any Contaminant into the environment; (ii) the required notification of same; (iii) preventive or remedial measures in connection with any event or occurrence referred to in clause (i) of this definition above; and
(iv) the manufacturing, processing, use, handling, packaging, labeling, sale, storage, treatment, recycling, disposal, destruction, incineration or transportation of any Contaminant.

          "Equity Offering" means the sale by the Company of not less than $20.0 million of Qualified Capital Stock of the Company.

          "Euroclear" means Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System.

          "Event of Loss" means, with respect to any Collateral, any material
(1) Casualty of such Collateral, (2) Condemnation of such Collateral, or (3) settlement in lieu of clause (2) above.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto, and any rules and regulations promulgated thereunder.

          "Exchange Offer" means the offer that shall be made by the Company pursuant to the Registration Rights Agreement to exchange Series A Notes for Series B Notes.

          "Existing Joint Ventures" means, collectively, (1) RohmNova LLC, (2) CPPC-Decorative Products Company Limited, (3) Decorative Products (Singapore) Pte. Ltd, (4) CG-OMNOVA Decorative Products (Shanghai) Co., Ltd. and (5) Muraspec N.A. LLC.

          "fair market value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value shall be determined by the Board of Directors of the Company acting reasonably and in good faith and shall be evidenced by a Board Resolution of the Board of Directors of the Company delivered to the Trustee; provided, however, that the fair market value of the consideration received in an Asset Sale for which the total consideration received is less than $5.0 million may be determined by senior management of the Company acting reasonably and in good faith and evidenced by an Officers' Certificate delivered to the Trustee.

          "Foreign Subsidiary" means a Subsidiary of the Company organized under the laws of, and conducting substantially all of its business in, a jurisdiction other than the United States or any State, territory or possession thereof.

          "Former Credit Facility" means the Amended and Restated Credit Agreement, dated as of April 12, 2001, by and among the Company, the lenders party thereto in their capacities as lenders thereunder, and Bank of America, N.A., as agent and lender, together with the related documents thereto (including, without limitation, any guarantee, collateral and security agreements and/or documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time.

          "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect as of the Issue Date.

          "Guarantor" means each of the Company's Restricted Subsidiaries that in the future executes a supplemental indenture in which such Restricted Subsidiary agrees to be bound by the terms of this Indenture as a Guarantor; provided that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor when its respective Guarantee is released in accordance with the terms of this Indenture.

          "Holder" means a Person in whose name a Note is registered.

          "Improvements" has the meaning specified for such term in each Mortgage.

          "Indebtedness" means with respect to any Person, without duplication:

          (1) all principal and premium (if any and only to the extent such premium has become due) in respect of debt of such Person for borrowed money;

          (2) all principal and premium (if any and only to the extent such premium has become due) in respect of debt of such Person evidenced by bonds, debentures, notes or other similar instruments;

          (3) all Capitalized Lease Obligations of such Person;

          (4) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business);

          (5) all obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction;

          (6) guarantees and other contingent obligations in respect of Indebtedness referred to in clauses (1) through (5) above and clause (8) below;

          (7) all obligations of any other Person of the type referred to in clauses (1) through (6) which are secured by any lien on any property or asset of such Person, the amount of such obligation being deemed to be the lesser of the fair market value of such property or asset or the amount of the obligation so secured;

          (8) all obligations under commodity agreements, currency agreements and interest swap obligations of such Person; and

          (9) all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any.

          For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock.

          "Indenture" means this Indenture, as amended or supplemented from time to time.

          "Independent Financial Advisor" means a firm which, in the judgment of the Board of Directors of the Company, is independent and qualified to perform the task for which it is to be engaged.

          "Initial Purchasers" means Deutsche Bank Securities Inc., Banc One Capital Markets, Inc. and McDonald Investments Inc.

          "Intercreditor Agreement" means the agreement, dated the Issue Date, between the Trustee and Bank One NA, as agent under the Credit Facility.

          "Interest Swap Obligations" means the obligations of any Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

          "Investment" means, with respect to any Person, any direct or indirect loan or other extension of credit (including, without limitation, a guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any other Person. "Investment" shall exclude extensions of trade credit and receivables by the Company and its Restricted Subsidiaries in the ordinary course of business of the Company or such Restricted Subsidiary, as the case may be. If the Company or any Restricted Subsidiary of the Company (a) sells or otherwise disposes of any Common Stock of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, the Company no longer owns, directly or indirectly, greater than 50% of the outstanding Common Stock of such Restricted Subsidiary or (b) enters into a transaction such that after giving effect to such transaction any Restricted Subsidiary of the Company ceases to be a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale, disposition or transaction equal to the fair market value of the Common Stock of such Restricted Subsidiary which continues to be held directly or indirectly by the Company subsequent to the consummation of the transactions set forth in (a) or (b), as the case may be.

          "Issue Date" means the date of original issuance of Series A Notes (exclusive of any Additional Notes).

          "Legal Requirements" means, at any time, any and all applicable judicial and administrative rulings and decisions, and any and all applicable federal, state and local laws, ordinances, rules, regulations, permits and certificates, of any Authority, in each case applicable at such time to the Company or the Collateral (or the ownership or use thereof).

          "Lien" means, with respect to any asset or property, any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

          "Moody's" means Moody's Investors Service, Inc. or any successor rating agency business thereto.

          "Mortgage" means an agreement, including, but not limited to, a mortgage, deed of trust or deed to secure debt creating and evidencing a Lien on a Mortgaged Property, which shall be in substantially in the form of Exhibit H, with such schedules and including such provisions as shall be necessary to conform such document to applicable law or as shall be customary under applicable law.

          "Mortgaged Property" means (1) the Real Property set forth in Schedule 1 hereto and (2) the additional Real Property, if any, which shall be subject to a Mortgage delivered after the Issue Date pursuant to this Indenture.

          "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest) received by the Company or any of its Restricted Subsidiaries from such Asset Sale net of:

          (1) reasonable out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, consent fees, legal, title, recording accounting and investment banking expenses, transfer taxes and fees and sales commissions);

          (2) all federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP as a consequence of such Asset Sale;

          (3) repayment of Indebtedness (other than Indebtedness evidenced by the Notes) that is secured by the property or assets that are the subject of such Asset Sale or pro rata payments required to be made to minority equity investors in a Restricted Subsidiary as a result of such Asset Sale; and

          (4) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

          "Net Loss Proceeds" means, with respect to any Event of Loss, the proceeds in the form of (a) cash or Cash Equivalents and (b) insurance proceeds of condemnation awards or damages awarded by any judgment, in each case received by the Company from such Event of Loss net of:

          (1) reasonable out-of-pocket expenses and fees relating to such Event of Loss (including, without limitation, legal, accounting and appraisal and insurance adjuster fees);

          (2) all federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP as a consequence of such Event of Loss;

          (3) repayment of Indebtedness (other than Indebtedness evidenced by the Notes) that is secured by the property or assets that are the subject of such Event of Loss; and

          (4) appropriate amounts to be provided by the Company as a reserve, in accordance with GAAP, against any liabilities associated with such Event of Loss and retained by the Company after such Event of Loss, including, without limitation, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Event of Loss.

          "Note Custodian" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

          "Notes" means the Series A Notes and the Series B Notes, if any, that are issued under this Indenture, as amended or supplemented from time to time.

          "Officer" means (a) with respect to any Person that is a corporation, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, the Controller, the Secretary or any Vice-President of such Person and (b) with respect to any other Person, the individuals selected by such Person to perform functions similar to those of the officers listed in clause (a).

          "Officers' Certificate" means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the Chief Executive Officer, the Chief Financial Officer or the principal accounting officer of the Company, that meets the requirements of Sections 15.4 and 15.5 hereof.

          "Opinion of Counsel" means an opinion in writing from legal counsel that meets the requirements of Sections 15.4 and 15.5 hereof. The counsel may be an employee of or counsel to the Company or any Subsidiary of the Company.

          "outstanding," means, with respect to Notes, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:

          (i) Notes theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

          (ii) Notes, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Notes; provided that, if the Notes are to be re-deemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor pursuant to Section 14.1 hereof or otherwise satisfactory to the Trustee has been made;

          (iii) Notes which have been paid pursuant to Section 2.6 hereof or in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a bona fide purchaser in which hands such Notes are valid obligations of the Company; and

          (iv) Notes which have been defeased pursuant to Article VIII hereof;

provided, however, that in determining whether the Holders of the requisite principal amount of the outstanding Notes are present at a meeting of Holders of Notes for quorum purposes or have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Company or any Guarantor or any Affiliate of the Company or of such Guarantor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor.

          "Permits" means all licenses, permits, variances and certificates issued by any Authority concerning the ownership, operation, improvement, use or occupancy of any Mortgaged Property (including, without limitation, business licenses, state health department licenses and licenses to conduct business).

          "Permitted Indebtedness" means, without duplication, each of the following:

          (1) Indebtedness under the Notes issued on the Issue Date and any Guarantees thereof, and any notes and any Guarantees thereof issued in exchange for such Notes and any Guarantees thereof in an exchange offer conducted pursuant to the Registration Rights Agreement;

          (2) Indebtedness incurred pursuant to the Credit Facility in an aggregate principal amount outstanding at the time of incurrence not to exceed the greater of:

               (x) $100.0 million; and

               (y) the sum of (A) 80% of the net book value of the accounts receivable of the Company and its Restricted Subsidiaries and (B) 50% of the net book value of the inventory of the Company and its Restricted Subsidiaries;

     in each case reduced by any payments made under the Credit Facility with the Net Cash Proceeds of any Asset Sale which, pursuant to Section 4.10, effect a permanent commitment reduction;

          (3) other Indebtedness of the Company and its Restricted Subsidiaries outstanding on the Issue Date;

          (4) Interest Swap Obligations of the Company or any Restricted Subsidiary of the Company covering Indebtedness of the Company or any of its Restricted Subsidiaries; provided, however, that such Interest Swap Obligations are entered into to protect the Company and its Restricted Subsidiaries from fluctuations in interest rates on its outstanding Indebtedness to the extent the notional principal amount of such Interest Swap Obligation does not, at the time of the incurrence thereof, exceed the principal amount of the Indebtedness to which such Interest Swap Obligation relates;

          (5) Indebtedness under Currency Agreements; provided that in the case of Currency Agreements which relate to Indebtedness, such Currency Agreements do not increase the Indebtedness of the Company and its Restricted Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

          (6) Indebtedness under Commodity Agreements;

          (7) Indebtedness of a Restricted Subsidiary of the Company to the Company or to a Restricted Subsidiary of the Company for so long as such Indebtedness is held by the Company or a Restricted Subsidiary of the Company or the holder of a Lien permitted under this Indenture, in each case subject to no Lien held by a Person other than the Company or a Restricted Subsidiary of the Company or the holder of a Lien permitted under this Indenture; provided that if as of any date any Person other than the Company or a Restricted Subsidiary of the Company or the holder of a Lien permitted under this Indenture owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness under this clause (7) by the issuer of such Indebtedness;

          (8) Indebtedness of the Company to a Restricted Subsidiary of the Company for so long as such Indebtedness is held by a Restricted Subsidiary of the Company or the holder of a Lien permitted under this Indenture, in each case subject to no Lien other than a Lien permitted under this Indenture; provided that (a) any Indebtedness of the Company to any Restricted Subsidiary of the Company that is not a Guarantor is unsecured and subordinated, pursuant to a written agreement, to the Company's obligations under this Indenture and the Notes and (b) if as of any date any Person other than a Restricted Subsidiary of the Company or the holder of a Lien permitted under this Indenture owns or holds any such Indebtedness or any Person holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness under this clause (8) by the Company;

          (9) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of incurrence;

          (10) Indebtedness of the Company or any of its Restricted Subsidiaries in respect of performance bonds, bankers' acceptances, workers' compensation claims, surety or appeal bonds, installment payment of insurance premiums, payment obligations in connection with self-insurance or similar obligations, and bank overdrafts (and letters of credit in respect thereof) in the ordinary course of business or, with respect to appeal bonds, matters relating to litigation with respect to the Company or its Restricted Subsidiaries relating to a business of the Company or its Restricted Subsidiaries which it is permitted to be engaged in pursuant to
     Section 4.17;

          (11) Indebtedness represented by Capitalized Lease Obligations and Purchase Money Indebtedness of the Company and its Restricted Subsidiaries incurred in the ordinary course of business not to exceed $15.0 million at any one time outstanding;

          (12) Refinancing Indebtedness;

          (13) Indebtedness represented by guarantees by the Company or its Restricted Subsidiaries of Indebtedness otherwise permitted to be incurred under this Indenture;

          (14) Indebtedness of the Company or any Restricted Subsidiary consisting of guarantees, indemnities or obligations in respect of purchase price adjustments (including without limitation earnout provisions) in connection with the acquisition or disposition of assets;

          (15) Indebtedness of Foreign Subsidiaries in an aggregate amount outstanding at the time of incurrence not to exceed the sum of (a) 80% of the accounts receivable of the Foreign Subsidiaries of the Company and (b) 50% of the inventory of the Foreign Subsidiaries of the Company, in each case as shown on the most recent balance sheets of such Foreign Subsidiaries; and

          (16) additional Indebtedness of the Company and its Restricted Subsidiaries in an aggregate amount not to exceed $20.0 million at any one time outstanding (which amount may, but need not, be incurred in whole or in part under the Credit Facility).

          For purposes of determining compliance with Section 4.9 hereof, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (16) above or is entitled to be incurred pursuant to paragraph (a) of Section 4.9, the Company shall, in its sole discretion, classify (or later reclassify) such item of Indebtedness in any manner that complies with Section 4.9. Accretion or amortization of original issue discount and the payment of dividends on Disqualified Capital Stock in the form of additional shares of the same class of Disqualified Capital Stock, and, for the avoidance of doubt, the accrual or payment of interest, will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Capital Stock for purposes of Section 4.9. The maximum amount of Indebtedness that the Company or any of its Restricted Subsidiaries may incur for purposes of Section 4.9 shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies.

          "Permitted Investments" means:

          (1) (a) Investments by the Company or any Restricted Subsidiary of the Company in any Person that is or will become immediately after such Investment a Restricted Subsidiary of the Company or that will merge or consolidate into the Company or a Restricted Subsidiary of the Company and
     (b) all other Investments by the Company or any Restricted Subsidiary of the Company in such Person made subsequent to the Issue Date in accordance with Section 4.7 and existing at the time such Person so becomes a Restricted Subsidiary of the Company or so merges or consolidates into the Company or a Restricted Subsidiary of the Company, as the case may be, but only to the extent of the lesser of (i) the amount of such Investment when made and (ii) the fair market value of such Investment as determined at the time such Person so becomes a Restricted Subsidiary or so merges or consolidates into the Company or a Restricted Subsidiary of the Company;

          (2) Investments in the Company by any Restricted Subsidiary of the Company; provided that any Indebtedness evidencing such Investment and held by a Restricted Subsidiary that is not a Guarantor is unsecured and subordinated, pursuant to a written agreement, to the Company's obligations under the Notes and this Indenture;

          (3) investments in cash and Cash Equivalents;

          (4) loans and advances to employees, directors and officers of the Company and its Restricted Subsidiaries in the ordinary course of business for bona fide business purposes not in excess of $500,000 at any one time outstanding;

          (5) Commodity Agreements, Currency Agreements and Interest Swap Obligations entered into in the ordinary course of the Company's or its Restricted Subsidiaries' businesses and otherwise in compliance with this Indenture;

          (6) additional Investments not to exceed $20.0 million at any one time outstanding;

          (7) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers or in good faith settlement of delinquent obligations of such trade creditors or customers;

          (8) (i) Investments made by the Company or its Restricted Subsidiaries
     (i) as a result of non-cash consideration received in connection with an Asset Sale made in compliance with Section 4.10 hereof and (ii) Investments made by the Company or its Restricted Subsidiaries with Net Cash Proceeds received in connection with an Asset Sale of an Existing Joint Venture, provided such Asset Sale and Investments were each made in compliance with
     Section 4.10;

          (9) Investments represented by guarantees that are otherwise permitted under this Indenture;

          (10) Investments the payment for which is Qualified Capital Stock of the Company;

          (11) any Investment deemed to be an Investment solely due to a change in the corporate or organizational structure or change in jurisdiction of incorporation or organization of a Person in which the Company or any of its Restricted Subsidiaries had made an Investment prior to the Issue Date;

          (12) Investments in prepaid expenses, negotiable instruments held for collection, lease, utility, workers' compensation, performance and other similar deposits provided to third parties, in each case, in the ordinary course of business; and

          (13) Investments made with Net Loss Proceeds in accordance with the provisions of Section 4.19 hereof.

          "Permitted Liens" means the following types of Liens:

          (1) Liens for taxes, assessments or governmental charges or claims either (a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which the Company or its Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

          (2) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

          (3) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

          (4) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

          (5) minor survey exceptions, minor encumbrances, easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

          (6) any interest or title of a lessor under any Capitalized Lease Obligation; provided that such Liens do not extend to any property or assets which is not leased property subject to such Capitalized Lease Obligation;

          (7) Liens (a) on property or equipment that do not constitute Collateral and will not, in connection with the acquisition thereof, become Collateral, which Liens secure Purchase Money Indebtedness and (b) on property or equipment that constitute Collateral or, in connection with the acquisition thereof, will become Collateral, which Liens secure Purchase Money Indebtedness incurred pursuant to clause (11) of the definition of "Permitted Indebtedness," in each case incurred in the ordinary course of business; provided, however, that (i) such Purchase Money Indebtedness shall not exceed the purchase price or other cost of such property or equipment and shall not be secured by any property or equipment of the Company or any Restricted Subsidiary of the Company other than the property and equipment so acquired and the proceeds from the sale therefrom and (ii) the Lien securing such Purchase Money Indebtedness shall be created within 90 days of such acquisition;

          (8) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

          (9) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

          (10) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Company or any of its Restricted Subsidiaries, including rights of offset and set-off;

          (11) Liens securing Interest Swap Obligations which Interest Swap Obligations relate to Indebtedness that is otherwise permitted under this Indenture;

          (12) Liens securing Indebtedness under Commodity Agreements and Currency Agreements;

          (13) Liens securing Acquired Indebtedness incurred in accordance with
     Section 4.9 hereof; provided that:

               (a) such Liens secured such Acquired Indebtedness at the time of and prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company and were not granted in connection with, or in anticipation of, the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company; and

               (b) such Liens do not extend to or cover any property or assets of the Company or of any of its Restricted Subsidiaries other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Company or a Restricted Subsidiary of the Company and are no more favorable to the lienholders than those securing the Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company;

          (14) Liens on assets of a Restricted Subsidiary of the Company that is not a Guarantor to secure Indebtedness of such Restricted Subsidiary that is otherwise permitted under this Indenture;

          (15) leases, subleases, licenses and sublicenses granted to others that do not materially interfere with the ordinary course of business of the Company and its Restricted Subsidiaries;

          (16) banker's Liens, rights of setoff and similar Liens with respect to cash and Cash Equivalents on deposit in one or more bank accounts in the ordinary course of business;

          (17) Liens on licenses or sublicenses that do not materially interfere with the benefits to the Company or its Restricted Subsidiaries thereunder;

          (18) Liens arising from filing Uniform Commercial Code financing statements regarding leases;

          (19) Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of customs duties in connection with the importation of goods;

          (20) Liens securing Indebtedness permitted to be incurred pursuant to clause (16) of the definition of "Permitted Indebtedness";

          (21) Liens incurred by the Company or any of its Restricted Subsidiaries in the ordinary course of business that in the aggregate secure obligations of not more than $250,000 at any one time; and

          (22) customary provisions in joint venture or other similar agreements restricting the sale or transfer of the interest in such joint venture or other similar entity.

          Notwithstanding the foregoing, with respect to Collateral, "Permitted Liens" shall not include the Liens described in clauses (3), (6), (9), (10),
(11), (12), (14), (17), (20), (21) and (22). With respect to Collateral,
"Permitted Lien" shall be subject to the provisions of Section 13.1 hereof.

          "Person" means an individual, partnership, corporation, company (including limited liability company), unincorporated organization, trust or joint venture, or a government or agency or political subdivision thereof or any other entity.

          "PORTAL Market" means the Portal Market operated by the National Association of Securities Dealers, Inc. or any successor thereto.

          "Preferred Stock" of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

          "Prior Liens" means each of (a) the Existing Liens and (b) Permitted Liens on Collateral incurred pursuant to clause (7)(b) of the definition of "Permitted Liens."

          "Purchase Date" means, with respect to any Note to be repurchased, the date fixed for such repurchase by or pursuant to this Indenture.

          "Purchase Money Indebtedness" means Indebtedness of the Company and its Restricted Subsidiaries incurred in the normal course of business for the purpose of financing all or any part of the purchase price, or the cost of installation, construction or improvement, of property or equipment.

          "Purchase Price" means the amount payable for the repurchase of any Note on a Purchase Date, exclusive of accrued and unpaid interest and Additional Interest (if any) thereon to the Purchase Date, unless otherwise specifically provided herein.

          "QIB" means a qualified institutional buyer as defined in Rule 144A under the Securities Act.

          "Qualified Capital Stock" means any Capital Stock that is not Disqualified Capital Stock.

          "Real Property" means any interest in any real property or any portion thereof whether owned in fee or leased or otherwise.

          "Redemption Date" means, with respect to any Note to be redeemed, the date fixed for such redemption by or pursuant to this Indenture.

          "Redemption Price" means the amount payable for the redemption of any Note on a Redemption Date, exclusive of accrued and unpaid interest and Additional Interest (if any) thereon to the Redemption Date, unless otherwise specifically provided herein.

          "Refinance" means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. "Refinanced" and "Refinancing" shall have correlative meanings.

          "Refinancing Indebtedness" means any Refinancing by the Company or any Restricted Subsidiary of the Company of Indebtedness incurred in accordance with
Section 4.9 hereof (other than pursuant to clause (2), (4), (5), (6), (7), (8),
(9), (10), (11), (13), (14), (15) or (16) of the definition of "Permitted
Indebtedness"), in each case that does not:

          (1) result in an increase in the aggregate principal amount of Indebtedness of such Person as of the date of such proposed Refinancing (plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable expenses incurred by the Company in connection with such Refinancing); or

          (2) create Indebtedness with: (a) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced; or (b) a final maturity earlier than the final maturity of the Indebtedness being Refinanced;

provided that (x) if such Indebtedness being Refinanced is Indebtedness of the Company (and is not otherwise guaranteed by a Restricted Subsidiary of the Company), then such Refinancing Indebtedness shall be Indebtedness solely of the Company and (y) if such Indebtedness being Refinanced is subordinate or junior to the Notes, then such Refinancing Indebtedness shall be subordinate to the Notes at least to the same extent and in the same manner as the Indebtedness being Refinanced.

          "Registration Rights Agreement" means the registration rights agreement dated as of the Issue Date among the Company and the Initial Purchasers.

          "Regulation S" means Regulation S as promulgated under the Securities Act.

          "Release" means any releasing, spilling, emitting, emptying, leaking, pumping, pouring, injecting, depositing, disposing, dumping, discharge, dispersing, leaching, escaping, emanating or migrating of any Contaminant in, on, into or onto the environment, including without limitation, the movement of any Contaminant through or in the environment, the abandonment or discard of barrels, containers, tanks or other receptacles containing any Contaminant, other than Releases authorized or permitted under any Environmental Laws.

          "Remedial Action" means actions to (i) clean up, remove, abate or in any other way address, any Release; (ii) prevent or minimize Release or threat of Release; or (iii) perform studies and investigations and post-remedial monitoring and care.

          "Responsible Officer" shall mean, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

          "Restricted Subsidiary" of any Person means any Subsidiary of such Person which at the time of determination is not an Unrestricted Subsidiary.

          "Rule 144A" means Rule 144A promulgated under the Securities Act.

          "S&P" means Standard & Poor's Rating Services, a division of the McGraw-Hill Companies, Inc., or any successor rating agency business thereto.

          "Sale and Leaseback Transaction" means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to the Company or a Restricted Subsidiary of any property, whether owned by the Company or any Restricted Subsidiary at the Issue Date or later acquired, which has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such Property other than leases between the Company and any of its Domestic Subsidiaries which are Restricted Subsidiaries or between such Domestic Subsidiaries.

          "Securities Act" means the Securities Act of 1933, as amended, or any successor statute or statutes thereto, and any rules and regulations promulgated thereunder.

          "Security Agreement" means that certain security agreement, between the Company, the Restricted Subsidiaries from time to time party thereto, and the Collateral Agent, substantially in the form of Exhibit G hereto.

          "Security Documents" means, collectively, the Intercreditor Agreement, the Security Agreement, the Mortgages and the instruments filed and recorded in appropriate jurisdictions to preserve and protect the Lien on the Collateral (including without limitation financing statements under the Uniform Commercial Code of the relevant states), each as in effect on the Issue Date, and as amended, amended and restated, modified, renewed or replaced from time to time, and each other security or pledge agreement delivered pursuant to Section 4.10,
4.12 or 4.19 hereof or Article X hereof and all UCC or other financing statements or instruments of perfection required by this Indenture, the Security Agreement or any Mortgage.

          "Series A Notes" means the Company's 11 1/4% Senior Secured Notes due 2010.

          "Series B Notes" means notes issued by the Company hereunder substantially in the form of Exhibit B hereto containing terms identical to the Series A Notes (except (i) interest thereon shall accrue from the last date on which interest was paid on the Series A Notes or, if no such interest has been paid, from the date of original issuance, (ii) the legend or legends relating to transferability and other related matters set forth on the Series A Notes shall be removed or appropriately altered, and (iii) as otherwise set forth herein), to be offered to Holders of Series A Notes in exchange for Series B Notes pursuant to the Exchange Offer or any exchange offer specified in any registration rights agreement relating to the Additional Notes. Unless the context otherwise requires, Series B Notes as used herein shall also refer to any Private Exchange Notes (as defined in the Registration Rights Agreement) issued pursuant to the Registration Rights Agreement.

          "Significant Subsidiary", with respect to any Person, means any Restricted Subsidiary of such Person that satisfies the criteria for a "significant subsidiary" set forth in Rule 1-02(w) of Regulation S-X under the Exchange Act.

          "Subordinated Indebtedness" means Indebtedness of the Company or any Guarantor that is subordinated or junior in right of payment to the Notes or the Guarantee of such Guarantor, as the case may be, pursuant to a written agreement to that effect.

          "Subsidiary", with respect to any Person, means:

          (1) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person or one or more other Subsidiaries of such Person; or

          (2) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person;

provided, however, that, notwithstanding the foregoing, any entity for which the financial results of such entity are, in accordance with GAAP, not consolidated with the financial results of the Company shall not be deemed to be a Subsidiary for so long as such financial results are not so consolidated.

          "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. (S)(S) 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA; provided that in the event the Trust Indenture Act of 1939 is amended after such date, "TIA" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

          "Transfer Restricted Security" means a Note that is a restricted security as defined in Rule 144(a)(3) under the Securities Act.

          "Trust Monies" means all cash and Cash Equivalents deposited in the Collateral Account in accordance with this Indenture and the Security Documents.

          "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture, and thereafter means the successor serving hereunder.

          "UCC" means the Uniform Commercial Code as in effect on the date hereof in the State of New York; provided, however, that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interest in any item or portion of the Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.

          "Unrestricted Subsidiary" of any Person means:

          (1) any Subsidiary of such Person that at the time of determination shall be or continue to be designated an Unrestricted Subsidiary by the Board of Directors of such Person in the manner provided below; and

          (2) any Subsidiary of an Unrestricted Subsidiary.

          The Board of Directors may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided that:

          (1) the Company certifies to the Trustee that such designation complies with Section 4.7; and

          (2) each Subsidiary to be so designated and each of its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any of its Restricted Subsidiaries.

          For purposes of making the determination of whether any such designation of a Subsidiary as an Unrestricted Subsidiary complies with Section
4.7 hereof, the portion of the fair market value of the net assets of such Subsidiary of the Company at the time that such Subsidiary is designated as an Unrestricted Subsidiary that is represented by the interest of the Company and its Restricted Subsidiaries in such Subsidiary, in each case as determined in good faith by the Board of Directors of the Company, shall be deemed to be an Investment. Such designation will be permitted only if such Investment would be permitted at such time under Section 4.7 hereof.

          The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary only if:

          (1) immediately after giving effect to such designation, the Company is able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.9 hereof; and

          (2) immediately before and immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

          "U.S. Government Securities" means securities which are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Securities or a specific payment of interest on or principal of any such U.S. Government Securities held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Securities or the specific payment of interest on or principal of the U.S. Government Securities evidenced by such depository receipt.

          "U.S. Person" means any U.S. Person as defined in Regulation S.

          "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the sum of the total of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

          "Wholly Owned Restricted Subsidiary" of any Person means any Wholly Owned Subsidiary of such Person which at the time of determination is a Restricted Subsidiary of such Person.

          "Wholly Owned Subsidiary" of any Person means any Subsidiary of such Person of which all the outstanding voting securities (other than in the case of a foreign Subsidiary, directors' qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) are owned by such Person or any Wholly Owned Subsidiary of such Person.

SECTION 1.2. Other Definitions.

                                                                        Defined
          Term                                                        in Section
          ----                                                        ----------
          "Acceleration Notice"....................................     6.2
          "Adjusted Net Assets"....................................     11.5
          "Affiliate Transaction"..................................     4.11(a)
          "Agent Members"..........................................     2.6(b)
          "Certificated Notes".....................................     2.1
          "Change of Control Offer"................................     4.15
          "Change of Control Offer Period".........................     3.9
          "Company Notice".........................................     10.6(b)
          "Covenant Defeasance"....................................     8.3
          "Event of Default".......................................     6.1
          "Excess Loss Proceeds"...................................     4.19(c)
          "Excess Proceeds"........................................     4.10(D)
          "Existing Liens" ........................................     13.1(4)
          "Foreign Person".........................................     2.6(c)
          "Funding Guarantor"......................................     11.5
          "Global Notes"...........................................     2.1
          "Guarantee"..............................................     4.16
          "incur"..................................................     4.9
          "Independent Insurance Expert"...........................     13.7(c)
          "Institutional Accredited Investors".....................     2.1
          "Legal Defeasance".......................................     8.2
          "Loss Proceeds Offer"....................................     4.19(c)
          "Net Proceeds Offer".....................................     4.10(D)
          "Offshore Certificated Notes"............................     2.1
          "Optional Redemption"....................................     3.7
          "Paying Agent"...........................................     2.3
          "Permanent Regulation S Global Note".....................     2.1
          "Private Placement Legend"...............................     2.6(h)
          "Reference Date".........................................     4.7

                                                                        Defined
          Term                                                        in Section
          ----                                                        ----------
          "Registrar"..............................................     2.3
          "Regulation S Global Note"...............................     2.1
          "Released Collateral"....................................     10.6(b)
          "Released Trust Monies"..................................     12.4
          "Replacement Assets".....................................     4.10(b)
          "Required Filing Dates"..................................     4.3
          "Restricted Payment".....................................     4.7(a)
          "Rule 144A Global Note"..................................     2.1
          "Special Redemption".....................................     3.8
          "Subject Property".......................................     4.19(a)
          "Surviving Entity".......................................     5.1(1)
          "Temporary Regulation S Global Note".....................     2.1
          "Transferee Restricted Subsidiary".......................     10.1(b)
          "U.S. Certificated Notes"................................     2.1
          "Valuation Date".........................................     10.6

SECTION 1.3. Incorporation by Reference of Trust Indenture Act.

          Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

          The following TIA terms used in this Indenture have the following meanings:

          "indenture securities" means the Notes;

          "indenture security holder" means a Holder;

          "indenture to be qualified" means this Indenture;

          "indenture trustee" or "institutional trustee" means the Trustee;

          "obligor" on the Notes means the Company and any successor obligor upon the Notes.

          All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule under the TIA have the meanings so assigned to them.

SECTION 1.4. Rules of Construction.

          Unless the context otherwise requires:

          (a) a term has the meaning assigned to it;

          (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (c) "or" is not exclusive;

          (d) words in the singular include the plural, and in the plural include the singular; and

          (e) references to sections of or rules under the Securities Act, the Exchange Act and the TIA shall be deemed to include substitute, replacement and successor sections or rules adopted by the Commission from time to time.

SECTION 1.5. Acts of Holders.

          (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 7.1 hereof) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

          (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him or her the execution thereof. Where such execution is by an officer of a corporation or a member of a partnership, on behalf of such corporation or partnership, such certificate or affidavit shall also constitute sufficient proof of his or her authority.

          (c) The ownership of Notes shall be proved by the register maintained by the Registrar.

          (d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

                                  ARTICLE II.

                                    THE NOTES

SECTION 2.1. Form and Dating.

          The Series A Notes and the Trustee's certificate of authentication relating thereto shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by applicable law, stock exchange rule or usage in addition to those set forth in Exhibit A hereto. The Series B Notes shall be substantially in the form of Exhibit B hereto. Each Note shall be dated the date of its authentication. The notation on each Note relating to any Guarantees shall be substantially in the form set forth on Exhibit C hereto. The Notes shall be in denominations of $1,000 and integral multiples thereof.

          The terms and provisions contained in the Notes and any Guarantees shall constitute, and are hereby expressly made, a part of this Indenture and the Company, the Guarantors, if any, and the Trustee, by their execution and delivery of this Indenture or a supplemental indenture thereto, expressly agree to such terms and provisions and to be bound thereby.

          Notes offered and sold in reliance on Rule 144A shall be issued initially in the form of a single permanent global Note in registered form, substantially in the form of Exhibit A hereto (the "Rule 144A Global Note"), deposited with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided and shall bear the legend set forth in Section 2.6(h) hereof. The aggregate principal amount of the Rule 144A Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

          Notes offered and sold in offshore transactions in reliance on Regulation S shall be issued initially in the form of a single temporary global
Note in registered form, substantially in the form of Exhibit A hereto (the "Temporary Regulation S Global Note"), deposited with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided and shall bear the legend set forth in Section 2.6(h) hereof. At any time following 40 days after the later of the commencement of the offering of the Notes and the Issue Date, upon receipt by the Trustee and the Company of a duly executed certificate substantially in the form of Exhibit D(1) hereto, a single permanent Global Note in registered form substantially in the form of Exhibit A hereto (the "Permanent Regulation S Global Note," and together with the Temporary Regulation S Global Note, the "Regulation S Global Note") duly executed by the Company and authenticated by the Trustee as hereinafter provided shall be deposited with the Trustee, as custodian for the Depositary, and the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the Regulation S Global Note in an amount equal to the principal amount of the beneficial interest in the Regulation S Global Note transferred.

          Notes issued pursuant to Section 2.6 hereof to institutional accredited investors (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) ("Institutional Accredited Investors") shall be issued in the form of permanent U.S. Certificated Notes in registered form in substantially the form set forth in Exhibit A (the "U.S. Certificated Notes"). Notes issued pursuant to Section 2.6 hereof in exchange for interests in the Rule 144A Global Note or the Regulation S Global Note shall be in the form of permanent Certificated Notes in registered form substantially in the form set forth in Exhibit A (the "Offshore Certificated Notes").

          The Offshore Certificated Notes and U.S. Certificated Notes are sometimes collectively herein referred to as the "Certificated Notes." The Rule 144A Global Note and the Regulation S Global Note are sometimes referred to herein as the "Global Notes."

SECTION 2.2. Execution and Authentication.

          Two Officers of the Company shall sign the Notes for the Company by manual or facsimile signature.

          If an Officer whose signature is on a Note was an Officer at the time of such execution but no longer holds that office or position at the time a Note is authenticated, the Note shall nevertheless be valid. Each Guarantor, if any, shall execute a Guarantee in the manner set forth in Section 11.7.

          A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

          The Trustee, upon a written order of the Company signed by two Officers of the Company, together with the other documents required by Sections
15.4 and 15.5 hereof, shall authenticate (i) Series A Notes for original issue on the Issue Date in the aggregate principal amount not to exceed $165.0 million, (ii) subject to Section 4.9, Additional Notes, (iii) Certificated Notes and Global Notes issued pursuant to Section 2.6 hereof, (iv) replacement Notes issued pursuant to Section 2.7 hereof, (v) temporary Notes issued pursuant to
Section 2.10 hereof, and (vi) new Notes issued pursuant to Section 3.9 or 3.10 hereof. The Trustee, upon written order of the Company signed by two Officers of the Company together with the other documents required by Sections 15.4 and 15.5 hereof, shall authenticate Series B Notes; provided that such Series B Notes shall be issuable only upon the valid surrender for cancellation of Series A Notes of a like aggregate principal amount in accordance with the Exchange Offer or an exchange offer specified in any registration rights agreement relating to the Additional Notes. Such written order of the Company shall specify the amount of Notes to be authenticated and the date on which the original issue of Notes is to be authenticated. Any Additional Notes shall be part of the same issue as the Notes being issued on the Issue Date and will vote on all matters as one class with the Notes being issued on the Issue Date, including, without limitation, waivers, amendments, redemptions, Change of Control Offers, Loss Proceeds Offers and Net Proceeds Offers. For the purposes of this Indenture, except for Section 4.9, references to the Notes include Additional Notes, if any.

          The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. Unless otherwise provided in the appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or with any Affiliate of the Company.

SECTION 2.3. Registrar and Paying Agent.

          The Company shall maintain an office or agency where Notes may be presented or surrendered for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent"). The Notes may be presented for registration of transfer and exchange at the offices of the Registrar. The Company will pay principal (and premium, if any) on the Notes at the Corporate Trust Office of the Trustee in New York, New York. At the option of the Company, payment of interest and Additional Interest may be paid at the Trustee's Corporate Trust Office or by check mailed to the Holders at their addresses set forth in the register of Holders, provided that payment by wire transfer of immediately available funds will be required with respect to principal, Redemption Price and Purchase Price of, and interest and Additional Interest (if any) on, all Global Notes. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Paying Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar. The Depositary shall, by acceptance of a Global Note, agree that transfers of beneficial interests in such Global

Note may be effected only through a book-entry system maintained by the Depositary (or its agent), and that ownership of a beneficial interest in the Note shall be required to be reflected in a book entry.

          The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Note Custodian with respect to the Global Notes, until such time as the Trustee has resigned or a successor has been appointed.

SECTION 2.4. Paying Agents To Hold Money in Trust.

          The Company shall require each Paying Agent other than the Trustee to agree in writing that such Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by such Paying Agent for the payment of principal, premium, if any, interest and Additional Interest, if any, on the Notes, and shall notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any money disbursed. Upon payment over to the Trustee, the Paying Agent (if other than the Company) shall have no further liability for the money. If the Company acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

SECTION 2.5. Holder Lists.

          The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA (S) 312(a). If the Trustee is not the Registrar, the Company shall furnish or cause the Registrar to furnish to the Trustee at least fifteen (15) days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes, and the Company shall otherwise comply with TIA (S) 312(a).

SECTION 2.6. Transfer and Exchange.

          (a) Transfer and Exchange Generally; Book-Entry Provisions. Upon surrender for registration of transfer of any Note to the Registrar, and satisfaction of the requirements for such transfer set forth in this Section 2.6, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture.

          Notes may be exchanged for other Notes of any authorized denominations and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at any such office or agency maintained by the Company pursuant to
Section 4.2 hereof. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes which the Holder making the exchange is entitled to receive bearing registration numbers not contemporaneously outstanding.

          All Notes presented or surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and the Registrar, and the Notes shall be duly executed by the Holder thereof or his attorney duly authorized in writing. Except as otherwise provided in this Indenture, and in addition to the requirements set forth in the legend referred to in Section 2.6(h)(i) hereof, in connection with any transfer of Transfer Restricted Securities any request for transfer shall be accompanied by a certification to the Trustee relating to the manner of such transfer substantially in the form of Exhibit D(2) hereto.

          (b) Book-Entry Provisions for the Global Notes. The Rule 144A Global Note and Regulation S Global Note initially shall (i) be registered in the name of the Depositary or the nominee of such Depositary, (ii) be delivered to the Trustee as custodian for the Depositary and (iii) bear legends as set forth in
Section 2.6(h) hereof.

          Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Rule 144A Global Note or Regulation S Global Note, as the case may be, held on their behalf by the Depositary, or the Trustee as its custodian, or under the Rule 144A Global Note or Regulation S Global Note, as the case may be, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Rule 144A Global Note or Regulation S Global Note, as the case may be, for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

          Transfers of the Rule 144A Global Note and the Regulation S Global Note shall be limited to transfers of such Rule 144A Global Note or Regulation S Global Note in whole, but not in part, to the Depositary, its successors or their respective nominees. Beneficial interests in the Rule 144A Global Note and the Regulation S Global Note may be transferred in accordance with the applicable rules and procedures of the Depositary and the provisions of this
Section 2.6. The registration of transfer and exchange of beneficial interests in the Global Note, which does not involve the issuance of a Certificated Note, shall be effected through the Depositary, in accordance with this Indenture (including the restrictions on transfer set forth herein) and the procedures of the Depositary therefor. The Trustee shall have no responsibility or liability for any act or omission of the Depositary.

          At any time at the request of the beneficial holder of an interest in the Rule 144A Global Note or Permanent Regulation S Global Note to obtain a Certificated Note, such beneficial holder shall be entitled to obtain a Certificated Note upon written request to the Trustee and the Note Custodian in accordance with the standing instructions and procedures existing between the Note Custodian and Depositary for the issuance thereof. Upon receipt of any such request, the Trustee, or the Note Custodian at the direction of the Trustee, will cause, in accordance with the standing instructions and procedures existing between the Depositary and the Note Custodian, the aggregate principal amount of the Rule 144A Global Note or Permanent Regulation S Global Note, as appropriate, to be reduced by the principal amount of the Certificated Note issued upon such request to such beneficial holder and, following such reduction, the Company will execute and the Trustee will authenticate and deliver to such beneficial holder (or its nominee) a Certificated Note or Certificated Notes in the appropriate aggregate principal amount in the name of such beneficial holder (or its nominee) and bearing such restrictive legends as may be required by this Indenture.

          (c) Transfers to Non-QIB Institutional Accredited Investors. The following provisions shall apply with respect to the registration of any proposed transfer of a Transfer Restricted Security to any Institutional Accredited Investor that is not a QIB (other than any Person that is not a U.S. Person, as defined under Regulation S, a "Foreign Person"):

          (i) the Registrar shall register the transfer of any Note, whether or not such Note bears the Private Placement Legend, if (x) (A) the requested transfer is at least two years after the Issue Date of the Notes and (B) the proposed transferee has certified to the Registrar that the requested transfer is at least two years after the last date on which such Note was held by an Affiliate of the Company, or (y) the proposed transferee has delivered to the Registrar (A) a certificate substantially in the form of Exhibit E hereto and (B) such certifications, legal opinions and other information as the Trustee and the Company may reasonably request to confirm that such transaction is in compliance with the Securities Act; and

          (ii) if the proposed transferor is an Agent Member holding a beneficial interest in the Global Note, upon receipt by the Registrar of
     (x) the documents, if any, required by clause (i) and (y) instructions given in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Certificated Notes of like tenor and amount.

          (d) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a Transfer Restricted Security to a QIB (other than Foreign Persons):

          (i) if the Note to be transferred consists of Certificated Notes or an interest in the Regulation S Global Note, the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on a certificate substantially in the form of Exhibit D(2) stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who is a QIB within the meaning of Rule 144A and is aware that the sale to it is being made in reliance on Rule 144A; and

          (ii) if the proposed transferee is an Agent Member, and the Note to be transferred consists of Certificated Notes or an interest in the Regulation S Global Note, upon receipt by the Registrar of the documents referred to in clause (i) and instructions given in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Rule 144A Global Note in an amount equal to the principal amount of the Certificated Notes or the interest in the Regulation S Global Note, as the case may be, to be transferred, and the Trustee shall cancel the Certificated Notes or decrease the amount of the Regulation S Global Note so transferred.

          (e) Transfers of Interests in the Temporary Regulation S Global Note. The following provisions shall apply with respect to the registration of any proposed transfer of interests in the Temporary Regulation S Global Note:

          (i) the Registrar shall register the transfer of an interest in the Temporary Regulation S Global Note if (x) the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit F stating, among other things, that the proposed transferee is a Foreign Person or (y) the proposed transferee is a QIB and the proposed transferor has checked the box provided for on a certificate substantially in the form of Exhibit D(2) stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A; and

          (ii) if the proposed transferee is an Agent Member, upon receipt by the Registrar of the documents referred to in clause (i)(y) above and instructions given in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Rule 144A Global Note in an amount equal to the principal amount of the Temporary Regulation S Global Note to be transferred, and the Trustee, as Note Custodian, shall decrease the amount of the Temporary Regulation S Global Note.

          (f) Transfers to Foreign Persons. The following provisions shall apply with respect to any transfer of a Transfer Restricted Security to a Foreign
Person:

          (i) the Registrar shall register any proposed transfer of a Note to a Foreign Person upon receipt of a certificate substantially in the form of Exhibit F hereto from the proposed transferor and such certifications, legal opinions and other information as the Trustee or the Company may reasonably request; and

          (ii) (a) if the proposed transferor is an Agent Member holding a beneficial interest in the Rule 144A Global Note or the Note to be transferred consists of Certificated Notes, upon receipt by the Registrar of (x) the documents, if any, required by paragraph (i) and (y) instructions in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the Rule 144A Global Note in an amount equal to the principal amount of the beneficial interest in the Rule 144A Global Note or cancel the Certificated Notes, as the case may be, to be transferred, and (b) if the proposed transferee is an Agent Member, upon receipt by the Registrar of instructions given in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Regulation S Global Note in an amount equal to the principal amount of the Certificated Notes to be transferred, and the Trustee shall decrease the amount of the Rule 144A Global Note.

          (g) The Depositary. The Depositary shall be a clearing agency registered under the Exchange Act. The Company initially appoints The Depository Trust Company to act as Depositary with respect to the Global Notes. Initially, the Rule 144A Global Note and the Regulation S Global Note shall be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Note Custodian for Cede & Co.

          Notes in certificated form issued in exchange for all or a part of a Global Note pursuant to this Section 2.6 shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. Upon execution and authentication, the Trustee shall deliver such certificated Notes in certificated form to the persons in whose names such Notes in Certificated form are so registered.

          Certificated Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in the Rule 144A Global Note or the Permanent Regulation S Global Note, as the case may be, if at any time:

          (i) the Depositary for the Notes notifies the Company that the Depositary is unwilling or unable to continue as Depositary for the Rule 144A Global Note or the Permanent Regulation S Global Note, as the case may be, and a successor Depositary is not appointed by the Company within 90 days after delivery of such notice; or

          (ii) the Company, at its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Certificated Notes under this Indenture,

and the Company shall execute, and the Trustee shall, upon receipt of an authentication order in accordance with Section 2.2 hereof, authenticate and deliver Certificated Notes in an aggregate principal amount equal to the principal amount of the Rule 144A Global Note or the Permanent Regulation S Global Note, as the case may be, in exchange for such Global Notes.

          (h) Legends. (i) Except as permitted by the following paragraphs (ii) and (iii), each Note certificate evidencing Global Notes and Certificated Notes (and all Notes issued in exchange therefor or substitution thereof) shall (x) be subject to the restrictions on transfer set forth in this Section 2.6 (including those set forth in the legend below) unless such restrictions on transfer shall be waived by written consent of the Company, and the Holder of each Transfer Restricted Security, by such Holder's acceptance thereof, agrees to be bound by all such restrictions on transfer and (y) bear the legend set forth below (the "Private Placement Legend"):

     THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER
     (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (C) IT IS AN ACCREDITED INVESTOR (AS DEFINED IN RULE 501(a)(1), (2), (3), OR (7) UNDER THE SECURITIES ACT) (AN "ACCREDITED INVESTOR"), (2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS NOTE RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO OMNOVA SOLUTIONS INC. OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE FOR THIS NOTE), (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS NOTE, IF THE PROPOSED TRANSFEREE IS AN ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND OMNOVA SOLUTIONS INC. SUCH CERTIFICATIONS, LE-

     GAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

          (ii) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Note) pursuant to Rule 144 under the Securities Act or pursuant to an effective registration statement under the Securities Act:

          (a) in the case of any Transfer Restricted Security that is a Certificated Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Certificated Note that does not bear the legend set forth in (i) above and rescind any restriction on the transfer of such Transfer Restricted Security; and

          (b) in the case of any Transfer Restricted Security represented by a Global Note, such Transfer Restricted Security shall not be required to bear the legend set forth in (i) above, but shall continue to be subject to the provisions of Section 2.6(b) hereof; provided, however, that with respect to any request for an exchange of a Transfer Restricted Security that is represented by a Global Note for a Certificated Note that does not bear the legend set forth in (i) above, which request is made in reliance upon Rule 144, the Holder thereof shall certify in writing to the Registrar that such request is being made pursuant to Rule 144 (such certifications to be substantially in the form of Exhibit D(2) hereto).

          (iii) Notwithstanding the foregoing, upon consummation of the Exchange Offer, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.2 hereof, the Trustee shall authenticate Series B Notes in exchange for Series A Notes accepted for exchange in the Exchange Offer, which Series B Notes shall not bear the legend set forth in (i) above, and the Registrar shall rescind any restriction on the transfer of such Series A Notes, in each case unless the Company has notified the Registrar in writing that the Holder of such Series A Notes is either (A) a broker-dealer, (B) a Person participating in the distribution of the Series A Notes or (C) a Person who is an affiliate (as defined in Rule 144A) of the Company.

          (iv) Each Global Note, whether or not a Transfer Restricted Security, shall also bear the following legend on the face thereof:

     THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          (v) Any Global Note may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Indenture as may be required by the Note Custodian, the Depositary or by the National Association of Securities Dealers, Inc. in order for the Notes to be tradable on the PORTAL Market or tradable on Euroclear or Clearstream or as may be required for the Notes to be tradable on any other market developed for trading of securities pursuant to Rule 144A or Regulation S under the Securities Act or required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange or automated quotation system upon which the Notes may be listed or traded or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Notes are subject.

          (i) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in Global Notes have been exchanged for Certificated Notes, redeemed, repurchased or canceled, all Global Notes shall be returned to the Company, if so requested in writing by the Company, or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Certificated Notes, redeemed, repurchased or canceled, the principal amount of Notes represented by such Global Notes shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or the Note Custodian, at the direction of the Trustee, to reflect such reduction. In the event of any transfer of any beneficial interest between the Rule 144A Global Note and the Regulation S Global Note in accordance with the standing procedures and instructions between the Depositary and the Note Custodian and the transfer restrictions set forth herein, the aggregate principal amount of each of the Rule 144A Global Note and the Regulation S Global Note shall be appropriately increased or decreased, as the case may be, and an endorsement shall be made on each of the Rule 144A Global Note and the Regulation S Global Note by the Trustee or the Note Custodian, at the direction of the Trustee, to reflect such reduction or increase.

          (j) General Provisions Relating to Transfers and Exchanges.

          (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Certificated Notes and Global Notes at the Registrar's request.

          (ii) No service charge shall be made to a Holder for any registration of transfer, fee or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 3.6 and 9.5 hereof).

          (iii) The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

          (iv) All Certificated Notes and Global Notes issued upon any registration of transfer or exchange of Certificated Notes or Global Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Certificated Notes or Global Notes surrendered upon such registration of transfer or exchange.

          (v) The Company shall not be required:

          (a) to issue, to register the transfer of or to exchange Notes during a period beginning at the opening of business 15 days before the day of any selection of a Note for redemption under Section 3.2 hereof and ending at the close of business on the day of selection; or

          (b) to register the transfer or exchange of any Note during a Change of Control Offer, Net Proceeds Offer or Loss Proceeds Offer if such Note is tendered pursuant to such Change of Control Offer, Net Proceeds Offer or Loss Proceeds Offer, as the case may be, and not withdrawn; or

          (c) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

          (d) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

          (vi) Prior to due presentment of the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of all payments with respect to such Notes, and neither the Trustee, any Agent nor the Company shall be affected by notice to the contrary.

          (vii) The Trustee shall authenticate Certificated Notes and Global Notes in accordance with the provisions of Section 2.2 hereof.

SECTION 2.7. Replacement Notes.

          If any mutilated Note is surrendered to the Registrar or the Trustee or if a Holder of a Note claims that any Note has been destroyed, lost or stolen and each of the Trustee and the Company receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon receipt of an authentication order in accordance with Section 2.2 hereof, shall authenticate a replacement Note if the Trustee's and the Company's requirements are met. An indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Trustee and the Company each may charge such Holder for their expenses in replacing such Note.

          Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

SECTION 2.8. Outstanding Notes.

          The Notes outstanding at any time are all the Notes that have been authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the inter-est in a Global Note effected by the Trustee or the Note Custodian in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.9 hereof, a Note does not cease to be outstanding because the Company or any of its Affiliates holds the Note.

          If a Note is replaced pursuant to Section 2.7 hereof, it shall cease to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser for value in whose hands such
Note is a legal, valid and binding obligation of the Company.

          If the principal amount of any Note is considered paid under Section
4.1 hereof, it ceases to be outstanding and interest on it ceases to accrue.

          If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

SECTION 2.9. Treasury Notes.

          In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, by Guarantor or by any Affiliate thereof shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver of consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded. The Company agrees to notify the Trustee of the existence of any such treasury Notes or Notes owned by the Company, any Guarantor or an Affiliate thereof.

SECTION 2.10. Temporary Notes.

          Until Certificated Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an authentication order in accordance with Section 2.2 hereof, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of Certificated Notes, but may have such variations as the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Certificated Notes in exchange for temporary Notes.

          Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

SECTION 2.11. Cancellation.

          The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or Paying Agent, and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of all canceled Notes in accordance with the Trustee's usual procedures. The Trustee shall maintain a record of all canceled Notes. All canceled Notes shall be delivered to the Company if the Company so requests in writing. Subject to Section 2.7 hereof, the Company may not issue new Notes to replace Notes that have been paid or that have been delivered to the Trustee for cancellation.

SECTION 2.12. Defaulted Interest.

          If the Company defaults in a payment of interest on the Notes, the Company shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.1 hereof. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

SECTION 2.13. Persons Deemed Owners.

          Prior to due presentment of a Note for registration of transfer and subject to Section 2.12 hereof, the Company, the Trustee, any Paying Agent and any Registrar may deem and treat the person in whose name any Note shall be registered upon the register of Notes kept by the Registrar as the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of the ownership or other writing thereon made by anyone other than the Company, any co-registrar or any Registrar) for the purpose of receiving all payments with respect to such Note and for all other purposes, and none of the Company, the Trustee, any Paying Agent, any co-registrar or any Registrar shall be affected by any notice to the contrary.

SECTION 2.14. CUSIP Numbers.

          The Company in issuing the Notes may use a "CUSIP" number, and if so, the Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes and any such redemption or exchange shall not be affected by any defect on or omission of such CUSIP numbers. The Company shall promptly notify the Trustee of any change to the CUSIP numbers.

                                  ARTICLE III.

                            REDEMPTION AND REPURCHASE

SECTION 3.1. Notices to Trustee.

          If the Company elects to redeem Notes pursuant to the provisions of
Section 3.7 or 3.8 hereof, it shall furnish to the Trustee, at least 30 days but not more than 60 days before the Redemption Date (unless a shorter notice period shall be satisfactory to the Trustee), a written notice setting forth the Section of this Indenture pursuant to which the redemption shall occur, the Redemption Date, the principal amount of Notes to be redeemed and the Redemption Price. Any such notice (a) may be revoked and cancelled by the Company (by delivery of a written notice to the Trustee stating that such original notice shall be revoked and cancelled) at any time prior to the time that notices are mailed pursuant to Section 3.3 hereof and (b) if so revoked and cancelled, shall be void and of no effect.

          If the Company is required to offer to repurchase Notes pursuant to the provisions of Section 4.10, 4.15 or 4.19 hereof, it shall notify the Trustee in writing, at least 30 days but not more than 45 days before the Purchase Date, of the Section of this Indenture pursuant to which the offer to repurchase shall occur, the Purchase Date, the principal amount of Notes the Company is required to offer to repurchase and the Purchase Price and shall furnish to the Trustee an Officers' Certificate to the effect that (a) the Company is required to make or has made a Net Proceeds Offer or a Change of Control Offer or a Loss Proceeds Offer, as the case may be, and (b) the conditions set forth in Section 4.10,
4.15 or 4.19 hereof, as the case may be, have been satisfied.

          If the Registrar is not the Trustee, the Company shall, concurrently with each notice of redemption or offer to repurchase, cause the Registrar to deliver to the Trustee a certificate (upon which the Trustee may rely) setting forth the principal amount of Notes held by each Holder.

SECTION 3.2. Selection of Notes.

          Except as set forth below, if less than all of the Notes are to be redeemed, the Trustee shall select the Notes or portions thereof to be redeemed either (a) in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or (b) on a pro rata basis, by lot or by such method as the Trustee in its sole discretion shall deem fair and appropriate. In the event of partial redemption by lot, the particular Notes or portions thereof to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the Redemption Date by the Trustee from the outstanding Notes not previously called for redemption. If less than all of the Notes tendered are to be repurchased pursuant to the provisions of Section 3.8 hereof, the Trustee shall select the Notes only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to DTC procedures).

          If less than all of the Notes tendered are to be repurchased pursuant to the provisions of Section 4.10, 4.15 or 4.19 hereof, the Trustee shall select the Notes or portions thereof to be repurchased in compliance with Section 4.10,
4.15 or 4.19, respectively. In the event of partial repurchase by lot, the particular Notes or portions thereof to be repurchased shall be selected at the close of business of the last Business Day prior to the Purchase Date.

          The Trustee shall promptly notify the Company in writing of the Notes or portions thereof selected for redemption or repurchase. Notes and portions thereof selected shall be in amounts of $1,000 or integral multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. No Notes of a principal amount of $1,000 or less shall be redeemed in part.

SECTION 3.3. Notice of Optional or Special Redemption.

          In the event Notes are to be redeemed pursuant to Section 3.7 or 3.8 hereof, at least 30 days but not more than 60 days before the Redemption Date, the Company shall mail, or cause to be mailed, a notice of redemption to each Holder whose Notes are to be redeemed, at such Holder's last address as the same appears in the register of Holders in whole or in part, with a copy to the Trustee.

          The notice shall identify the Notes or portions thereof to be redeemed (including the CUSIP number, if any) and shall state:

          (a) the Redemption Date;

          (b) the Redemption Price;

          (c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued;

          (d) the name and address of the Paying Agent;

          (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price, Additional Interest, if any, and, unless the Redemption Date is after a record date and or before the succeeding interest payment date, accrued interest thereon to the Redemption Date;

          (f) that, unless the Company defaults in making the redemption payment, interest and any Additional Interest on Notes called for redemption will cease to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Notes is to receive payment of the Redemption Price, any Additional Interest and, unless the Redemption Date is after a record date and on or before the succeeding interest payment date, accrued interest thereon to the Redemption Date upon surrender to the Paying Agent of the Notes redeemed;

          (g) if fewer than all the Notes are to be redeemed, the identification of the particular Notes (or portions thereof) to be redeemed, as well as the aggregate principal amount of the Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption;

          (h) the paragraph of the Notes pursuant to which the Notes called for redemption are being redeemed; and

          (i) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes and that reliance may be placed only on the other identification numbers printed on the Notes.

          At the Company's written request, the Trustee shall give the notice of redemption in the Company's name and at its expense; provided that the Company shall deliver to the Trustee, at least 45 days prior to the Redemption Date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

SECTION 3.4. Effect of Notice of Redemption.

          Once notice of redemption is mailed, Notes or portions thereof called for redemption become due and payable on the Redemption Date at the Redemption Price. Upon surrender to any Paying Agent, such Notes or portions thereof shall be paid at the Redemption Price, plus Additional Interest, if any, and accrued interest to the Redemption Date; provided, however, that installments of interest which are due and payable on or prior to the Redemption Date shall be payable to the Holders of such Notes, registered as such, at the close of business on the relevant record date for the payment of such installment of interest. Such notice, if mailed in the manner provided by Section 3.3 hereof, shall be conclusively presumed to have been given whether or not the Holder receives such notice.

SECTION 3.5. Deposit of Redemption Price.

          On or before 10:00 a.m. Eastern Time on each Redemption Date, the Company shall irrevocably deposit with the Trustee or with the Paying Agent money sufficient to pay the aggregate amount due on all Notes to be redeemed on that date, including without limitation any accrued and unpaid interest and Additional Interest, if any, to the Redemption Date. Upon written request by the Company, the Trustee or the Paying Agent shall promptly return to the Company any money not required for that purpose.

          Unless the Company defaults in making such payment, interest and any Additional Interest on the Notes to be redeemed will cease to accrue on the applicable Redemption Date, whether or not such Notes are presented for payment. If any Note called for redemption shall not be so paid upon surrender because of the failure of the Company to comply with the preceding paragraph, interest will be paid on the unpaid principal, from the applicable Redemption Date until such principal is paid, and on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.1 hereof.

SECTION 3.6. Notes Redeemed in Part.

          Upon surrender of a Note that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to portion of the Note surrendered that is not to be redeemed.

SECTION 3.7. Optional Redemption.

          The Company may redeem the Notes, at its option, in whole or in part, at any time on or after June 1, 2007 at the Redemption Prices set forth in the Notes (an "Optional Redemption"). Any redemption pursuant to this Section 3.7 shall be made pursuant to the provisions of Sections 3.1 through 3.6 hereof.

SECTION 3.8. Special Redemption.

          In the event the Company completes one or more Equity Offerings on or before June 1, 2006, the Company may, at its option, use the net cash proceeds from any such Equity Offering to redeem up to 35% of the principal amount of the Notes issued under this Indenture (a "Special Redemption") at a Redemption Price of 111.250% of the principal amount thereof, together with accrued and unpaid interest and Additional Interest, if any, to the date of redemption, provided that (a) at least 65% of the principal amount of the Notes issued under this Indenture will remain outstanding immediately after each such Special Redemption and (b) such Special Redemption shall occur not more than 90 days after the date of the consummation of the applicable Equity Offering. Any redemption pursuant to this Section 3.8 shall be made pursuant to the provisions of Sections 3.1 through 3.6 hereof.

SECTION 3.9. Repurchase upon Change of Control Offer.

          In the event that, pursuant to Section 4.15 hereof, the Company shall be required to commence a Change of Control Offer, it shall follow the procedures specified below.

          The Change of Control Offer shall remain open for a period from the date of the mailing of the notice of the Change of Control Offer described in the next paragraph until a date determined by the Company that is at least 30 but no more than 45 days from the date of mailing of such notice and no longer, except to the extent that a longer period is required by applicable law (the "Change of Control Offer Period"). On the Purchase Date, which shall be no later than the last day of the Change of Control Offer Period, the Company shall purchase the principal amount of Notes properly tendered and not validly withdrawn in response to the Change of Control Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

          Within 30 days following any Change of Control, the Company shall send, by first class mail, a notice to each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Change of Control Offer. The Change of Control Offer shall be made to all Holders. The notice, which shall govern the terms of the Change of Control Offer, shall state:

          (a) the transaction or transactions that constitute the Change of Control, providing information, to the extent publicly available, regarding the Person or Persons acquiring control, and stating that the Change of Control Offer is being made pursuant to this Section 3.9 and Section 4.15 hereof and that, to the extent lawful, all Notes tendered will be accepted for payment;

          (b) the Purchase Price, the last day of the Change of Control Offer Period, and the Purchase Date;

          (c) that any Note not properly tendered or otherwise not accepted for repurchase will continue to accrue interest and Additional Interest, if any;

          (d) that, unless the Company defaults in the payment of the amount due on the Purchase Date, all Notes or portions thereof accepted for repurchase pursuant to the Change of Control Offer shall cease to accrue interest and Additional Interest, if any, after the Purchase Date;

          (e) that Holders electing to have any Notes purchased pursuant to the Change of Control Offer will be required to tender the Notes, with the form entitled "Option of Holder To Elect Purchase" on the reverse of the Notes completed, or transfer by book-entry transfer to the Company, a Depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice not later than the third Business Day preceding the Purchase Date;

          (f) that Holders will be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Change of Control Offer Period, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for repurchase, and a statement that such Holder is withdrawing his election to have the Notes redeemed in whole or in part; and

          (g) that Holders whose Notes are being repurchased only in part will be issued new Notes equal in principal amount to the portion of the Notes tendered (or transferred by book-entry transfer) that is not to be repurchased, which portion must be equal to $1,000 in principal amount or an integral multiple thereof.

          On or before the Purchase Date, the Company shall, to the extent lawful, (i) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer and not validly withdrawn, (ii) deposit with the Paying Agent an amount equal to the Purchase Price, together with accrued and unpaid interest and Additional Interest, if any, thereon to the Purchase Date in respect of all Notes or portions thereof so tendered and not validly withdrawn and accepted for repurchase and (iii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers'
Cer-
tificate stating the aggregate principal amount of Notes or portions thereof being repurchased by the Company. The Paying Agent shall promptly (but in any case not later than five days after the Purchase Date) mail to each Holder of Notes so repurchased the amount due in connection with such Notes, and the Company shall promptly issue a new Note, and the Trustee, upon written request from the Company shall authenticate in accordance with the provisions of Section
2.2 hereof and mail or deliver (or cause to transfer by book entry) to each relevant Holder a new Note, in a principal amount equal to any unpurchased portion of the Notes surrendered to the Holder thereof; provided that each such new Note shall be in a principal amount of $l,000 or and integral multiple thereof. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Purchase Date.

          If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest and Additional Interest, if any, in each case to the Purchase Date, shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders pursuant to the Change of Control Offer.

SECTION 3.10. Repurchase upon Application of Net Cash Proceeds or Net Loss
              Proceeds.

          In the event that, pursuant to Section 4.10 or 4.19 hereof, the Company shall be required to commence a Net Proceeds Offer or Loss Proceeds Offer, it shall follow the procedures specified below.

          The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Net Proceeds Offer or Loss Proceeds Offer, as the case may be. The Net Proceeds Offer or Loss Proceeds Offer, as the case may be, shall be made to all Holders. Each Net Proceeds Offer or Loss Proceeds Offer, as the case may be, shall be mailed to the record Holders as shown on the register of Holders within 25 days following the date the Company becomes obligated to make such Net Proceeds Offer, as applicable, with a copy to the Trustee, and shall comply with the procedures set forth in this Indenture. Upon receiving notice of the Net Proceeds Offer or Loss Proceeds Offer, as the case may be, Holders may elect to tender their Notes in whole or in part in integral multiples of $1,000 in exchange for cash. A Net Proceeds Offer or Loss Proceeds Offer, as applicable, shall remain open for a period of 20 Business Days or such longer period as may be required by law. The notice, which shall govern the terms of the Net Proceeds Offer or Loss Proceeds Offer, as applicable, shall state:

          (a) that the Net Proceeds Offer or Loss Proceeds Offer is being made pursuant to this Section 3.10 and either Section 4.10 or 4.19 hereof, as applicable;

          (b) the amount of the Net Proceeds Offer or Loss Proceeds Offer, the applicable Purchase Price and the Purchase Date (which Purchase Date shall be not less than 30 nor more than 45 days following the 366th day after the Asset Sale or Event of Loss, as the case may be, giving rise to such Net Proceeds Offer or Net Loss Offer, as applicable, except to the extent that a longer period is required by applicable law);

          (c) that any Note not properly tendered or otherwise not accepted for repurchase shall continue to accrue interest and Additional Interest, if any;

          (d) that, unless the Company defaults in the payment of the amount due on the Purchase Date, all Notes or portions thereof accepted for repurchase pursuant to the Net Proceeds Offer or Loss Proceeds Offer shall cease to accrue interest and Additional Interest, if any, after the Purchase Date;

          (e) that Holders electing to have any Notes repurchased pursuant to any Net Proceeds Offer or Loss Proceeds Offer shall be required to tender the Notes, with the form entitled "Option of Holder To Elect Purchase" on the reverse of the Notes completed, or transfer by book-entry transfer, to the Company, a Depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Purchase Date;

          (f) that Holders will be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the Purchase Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes delivered for repurchase and a statement that such Holder is withdrawing his election to have such Notes repurchased in whole or in part;

          (g) that, to the extent Holders properly tender Notes in an amount exceeding the amount of the Net Proceeds Offer or Loss Proceeds Offer, Notes of tendering Holders will be purchased on a pro rata basis (based on the amount of Notes tendered); and

          (h) that Holders whose Notes are being repurchased only in part will be issued new Notes equal in principal amount to the portion of the Notes tendered (or transferred by book-entry transfer) that is not to be repurchased, which portion must be equal to $1,000 in principal amount or an integral multiple thereof.

          On or before the Purchase Date, the Company shall, to the extent lawful, (i) accept for payment, on a pro rata basis in accordance with this Indenture to the extent necessary, the amount of the Net Proceeds Offer or Loss Proceeds Offer of Notes or portions thereof properly tendered and not validly withdrawn pursuant to the Net Proceeds Offer or Loss Proceeds Offer, or if less than that amount has been tendered, all Notes properly tendered, (ii) deposit with the Paying Agent an amount equal to the Purchase Price, plus accrued and unpaid interest and Additional Interest, if any, thereon to the Purchase Date in respect of all Notes or portions thereof so tendered and accepted for repurchase and (iii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being repurchased by the Company. The Paying Agent shall promptly (but in any case not later than five days after the Purchase
Date) mail to each Holder of Notes so repurchased the amount due in connection with such Notes, and the Company shall promptly issue a new Note, and the Trustee, upon written request from the Company shall authenticate in accordance with the provisions of Section 2.2 hereof and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion to the Holder thereof; provided that each such new Note shall be in a principal amount of $1,000 or an integral multiple thereof. The Company shall publicly announce the results of the Net Proceeds Offer or Loss Proceeds Offer, as the case may be, on or as soon as practicable after the Purchase Date.

          If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest and Additional Interest, if any, in each case to the Purchase Date, shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders to the Net Proceeds Offer or Loss Proceeds Offer, as the case may be.

                                   ARTICLE IV.

                                    COVENANTS

SECTION 4.1. Payment of Principal and Interest.

          The Company shall pay or cause to be paid the principal, Redemption Price and Purchase Price of, and interest on the Notes on the dates, in the amounts and in the manner provided herein and in the Notes. Principal, Redemption Price, Purchase Price and interest shall be considered paid on the date due if the Paying Agent, if other than the Company, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay the aggregate amount then due. The Company shall pay all Additional Interest, if any, on the dates, in the amounts and in the manner set forth in the Registration Rights Agreement.

          The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal, interest, premium, Additional Interest, Redemption Price and Purchase Price at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful.

SECTION 4.2. Maintenance of Office or Agency.

          The Company shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

          The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligations to maintain an office or agency in the Borough of Manhattan, the City of New York, for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

          The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section
2.3 hereof. The Trustee may resign such agency at any time by giving written notice to the Company no later than 30 days prior to the effective date of such resignation.

SECTION 4.3. Reports to Holders.

          So long as any Notes are outstanding, whether or not the Company is then subject to Section 13(a) or 15(d) of the Exchange Act, the Company will file with the Commission the annual reports, quarterly reports and other periodic reports that the Company would be required to file with the Commission pursuant to Section 13(a) or Section 15(d) or the rules and regulations of the Commission if the Company were so subject, and such documents will be filed with the Commission on or prior to the re-spective dates (the "Required Filing Dates") by which the Company would be required to file such documents if the Company were so subject, unless, in any case, such filings are not then permitted by the Commission.

          If such filings with the Commission are not then permitted by the Commission, or such filings are not generally available on the Internet free of charge, the Company will, without charge to the Holders, furnish the Holders and the Trustee with copies of the annual reports, quarterly reports and other periodic reports that the Company would be required to file with the Commission pursuant to Section 13(a) or Section 15(d) or the rules and regulations of the Commission if the Company were subject to Section 13(a) or Section 15(d) no later than the applicable Required Filing Date. The Company may fulfill its obligation to furnish such reports to Holders by the applicable Required Filing Date by mailing such reports via first class mail to the Holders, with a copy to the Trustee, no later than the close of business on the applicable Required Filing Date.

          Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

SECTION 4.4. Compliance Certificate.

          The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year subsequent to the Issue Date, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has performed its obligations under this Indenture in all material respects, and further stating, as to the Officer signing such certificate, that to the best of his or her knowledge the Company has complied with and performed its obligations under the provisions contained in this Indenture in all material respects and is not in Default in the performance or observance of any of the terms, provisions and conditions of this Indenture (and, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default) of which he or she may have knowledge, and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which, payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event.

          The Company shall, so long as any of the Notes are outstanding, promptly deliver to the Trustee, forthwith (and in any event within five Business Days) upon any Officer of the Company becoming aware of any Default or Event of Default an Officers' Certificate describing such Default or Event of Default and the status thereof.

          The Company's fiscal year currently ends on November 30. The Company will provide prompt written notice to the Trustee of any change of its fiscal year.

SECTION 4.5. Taxes.

          The Company shall pay or discharge, and shall cause each of its Restricted Subsidiaries to pay or discharge, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

SECTION 4.6. Stay, Extension and Usury Laws.

          The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though such law has not been enacted.

SECTION 4.7. Limitation on Restricted Payments.

          (a) The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly:

          (1) declare or pay any dividend or make any distribution (other than dividends or distributions payable in Qualified Capital Stock of the Company) on or in respect of shares of the Company's Capital Stock to holders of such Capital Stock;

          (2) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company;

          (3) make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Indebtedness; or

          (4) make any Investment (other than Permitted Investments)

(each of the foregoing actions set forth in clauses (1), (2), (3) and (4) being referred to as a "Restricted Payment"), if at the time of such Restricted Payment or immediately after giving effect thereto,

          (i) a Default or an Event of Default shall have occurred and be continuing; or

          (ii) the Company is not able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section
     4.9 hereof; or

          (iii) the aggregate amount of Restricted Payments (including such proposed Restricted Payment) made subsequent to the Issue Date (the amount expended for such purposes, if other than in cash, being the fair market value of such property as determined in good faith by the Board of Directors of the Company) shall exceed the sum of:

               (v) 50% of the cumulative Consolidated Net Income (or if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) of the Company earned subsequent to the Issue Date and on or prior to the date the Restricted Payment occurs (the "Reference Date") (treating such period as a single accounting period); plus

               (w) 100% of the aggregate net cash proceeds received by the Company from any Person (other than a Subsidiary of the Company) from the issuance and sale subsequent to the Issue Date and on or prior to the Reference Date of Qualified Capital Stock of the Company or warrants, options or other rights to acquire Qualified Capital Stock of the Company (but excluding any debt security that is convertible into, or exchangeable for, Qualified Capital Stock); plus

               (x) 100% of the lesser of (a) the aggregate net cash proceeds received by the Company from any Person (other than a Subsidiary of the Company) from the issuance and sale (subsequent to the Issue Date) of its debt securities or its shares of Disqualified Capital Stock that have been converted into or exchanged for Qualified Capital Stock of the Company and (b) the fair market value of such debt securities or shares of Disqualified Capital Stock that have been so converted or exchanged, calculated as of the time of such conversion or exchange (as applicable); plus

               (y) without duplication of any amounts included in clause
          (iii)(w) above, 100% of the aggregate net cash proceeds of any equity contribution received by the Company from a holder of the Company's Capital Stock (excluding, in the case of clause (iii)(w) and this clause (y), any net cash proceeds from an Equity Offering to the extent used to redeem the Notes in compliance with the provisions of
          Section 3.8; plus

               (z) without duplication of any amounts included in clauses (v),
          (w), (x) or (y), the sum of:

                    (1) the aggregate amount returned in cash on or with respect to Investments (other than Permitted Investments) made subsequent to the Issue Date whether through interest payments, principal payments, dividends or other distributions or payments;

                    (2) the net cash proceeds received by the Company or any of its Restricted Subsidiaries from the disposition of all or any portion of such Investments (other than to a Subsidiary of the Company); and

                    (3) upon redesignation of an Unrestricted Subsidiary as a
               Restricted Subsidiary, the fair market value of such Subsidiary;

provided, however, that the sum of clauses (1), (2) and (3) above shall not exceed the aggregate amount of all such Investments made subsequent to the Issue Date.

          (b) Notwithstanding the foregoing, the provisions set forth in paragraph (a) of this Section 4.7 do not prohibit:

          (1) the payment of any dividend within 60 days after the date of declaration of such dividend if the dividend would have been permitted on the date of declaration pursuant to the terms of this Indenture;

          (2) the purchase, redemption or other acquisition of Capital Stock of the Company either (i) solely (A) in exchange for Qualified Capital Stock of the Company or (B) for the promise to issue Qualified Capital Stock of the Company in the future or (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of Qualified Capital Stock of the Company;

          (3) the purchase, redemption, defeasance or other acquisition of any Subordinated Indebtedness either (i) solely in exchange for shares of Qualified Capital Stock of the Company or (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of (a) shares of Qualified Capital Stock of the Company or (b) if no Default or Event of Default shall have occurred and be continuing, Refinancing Indebtedness;

          (4) the purchase, redemption or other acquisition of any shares of the Company's Capital Stock to the extent such purchase, redemption or other acquisition occurs or is deemed to occur (i) upon the exercise of warrants, options or other rights exercisable for or convertible into shares of the Company's Capital Stock if such shares so purchased, redeemed or acquired are used as all, any or a portion of the exercise price of such warrants, options or other rights, including without limitation upon a cashless exercise of such warrants, options or other rights or (ii) in connection with an election by an employee of the Company or any of its Restricted Subsidiaries to have such shares of such Capital Stock withheld in order to satisfy, in whole or in part, withholding tax requirements in connection with an exercise of such warrants, options or other rights, in accordance with the provisions of a warrant, option or other rights plan or program of the Company, in each case, as in effect on the Issue Date or a plan or program substantially similar thereto;

          (5) the making of any cash payments by the Company in lieu of the issuance of fractional shares in connection with the conversion or exercise of convertible Capital Stock, warrants, options or other rights convertible into or exercisable for shares of the Company's Capital Stock;

          (6) the purchase, redemption or other acquisition of preferred stock purchase rights issued in connection with any customary shareholders rights plan that may be adopted by the Company;

          (7) the acquisition in open-market purchases of any shares of the Company's Capital Stock for matching contributions to any employees of the Company or any of its Restricted Subsidiaries pursuant to any customary employee stock purchase plans or customary deferred compensation or other customary employee benefit plans; and

          (8) the making of any other Restricted Payment that, together with all other Restricted Payments made pursuant to this clause (8) subsequent to the Issue Date, does not exceed $2.0 million.

In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date in accordance with clause (iii) of paragraph (a) of this Section 4.7, amounts expended pursuant to clauses (1), (2)(ii), (5), (6) and (8) of paragraph (b) of this Section 4.7 shall be included in such calculation.

SECTION 4.8. Limitation on Dividend and Other Payment Restrictions Affecting
             Restricted Subsidiaries.

          The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary of the Company to:

          (1) pay dividends or make any other distributions on or in respect of its Capital Stock;

          (2) make loans or advances to the Company or any other Restricted Subsidiary or to pay any Indebtedness or other obligation owed to the Company or any other Restricted Subsidiary of the Company; or

          (3) transfer any of its property or assets to the Company or any other Restricted Subsidiary of the Company,

except in each case for such encumbrances or restrictions existing under or by reason of:

          (a) applicable law or any applicable rule, regulation or court order;

          (b) the Notes (which for the avoidance of doubt includes without limitation any Series B Notes issued in exchange for Notes in an exchange offer conducted pursuant to the Registration Rights Agreement and any notes issued in exchange for Additional Notes (which Additional Notes were permitted to be issued under this Indenture) issued in an exchange offer conducted pursuant to an agreement substantially similar to the Registration Rights Agreement), any Guarantees, the Security Documents and this Indenture;

          (c) customary non-assignment provisions of any contract or any lease governing a leasehold interest of any Restricted Subsidiary of the Company;

          (d) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired;

          (e) (i) agreements existing on the Issue Date to the extent and in the manner such agreements are in effect on the Issue Date, and (ii) any amendments, restatements, modifications or supplements thereto; provided, however, that the provisions relating to such encumbrance or restriction contained in such amendments, restatements, modifications or supplements, as the case may be, are no less favorable to the Company or the applicable Restricted Subsidiaries of the Company, as the case may be, in any material respect as determined by the senior management of the Company in their reasonable and good faith judgment than the provisions relating to such encumbrance or restriction contained in the agreements so amended, restated, modified or supplemented, as the case may be;

          (f) the Credit Facility;

          (g) restrictions on the transfer of assets subject to any Lien permitted under this Indenture (including without limitation Permitted Liens) imposed pursuant to such Lien;

          (h) customary restrictions imposed by agreements governing Indebtedness of Foreign Subsidiaries;

          (i) restrictions imposed by any agreement to sell assets or Capital Stock permitted under this Indenture to any Person pending the closing of such sale;

          (j) customary provisions in joint venture agreements and other similar agreements (in each case relating solely to the respective joint venture or similar entity or the equity interests therein); and

          (k) an agreement governing Indebtedness incurred to Refinance the Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clauses (b) and (d) through (g) above; provided, however, that the provisions relating to such encumbrance or restriction contained in any such Indebtedness are no less favorable to the Company or the applicable Restricted Subsidiaries, as the case may be, in any material respect as determined by the senior management of the Company in their reasonable and good faith judgment than the provisions relating to such encumbrance or restriction contained in agreements referred to in such clauses (b) and (d) through (g).

SECTION 4.9. Limitation on Incurrence of Additional Indebtedness.

          (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, acquire, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of (collectively, "incur") any Indebtedness (other than Permitted Indebtedness); provided, however, that if no Default or Event of Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of any such Indebtedness, the Company or any of its Restricted Subsidiaries that is or, upon such incurrence, becomes a Guarantor may incur Indebtedness (including, without limitation, Acquired Indebtedness) and any Restricted Subsidiary of the Company that is not or will not, upon such incurrence, become a Guarantor may incur Acquired Indebtedness, in each case if on the date of the incurrence of such Indebtedness, after giving effect to the incurrence thereof, the Consolidated Fixed Charge Coverage Ratio of the Company is (a) greater than 2.0 to 1.0 if such Indebtedness is incurred on or before the date which is 18 months subsequent to the Issue Date and (b)
2.25 to 1.0 if such Indebtedness is incurred thereafter.

          (b) Neither the Company nor any Guarantor shall incur, directly or indirectly, any Indebtedness that is or purports to be by its terms (or by the terms of any agreement governing such Indebtedness) subordinated to any other Indebtedness of the Company or any Guarantor unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) made expressly subordinate to the Notes or the Guarantee of such Guarantor, to the same extent and in the same manner as such Indebtedness is subordinated to such other Indebtedness.

          (c) In addition to the limitation imposed by paragraph (a) of this
Section 4.9, any issuance of Additional Notes shall be subject to the further requirements that (a) 80% of the net proceeds of such issuance shall be applied to finance improvements or additions to the Collateral, (b) the Mortgages shall be amended, if necessary, and additional mortgages granting a security interest in any additional Collateral on terms no less favorable to the Holders than the terms of the Mortgages shall be executed and delivered by the Company, as applicable, prior to or contemporaneously with such additional issuance so that the maximum amount secured by the Mortgages and such additional mortgages shall be an amount equal to the aggregate principal amount of Notes issued under this Indenture (including any Additional Notes previously issued and the Additional Notes subject to such issuance) less the aggregate principal amount of Notes theretofore redeemed, discharged, defeased or repurchased and (c) the Company shall, at its sole cost and expense, have performed all acts and executed any and all documents (including, without limitation, the authorization of any financing statement and continuation statement) for filing under the provisions of the Uniform Commercial Code or under any other statute, rule or regulation of any applicable federal, state or local jurisdiction, including any filings in local real estate land record offices, which are necessary or reasonably requested by the Trustee in order to grant and confirm the validity, perfection and first priority (subject to Permitted Liens) of the Liens in favor of the Trustee for the benefit of the Holders on such additional Collateral; provided, however, that the Company may issue up to $35.0 million of Additional Notes without complying with the foregoing provisions of this paragraph (c).

SECTION 4.10. Limitation on Asset Sales.

          (A) The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

          (1) the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of; and

          (2) at least 75% (provided, however, that with respect to Asset Sales of assets or property that constitute Collateral, 85%) of the present value of the consideration received at the time of such Asset Sale by the Company or the Restricted Subsidiary, as the case may be, from such Asset Sale shall be in the form of (a) cash or Cash Equivalents, (b) to the extent such Asset Sale is of assets or property that do not constitute Collateral, marketable securities or senior promissory notes of an issuer whose senior unsecured debt has at the time of such Asset Sale a credit rating equal to or higher than A (or the equivalent) from each of S&P and Moody's, which, in each such case, are converted into cash within 60 days of such Asset Sale (to the extent of the cash received in such conversion), (c) to the extent such Asset Sale is of assets or property that do not constitute Collateral, the assumption by the purchaser or transferee of liabilities of the Company or its applicable Restricted Subsidiary pursuant to a customary novation agreement as a result of which the Company and its Restricted Subsidiaries are no longer obligated with respect to such liabilities, or
     (d) any combination of the consideration specified in clauses (a) through
     (c), as applicable.

          (B) The Company may apply, or cause such Restricted Subsidiary to apply, the Net Cash Proceeds relating to each Asset Sale within 365 days of receipt thereof either:

          (1) to the extent such Asset Sale is of assets or property that do not constitute Collateral, to repay Indebtedness under the Credit Facility and permanently reduce a corresponding amount of the revolving availability under the Credit Facility;

          (2) to make an investment in properties and assets that replace the properties and assets that were the subject of such Asset Sale or in properties and assets (including Capital Stock) that will be used in the business of the Company and its Restricted Subsidiaries as existing on the Issue Date or in businesses reasonably related, ancillary, incidental or complementary thereto ("Replacement Assets"), provided that to the extent such Net Cash Proceeds were received from an Asset Sale of assets or property that constituted Collateral, such Replacement Assets so acquired shall be owned by the Company, shall not be subject to any Liens other than Permitted Liens and the Company shall execute and deliver to the Trustee such Security Documents or other instruments as shall be reasonably necessary to cause such property or assets to become Collateral subject to the Lien of the applicable Security Documents; or

          (3) a combination of prepayment and investment permitted by the foregoing clauses (1) and (2), as applicable.

          (C) Pending the final application of the Net Cash Proceeds, the Company or such Restricted Subsidiary may temporarily reduce Indebtedness under the Credit Facility or otherwise invest such Net Cash Proceeds in any manner that is not prohibited by this Indenture, except, however, that the Net Cash Proceeds from Asset Sales of assets or property that constituted Collateral shall be deposited in the Collateral Account pending application of such Net Cash Proceeds. Any such Net Cash Proceeds so deposited shall be promptly disbursed by the Trustee in accordance with the provisions of this Indenture upon written notice from the Company such that the Company may apply such Net Cash Proceeds.

          (D) Any Net Cash Proceeds from an Asset Sale not applied in accordance with clauses (1) through (3) of paragraph (B) of this Section 4.10 within 365 days from the date of the receipt of such Net Cash Proceeds shall constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company will make an offer to purchase (the "Net Proceeds Offer") the maximum principal amount of Notes that may be purchased out of the Excess Proceeds; provided, however, to the extent that such Excess Proceeds relate to an Asset Sale of assets or property that did not constitute Collateral at the time of such Asset Sale, the Net Proceeds Offer shall be for Notes and any other pari passu Indebtedness outstanding containing similar provisions requiring an offer to purchase such Indebtedness with the proceeds of sales of assets to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of such Excess Proceeds. The offer price in any Net Proceeds Offer will be equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest and Additional Interest, if any, to the Purchase Date. If any Excess Proceeds remain after consummation of a Net Proceeds Offer, the Company or such Restricted Subsidiary may use such remaining amount for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes, and, if applicable, other pari passu Indebtedness, tendered in any such Net Proceeds Offer exceeds the amount of Excess Proceeds, the Trustee will select the Notes, and, if applicable, such other pari passu Indebtedness, to be purchased on a pro rata basis (based upon the aggregate principal amount of Notes, and, if applicable, such other pari passu Indebtedness, tendered). Upon completion of each Net proceeds Offer, the amount of Excess Proceeds will be deemed to have been reset at zero. The Net Proceeds Offer shall be made in compliance with the provisions set forth in
Article III hereof, and shall include all instructions and materials necessary to enable Holders to tender their Notes.

          (E) Notwithstanding paragraphs (A), (B) and (D) of this Section 4.10, the Company and its Restricted Subsidiaries will be permitted to consummate an Asset Sale without complying with such paragraphs to the extent that:

          (1) at least 75% of the consideration for such Asset Sale constitutes Replacement Assets; and

          (2) such Asset Sale is for fair market value; provided that any cash or Cash Equivalents received by the Company or any of its Restricted Subsidiaries in connection with any Asset Sale permitted to be consummated under this paragraph shall constitute Net Cash Proceeds subject to the provisions of paragraphs (B), (C) and (D) of this Section 4.10; provided, further, that to the extent such Asset Sale consists of assets or property that constituted Collateral, the Replacement Assets shall be owned by the Company, shall not be subject to any Liens other than Collateral Permitted Liens and the Company shall execute and deliver to the Trustee such Security Documents or other instruments as shall be reasonably necessary to cause such property or assets to become Collateral subject to the Lien of the applicable Security Documents.

          (F) Notwithstanding the provisions of paragraph (A) of this Section 4.10, the Company and its Restricted Subsidiaries may, without complying with the provisions of paragraph (A) of this Section 4.10, sell or otherwise transfer its interest in any Existing Joint Venture pursuant to the exercise by a Person (other than the Company or any of its Subsidiaries or Affiliates) of a call option or other similar right existing on the Issue Date (or a call option or other similar right, the terms of which are no less favorable to the Company or the applicable Restricted Subsidiaries of the Company, as the case may be, than the terms of such call option or other similar right existing on the Issue
Date) granted to such Person in an agreement governing such Existing Joint Venture.

          (G) The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.10, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this
Section 4.10 by virtue thereof.

SECTION 4.11. Limitations on Transactions with Affiliates.

          (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates (each an "Affiliate Transaction"), other than (x) Affiliate Transactions permitted under paragraph
(b) of this Section 4.11 and (y) Affiliate Transactions on terms that are no less favorable to the Company or the applicable Restricted Subsidiaries of the Company, as the case may be, than those that might reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of the Company or such Restricted Subsidiary. All Affiliate Transactions (and each series of related Affiliate Transactions which are similar or part of a common plan) involving aggregate payments or other property with a fair market value in excess of $2.5 million shall be approved by the Board of Directors of the Company or such Restricted Subsidiary, as the case may be, such approval to be evidenced by a Board Resolution stating that such Board of Directors has determined that such transaction complies with the foregoing provisions. If the Company or any Restricted Subsidiary of the Company enters into an Affiliate Transaction (or a series of related Affiliate Transactions related to a common plan) that involves an aggregate fair market value of more than $10.0 million, the Company or such Restricted Subsidiary, as the case may be, shall, prior to the consummation thereof, obtain a favorable opinion as to the fairness of such transaction or series of related transactions to the Company or the relevant Restricted Subsidiary, as the case may be, from a financial point of view, from an Independent Financial Advisor and file the same with the Trustee.

          (b) The restrictions set forth in paragraph (a) of this Section 4.11 shall not apply to:

          (1) reasonable fees and compensation (including awards or grants in cash, securities or other payments) paid to and indemnity provided on behalf of officers, directors, employees or consultants of the Company or any Restricted Subsidiary of the Company as determined in good faith by the Company's Board of Directors or senior management;

          (2) transactions exclusively between or among the Company and any of its Restricted Subsidiaries or exclusively between or among such Restricted Subsidiaries, provided such transactions are not otherwise prohibited by this Indenture;

          (3) loans and advances to officers and directors of the Company in the ordinary course of business in an aggregate amount not to exceed $500,000 outstanding at any one time;

          (4) any agreement or other arrangement as in effect as of the Issue Date or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) or in any replacement agreement or arrangement thereto so long as any such amendment or replacement agreement or arrangement is not more disadvantageous to the Holders in any material respect than the original agreement or arrangement as in effect on the Issue Date;

          (5) transactions with customers, clients, suppliers, marketers, licensees, licensors, distributors or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture that are fair to the Company or the applicable Restricted Subsidiaries of the Company, as the case may be, or are on terms no less favorable to the Company or the applicable Restricted Subsidiaries of the Company, as the case may be, than the terms which reasonably would have been obtained from an unrelated party, in each case in the reasonable determination of the Board of Directors or senior management of the Company;

          (6) Permitted Investments and Restricted Payments permitted by this Indenture; and

          (7) the issuance and sale by the Company of its Qualified Capital
     Stock.

SECTION 4.12. Limitation on Liens.

          The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or permit or suffer to exist any Liens against or upon any property or assets of the Company or any of its Restricted Subsidiaries whether owned on the Issue Date or acquired after the Issue Date, or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom unless:

          (A) such Lien is not on Collateral; and

          (B) (1) in the case of Liens securing Subordinated Indebtedness, the Notes or the Guarantee of such Guarantor, as the case may be, are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens for so long as such Subordinated Indebtedness is secured; and
     (2) in all other cases, the Notes or the Guarantee of such Guarantor, as the case may be, are equally and ratably secured for so long as such Indebtedness is secured,

except for:

          (a) Liens existing as of the Issue Date to the extent and in the manner such Liens are in effect on the Issue Date;

          (b) Liens securing (i) Indebtedness incurred under the Credit Facility or (ii) Indebtedness of a Foreign Subsidiary; provided that in each of (i) and (ii) such Liens shall not be on or relate to any fixed assets of the Company or its Restricted Subsidiaries;

          (c) Liens securing the Notes and any Guarantees;

          (d) Liens in favor of the Company or a Restricted Subsidiary of the Company on assets of any Restricted Subsidiary of the Company;

          (e) Liens securing Refinancing Indebtedness which is incurred to Refinance any Indebtedness which has been secured by a Lien permitted under this Indenture and which has been incurred in accordance with the provisions of this Indenture; provided, however, that such Liens: (i) are no less favorable to the Holders in any material respect and are not more favorable to the lienholders in any material respect with respect to such Liens than the Liens in respect of the Indebtedness being Refinanced; and (ii) do not extend to or cover any property or assets of the Company or any of its Restricted Subsidiaries not securing the Indebtedness so Refinanced; and

          (f) Permitted Liens;

provided, however, that, with respect to Collateral, the exceptions set forth above (i) shall not include Liens described in clauses (b) and (d) above and
(ii) shall be subject to the provisions of Section 13.1 hereof.

SECTION 4.13. Continued Existence.

          (a) Subject to Article V hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate or other existence and the corporate or other existence of each Guarantor in accordance with the organizational documents (as the same may be amended from time to time) of the Company or such Guarantor and (ii) the material rights (charter and statutory), licenses and franchises of the Company or such Guarantor, except to the extent that the applicable Board of Directors determines in good faith that the preservation of such right, license or franchise is no longer necessary or desirable in the conduct of the business of the Company and the Guarantors taken as a whole.

          (b) Neither the Company nor any Transferee Restricted Subsidiary shall change (i) its corporate name, (ii) with respect to any such entity which does not constitute a "registered organization" (as defined in Section 9-102 of the UCC), the location of its chief executive office, its principal place of business, any office in which it maintains books or records relating to Collateral owned by it or any office or facility at which Collateral owned by it is located (including the establishment of any such new office or facility),
(iii) its legal form of organization, (iv) its Federal Taxpayer Identification Number or organizational identification number or (v) its jurisdiction of organization (in each case, including, without limitation, by merging with or into any other entity, reorganizing, dissolving, liquidating, reincorporating or incorporating in any other jurisdiction) until (A) the Company shall have given the Trustee not less than 30 days' prior written notice of its or such Transferee Restricted Subsidiary's intention to do so, clearly describing such change and providing such other information in connection therewith as the Trustee may reasonably request and (B) with respect to such change, the Company and such Transferee Restricted Subsidiary, if applicable, shall have taken all action satisfactory to the Trustee to maintain the perfection and priority of the security interest of the Trustee for the benefit of the Holders in the Collateral intended to be granted under the Security Documents, at all times fully perfected and in full force and effect. The Company agrees to promptly provide the Trustee with certified organizational documents reflecting any of the changes described in the preceding sentence.

SECTION 4.14. Insurance Matters.

          The Company shall provide or cause to be provided, for itself and each of its Restricted Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the reasonable, good faith opinion of the Company, are adequate and appropriate for the conduct of the business of the Company and its Restricted Subsidiaries in a prudent manner, with reputable insurers or with the government of the United States of America or an agency or instrumentality thereof, in such amounts, with such deductibles, and by such methods as shall be customary, in the reasonable, good faith opinion of the Company, for corporations similarly situated in the industry, unless the failure to provide such insurance (together with all other such failures) would not have a material adverse effect on the fi-nancial condition or results of operations of the Company and its Restricted Subsidiaries, taken as a whole.

SECTION 4.15. Offer To Repurchase upon Change of Control.

          Upon the occurrence of a Change of Control, each Holder will have the right to require that the Company purchase all or a portion of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer"), at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest and Additional Interest, if any, to the Purchase Date. The Change of Control Offer shall be made in compliance with the applicable procedures set forth in Article III hereof, and shall include all instructions and materials necessary to enable Holders to tender their Notes.

          The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

          The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.15, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this
Section 4.15 by virtue thereof.

SECTION 4.16. Subsidiary Guarantees.

          The Company will not permit any of its Restricted Subsidiaries, directly or indirectly, by way of the pledge of any intercompany note or otherwise, to assume, guarantee or in any other manner become liable with respect to any Indebtedness of the Company or any other Restricted Subsidiary of the Company (other than: (1) Permitted Indebtedness of a Restricted Subsidiary of the Company; (2) Indebtedness under Currency Agreements incurred in reliance on clause (5) of the definition of "Permitted Indebtedness"; (3) Interest Swap Obligations incurred in reliance on clause (4) of the definition of "Permitted Indebtedness"; (4) Indebtedness under Commodity Agreements; or (5) with respect to a Foreign Subsidiary that is not a Guarantor, Indebtedness of another Foreign Subsidiary that is not a Guarantor), unless, in each such case:

          (1) such Restricted Subsidiary executes and delivers a supplemental indenture to this Indenture, providing a guarantee of payment of the Notes (which for the avoidance of doubt includes without limitation the Series B Notes, if any) by such Restricted Subsidiary (each such guarantee, a "Guarantee"); and

          (2) such Restricted Subsidiary delivers to the Trustee an Opinion of Counsel that such supplemental indenture has been duly authorized, executed and delivered by such Restricted Subsidiary and constitutes a legal, valid, binding and enforceable obligation of such Restricted Subsidiary.

Thereafter, such Restricted Subsidiary shall be a Guarantor for all purposes of this Indenture.

          Notwithstanding the foregoing, any such Guarantee by a Restricted Subsidiary of the Notes shall provide by its terms that it shall be automatically and unconditionally released and discharged, without any further action required on the part of the Trustee or any Holder, upon:

          (1) the unconditional release of such Restricted Subsidiary from its liability in respect of the Indebtedness in connection with which such Guarantee was executed and delivered pursuant to the preceding paragraph; or

          (2) any sale or other disposition (by merger or otherwise) to any Person which is not a Restricted Subsidiary of the Company of all of the Company's Capital Stock in, or all or substantially all of the assets of, such Restricted Subsidiary; provided that (a) such sale or disposition of such Capital Stock or assets is otherwise in compliance with the terms of this Indenture and (b) such assumption, guarantee or other liability of such Restricted Subsidiary has been released by the holders of the other Indebtedness so guaranteed.

SECTION 4.17. Conduct of Business.

          The Company and its Restricted Subsidiaries will not engage in any businesses which are not the same, similar, ancillary, complimentary, incidental or reasonably related to, or reasonable extensions, developments or expansions of, the businesses in which the Company and its Restricted Subsidiaries are engaged on the Issue Date.

SECTION 4.18. Payments for Consent.

          The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

SECTION 4.19. Event of Loss.

          (a) In the event of an Event of Loss with respect to any Collateral with a fair market value in excess of $5.0 million, the Company may apply the Net Loss Proceeds from such Event of Loss, within 365 days after receipt, at its option:

          (1) to the rebuilding, repair, restoration, replacement or construction of improvements to the affected asset or property (the "Subject Property");

          (2) to make capital expenditures with respect to Collateral or to acquire properties or assets that will (i) constitute Collateral and (ii) be used in the business of the Company and its Restricted Subsidiaries as existing on the Issue Date or in businesses reasonably related, ancillary or complementary thereto; or

          (3) a combination of the actions set forth in the foregoing clauses
     (1) and (2).

          (b) Pending the final application of the Net Loss Proceeds, the Net Loss Proceeds shall be deposited in the Collateral Account. Any such Net Loss Proceeds so deposited shall be promptly disbursed by the Trustee in accordance with the provisions of this Indenture upon notice from the Company such that the Company may apply such Net Loss Proceeds in accordance with this Section 4.19.

          (c) Any Net Loss Proceeds from an Event of Loss not applied in accordance with clauses (1), (2) or (3) of paragraph (a) of this Section 4.19 within 365 days from the date of the receipt of such Net Cash Proceeds or that is not designated for investment in Subject Property in respect of a project that shall have been commenced, and for which binding contractual commitments shall have been entered into, prior to the end of such 365-day period, which project shall not have been abandoned, shall constitute "Excess Loss Proceeds." When the aggregate amount of Excess Loss Proceeds exceeds $5.0 million, the Company will make an offer to purchase (the "Loss Proceeds Offer") the maximum principal amount of Notes that may be purchased out of the Excess Loss Proceeds. The offer price in any Loss Proceeds Offer will be equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest and Additional Interest, if any, to the Purchase Date. If any Excess Loss Proceeds remain after consummation of a Loss Proceeds Offer, the Company may use such remaining amount for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes tendered in any such Loss Proceeds Offer exceeds the amount of Excess Loss Proceeds, the Trustee will select the Notes to be purchased on a pro rata basis (based upon the aggregate principal amount of Notes tendered). Upon completion of each Loss Proceeds Offer, the amount of Excess Loss Proceeds will be deemed to have been reset at zero. The Loss Proceeds Offer shall be made in compliance with the provisions set forth in
Article III hereof, and shall include all instructions and materials necessary to enable Holders to tender their Notes.

          (d) The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Loss Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.19, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this
Section 4.19 by virtue thereof.

SECTION 4.20. Limitation on Preferred Stock of Restricted Subsidiaries.

          The Company will not permit any of its Restricted Subsidiaries to issue any Preferred Stock (other than (a) directors' qualifying shares or issuances or sales to nationals of Preferred Stock of Restricted Subsidiaries, in each case to the extent required by applicable law or (b) to the Company or to a Wholly Owned Restricted Subsidiary of the Company) or permit any Person (other than the Company or a Wholly Owned Restricted Subsidiary of the Company) to own any Preferred Stock of any Restricted Subsidiary of the Company.

SECTION 4.21. Additional Interest Notice.

          In the event that the Company is required to pay Additional Interest to Holders pursuant to the Registration Rights Agreement, the Company will provide written notice ("Additional Interest Notice") to the Trustee of its obligation to pay such Additional Interest no later than fifteen (15) days prior to each payment date with respect to Additional Interest, and the Additional Interest Notice shall set forth the amount of Additional Interest to be paid with respect thereto. The Trustee shall not be under any duty to determine whether Additional Interest is owed, or with respect to the nature, extent, or calculation of the amount of Additional Interest owed, or with respect to the method employed in such calculation of Additional Interest.

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                                   ARTICLE V.

                                   SUCCESSORS

SECTION 5.1. Merger, Consolidation and Sale of Assets.

          The Company will not, and will not cause or permit any Restricted Subsidiary of the Company to, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the Company's assets and properties (determined on a consolidated basis for the Company and the Company's Restricted Subsidiaries) to any Person unless:

          (1) either:

               (a) the Company shall be the surviving or continuing corporation; or

               (b) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by such sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the Company's assets and properties (determined on a consolidated basis for the Company and the Company's Restricted Subsidiaries) (the "Surviving Entity"):

                    (x) shall be a corporation organized and validly existing
               under the laws of the United States or any state thereof or the District of Columbia; and

                    (y) shall expressly assume, by supplemental indenture (in
               form and substance reasonably satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of and premium, if any, and interest on all of the Notes and the performance of every covenant of the Notes, this Indenture, the Registration Rights Agreement and the Security Documents on the part of the Company to be performed or observed and shall cause such amendments, supplements or other instruments to be filed and recorded in such jurisdictions as may be required by applicable law to preserve and protect the Lien on the Collateral owned by or transferred to the Surviving Entity, together with such financing statements as may be required to perfect any security interests in such Collateral which may be perfected by the filing of a financing statement under the Uniform Commercial Code of the relevant states;

          (2) immediately after giving effect to such transaction and the assumption contemplated by clause (1)(b)(y) above (including giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction), the Company or such Surviving Entity, as the case may be, shall be able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 4.9 hereof;

          (3) immediately before and immediately after giving effect to such transaction and the assumption contemplated by clause (1)(b)(y) above (including, without limitation, giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred and any Lien granted in connection with or in respect of the transaction), no Default or Event of Default shall have occurred or be continuing; and

          (4) the Company or the Surviving Entity, as the case may be, shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with the applicable provisions of this Indenture and that all conditions precedent in this Indenture relating to such transaction have been satisfied.

          For purposes of the foregoing, the sale, assignment, transfer, lease, conveyance or other disposition (in a single transaction or series of related transactions) of all or substantially all of the properties and assets of one or more Restricted Subsidiaries of the Company, the Capital Stock of which constitutes all or substantially all of the Company's properties and assets (determined on a consolidated basis for the Company and the Company's Restricted Subsidiaries), shall be deemed to be a sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties and assets of the Company (determined on a consolidated basis for the Company and the Company's Restricted Subsidiaries); and (ii) the Company shall cause that all Collateral transferred to the Surviving Entity shall (a) continue to constitute Collateral under this Indenture and the Security Documents, (b) be subject to the Lien in favor of the Trustee for the benefit of the Holders, and
(c) not be subject to any Lien other than Permitted Liens.

          Upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of the Company in accordance with the foregoing in which the Company is not the surviving corporation, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, the Notes, the Registration Rights Agreement and the Security Documents with the same effect as if such Surviving Entity had been named as such.

          Each Guarantor (other than any Guarantor whose Guarantee is to be released in accordance with the terms of the Guarantee and this Indenture in connection with any transaction complying with the provisions of Section 4.10 hereof) will not, and the Company will not cause or permit any Guarantor to, consolidate with or merge with or into any Person other than the Company or any other Guarantor unless:

          (1) the entity formed by or surviving any such consolidation or merger (if other than the Guarantor) or to which such sale, lease, conveyance or other disposition shall have been made is a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia;

          (2) such entity assumes by supplemental indenture all of the obligations of the Guarantor on the Guarantee, and shall cause such amendments, supplements or other instruments to be filed and recorded in such jurisdictions as may be required by applicable law to preserve and protect the Lien on the Collateral owned by or transferred to the such entity, if any, together with such financing statements as may be required to perfect any security interests in such Collateral which may be perfected by the filing of a financing statement under the Uniform Commercial Code of the relevant states; and

          (3) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.

          Any Guarantor may merge or consolidate with and into the Company (with the Company being the Surviving Entity) or another Guarantor that is a Wholly Owned Restricted Subsidiary of the Company, provided that the Collateral owned by such Guarantor or surviving Person, as the case may be, if any, (a) shall be subject to a Lien in favor of the Trustee for the benefit of the Holders and (b) shall not be subject to any Liens other than Permitted Liens.

SECTION 5.2. Successor Corporation Substituted.

          Upon any consolidation or merger, or any sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.1 hereof, the Surviving Entity shall succeed to and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such Surviving Entity had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Company shall be relieved from the obligation to pay the principal, interest, premium, if any, Purchase Price, Redemption Price and Additional Interest, if any, on the Notes.

                                   ARTICLE VI.

                              DEFAULTS AND REMEDIES

SECTION 6.1. Events of Default.

          Each of the following constitutes an "Event of Default":

          (1) the failure to pay interest on any Notes when the same becomes due and payable and the default continues for a period of 30 days;

          (2) the failure to pay the principal on any Notes, when such principal becomes due and payable, at maturity, upon redemption or otherwise (including the failure to make a payment to purchase Notes tendered pursuant to a Change of Control Offer, a Net Proceeds Offer or a Loss Proceeds Offer);

          (3) a default in the observance or performance of any other covenant or agreement contained in this Indenture or the Security Documents (except in the case of defaults described in clause (9) below) which default continues for a period of 30 days after the Company receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes (except in the case of a default with respect to Section 5.1 hereof, which will constitute an Event of Default with such notice requirement but without such passage of time requirement); provided, however, that with respect to any covenants or agreements set forth in Sections 13.3 and 13.4(b) hereof (and any substantially similar covenants or agreements set forth in any Security Document), if such default with respect thereto is not one which reasonably can be cured within such thirty-day period, no Event of Default shall be deemed to exist so long as the Company shall commence in good faith efforts to cure such default within such thirty-day period and thereafter diligently pur-sue such cure to completion and such default is cured within 60 days after receipt of such written notice;

          (4) the failure to pay at final maturity (giving effect to any applicable grace periods and any extensions thereof) the stated principal amount of any Indebtedness of the Company or any Restricted Subsidiary of the Company, or the acceleration of the final stated maturity of any such Indebtedness (which acceleration is not rescinded, annulled or otherwise cured within 30 days of receipt by the Company or such Restricted Subsidiary of notice of any such acceleration) if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final stated maturity or which has been accelerated (in each case with respect to which the 30-day period described above has elapsed), aggregates $10.0 million or more at any time;

          (5) one or more judgments in an aggregate amount in excess of $10.0 million (net of any amounts covered by insurance as to which the insurer has acknowledged coverage) shall have been rendered against the Company or any of its Restricted Subsidiaries and such judgments remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and non-appealable;

          (6) the Company or any Significant Subsidiary of the Company:

               (i) commences a voluntary case under any Bankruptcy Law,

               (ii) consents to the entry of an order for relief against it in an involuntary case,

               (iii) consents to the appointment of a custodian or receiver of it or for all or substantially, all of its property,

               (iv) makes a general assignment for the benefit of its creditors, or

               (v) admits in writing to its inability to pay its debts generally as they become due;

          (7) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

               (i) is for relief in an involuntary case against the Company or any Significant Subsidiary of the Company;

               (ii) appoints a custodian or receiver of the Company or any Significant Subsidiary or for all or substantially all of the property of any of the foregoing; or

               (iii) orders the liquidation of the Company or any of its Significant Subsidiaries;

     and such order or decree remains unstayed and in effect for 90 consecutive days;

          (8) any Guarantee of a Significant Subsidiary ceases to be in full force and effect or any Guarantee of a Significant Subsidiary is declared to be null and void and unenforceable or any Guarantee of a Significant Subsidiary is found to be invalid or any Guarantor that is a Significant Subsidiary denies its liability under its Guarantee (other than by reason of release of a Guarantor in accordance with the terms of this Indenture); or

          (9) except for expiration in accordance with its terms or amendment, modification, waiver, termination or release in accordance with the terms of this Indenture, any Security Document shall cease to be in full force and effect, or cease to be effective in all material respects to grant a perfected Lien with the priority purported to be created thereby on any portion or portions of the Collateral with an aggregate fair market value in excess of $5.0 million if, in either case, such default continues for 10 days after notice.

SECTION 6.2. Acceleration.

          If an Event of Default (other than an Event of Default specified in clause (6) or (7) of Section 6.1 hereof with respect to the Company) shall occur and be continuing, the Trustee or the Holders of at least 25% in principal amount of outstanding Notes may declare the principal of and accrued interest on all the Notes to be due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default and that it is a "notice of acceleration" (the "Acceleration Notice"), and the same shall become immediately due and payable. If an Event of Default specified in clause (6) or (7) of
Section 6.1 hereof with respect to the Company occurs and is continuing, then all unpaid principal of, and premium, if any, and any accrued and unpaid interest on all of the outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

          The Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by written notice to the Company and the Trustee may, on behalf of the Holders of all of the Notes, rescind and cancel such declaration and its consequences:

          (1) if the rescission would not conflict with any judgment or decree;

          (2) if all existing Events of Default have been cured, waived or otherwise ceased to exist except nonpayment of principal or interest that has become due solely because of the acceleration;

          (3) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid;

          (4) if the Company has paid the Trustee its compensation and reimbursed the Trustee for its expenses, disbursements and advances; and

          (5) in the event of the cure or waiver of an Event of Default of the type described in clause (6) or (7) of Section 6.1 hereof, the Trustee shall have received an Officers' Certificate and an Opinion of Counsel that such Event of Default has been cured or waived.

No such rescission shall affect any subsequent Default or impair any right consequent thereto.

SECTION 6.3. Other Remedies.

          If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, interest or Additional Interest, if any, on the Notes or to enforce the performance of any provision of the Notes, this Indenture or the Security Documents.

          The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding, and any recovery or judgment shall, after provision for the payment of the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.4. Waiver of Past Defaults.

          The Holders of a majority in principal amount of the Notes may waive any existing Default or Event of Default under this Indenture, and its consequences, except a default in the payment of the principal of or interest on any Notes. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.5. Control by Majority.

          Holders of not less than a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with applicable law or this Indenture that the Trustee reasonably determines may be unduly prejudicial to the rights of other Holders of Notes or that may subject the Trustee to personal liability and shall be entitled to the benefit of Sections 7.1(c)(iii) and (f) hereof.

SECTION 6.6. Limitation on Suits.

          A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

          (a) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

          (b) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

          (c) such Holder or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

          (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

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

          (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are prejudicial to such Holders).

SECTION 6.7. Rights of Holders of Notes to Receive Payment.

          Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal of, or premium, if any, interest or Additional Interest, if any, on the Note, on or after the respective due dates thereon (including in connection with an offer to repurchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the written consent of such Holder.

SECTION 6.8. Collection Suit by Trustee.

          If an Event of Default specified in Section 6.l(1) or (2) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium and Additional Interest, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and Additional Interest, if any, and such further amounts as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expense, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.9. Trustee May File Proofs of Claim.

          The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents (including accountants, experts or such other professionals as the Trustee deems necessary or advisable and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims, and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.7 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10. Priorities.

          If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

          First: to the Trustee, its agents and attorneys for amounts due under
     Section 7.7 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

          Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, Purchase Price, Redemption Price and Additional Interest, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, Purchase Price, Redemption Price and Additional Interest, if any, and interest, respectively; and

          Third: to the Company or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a special record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

SECTION 6.11. Undertaking for Costs.

          In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

                                  ARTICLE VII.

                                     TRUSTEE

SECTION 7.1. Duties of Trustee.

          (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise thereof, as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

          (b) Except during the continuance of an Event of Default:

          (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the TIA and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture or the TIA against the Trustee; and

          (ii) in the absence of bad faith or willful misconduct on its part, the Trustee may conclusively rely, without investigation, as to the truth or the statements and the correctness of the opinions expressed therein, upon and statements, certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.

In the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

          (c) The Trustee may not be relieved from liabilities for its own grossly negligent action, its own grossly negligent failure to act, or its own willful misconduct, except that:

          (i) this paragraph does not limit the effect of paragraph (b) of this
     Section 7.1;

          (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

          (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5 hereof.

          (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to this Section 7.1.

          (e) The Trustee is hereby authorized and directed by the Company and the Noteholders to enter into the Intercreditor Agreement, or any amendment, restatement, supplement, renewal, replacement or other modification thereof entered into in accordance with the terms of this Indenture.

          (f) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, pursuant to the provisions of this Indenture, including, without limitation, Section 6.5 hereof, unless such Holder shall have offered to the Trustee security and indemnity reasonably satisfactory to it against any loss, liability or expense which might be incurred by it in compliance with such request or direction.

          (g) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

          (h) The Trustee shall comply with TIA (S) 313(b) to the extent applicable.

SECTION 7.2. Rights of Trustee.

          Subject to Section 7.1 hereof:

          (a) The Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any document believed by it to be genuine and to have been signed or presented by the proper Person.

          (b) Before the Trustee acts or refrain from acting, it may require an Officer's Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel of its own selection and the advice of such counsel and Opinions of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

          (c) The Trustee may act through its attorneys, accountants, experts and such other professionals or agents as the Trustee deems necessary or advisable and shall not be responsible for the misconduct or negligence of any attorney, accountant, expert or other such professional or agent appointed with due care.

          (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it reasonably believes to be authorized or within the rights or powers conferred upon it by this Indenture.

          (e) The Trustee shall not be charged with knowledge of any Default or Event of Default under Section 6.1 hereof (other than under Section 6.1(1) (subject to the following sentence) or Section 6.1(2) hereof) unless either (i) a Responsible Officer shall have actual knowledge thereof, or (ii) the Trustee shall have received notice thereof in accordance with Section 15.2 hereof from the Company or any Holder of the Notes. The Trustee shall not be charged with knowledge of the Company's obligation to pay Additional Interest, or the cessation of such obligation, unless the Trustee receives written notice thereof from the Company or any Holder.

          (f) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

          (g) The Trustee may request that the Company deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any person specified as so authorized in any such certificate previously delivered and not superseded.

          (h) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its reasonable discretion, may make such further inquiry or investigation into such facts or matters as it may deem appropriate, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation to the extent the Trustee does not engage in gross negligence or willful misconduct or bad faith in connection with such inquiry or investigation.

SECTION 7.3. Individual Rights of Trustee.

          The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest within the meaning of the TIA it must eliminate such conflict within 90 days, apply (subject to the con-sent of the Company) to the Commission for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

SECTION 7.4. Trustee's Disclaimer.

          The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication, except that the Trustee represents and warrants that it is duly authorized to execute and deliver this Indenture, authenticate the Notes and perform its duties and obligations hereunder and that the statements made by it in any Statement of Eligibility on any Form T-1 to be supplied to the Company in connection with any indenture governing the Notes will be true and accurate, subject to any qualifications set forth therein.

SECTION 7.5. Notice of Defaults.

          If a Default or Event of Default occurs and is continuing, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default in payment on any Note (including the failure to make a mandatory repurchase pursuant hereto), the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

SECTION 7.6. Reports by Trustee to Holders of the Notes.

          Within 60 days after each March 15 beginning with March 15, 2004, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA (S) 313(a) (but if no event described in TIA (S) 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA (S) 313(b). The Trustee shall also transmit by mail all reports as required by TIA (S) 313(c).

          A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and filed with the Commission and each stock exchange on which the Notes are listed in accordance with TIA (S) 313(d). The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange or delisted therefrom.

SECTION 7.7. Compensation, Reimbursement and Indemnity.

          The Company shall pay to the Trustee from time to time such compensation for its acceptance of this Indenture and the rendering by it of the services required hereunder as shall be agreed upon in writing by the Company and the Trustee. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by or on behalf of it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's attorneys, accountants, experts and such other professionals as the Trustee deems necessary or advisable, except any compensation, disbursements and expenses as may be attributable to its gross negligence, willful misconduct or bad faith.

          The Company shall indemnify the Trustee and any predecessor Trustee against any and all losses, liabilities, claims, damages or expenses, including taxes (other than taxes based upon, measured by or determined by the income of the Trustee), incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture (including its duties under Section 9.6 hereof), including the costs and expenses of enforcing this Indenture or any Guarantee against the Company or a Guarantor (including this Section 7.7) and defending itself against or investigating any claim (whether asserted by the Company, any Guarantor, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense is caused by its own gross negligence, willful misconduct, or bad faith. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend any claim or threatened claim asserted against the Trustee, and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel, which counsel shall be reasonably acceptable to the Company. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

          The obligations of the Company under this Section 7.7 shall survive the resignation or removal of the Trustee, the satisfaction and discharge of this Indenture and the termination of this Indenture.

          To secure the Company's payment obligations in this Section 7.7, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal, Redemption Price or Purchase Price of or Additional Interest, if any, or interest on, particular Notes. Such Lien shall survive the resignation or removal of the Trustee, the satisfaction and discharge of this Indenture and the termination of this Indenture.

          When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(6) or (7) hereof occurs, the expenses and the compensation for the services (including the reasonable fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

SECTION 7.8. Replacement of Trustee.

          A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

          The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company no later than 60 days prior to the date of the proposed resignation. The Holders of Notes of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

          (a) the Trustee fails to comply with Section 7.10 hereof;

          (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

          (c) a custodian, receiver or public officer takes charge of the Trustee or its property for the purpose of rehabilitation, conversation or liquidation; or

          (d) the Trustee becomes incapable of acting.

          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the date on which the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

          If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of Notes of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction, in the case of the Trustee, at the expense of the Company, for the appointment of a successor Trustee.

          If the Trustee, after written request by any Holder of a Note who has been a bona fide holder of a Note or Notes for at least six months, fails to comply with Section 7.10 hereof, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The Company shall mail a notice of its succession to Holder of the Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section
7.7 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Company's obligations under Section 7.7 hereof shall continue for the benefit of the retiring Trustee.

SECTION 7.9. Successor Trustee by Merger, Etc.

          If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation that is eligible under Section 7.10 hereof, the successor corporation without any further act shall be the successor Trustee; provided that such entity shall be otherwise qualified or eligible under this Article VII.

SECTION 7.10. Eligibility; Disqualification.

          There shall at all times be a Trustee hereunder that is organized and doing business under the laws of the United States of America or of any state thereof (including the District of Columbia) that is authorized under such laws to exercise corporate trust power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition.

          This Indenture shall always have a Trustee who satisfies the requirements of TIA (S) 310(a)(1), (2) and (5). The Trustee is subject to TIA
(S) 310(b).

SECTION 7.11. Preferential Collection of Claims Against Company.

          The Trustee is subject to TIA (S) 311(a), excluding any creditor relationship listed in TIA (S) 311(b). A Trustee who has resigned or been removed shall be subject to TIA (S) 311(a) to the extent indicated therein.

                                 ARTICLE VIII.

                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.1. Option To Effect Legal Defeasance or Covenant Defeasance.

          The Company may, at its the option at any time, elect to have either
Section 8.2 or 8.3 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article VIII.

SECTION 8.2. Legal Defeasance and Discharge.

          Upon the Company's exercise under Section 8.1 hereof of the option applicable to this Section 8.2, the Company and any Guarantor shall, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes and Guarantees, as applicable, on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to the "outstanding" only for the purposes of Section 8.5 hereof and the other Sections of this Indenture referred to in clauses (a) through (d) below, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

          (a) the rights of Holders to receive payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due;

          (b) the Company's obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payments;

          (c) the rights, powers, trust, duties and immunities of the Trustee and the Company's obligations in connection therewith; and

          (d) the Legal Defeasance provisions of this Article VIII.

          Subject to compliance with this Article VIII, the Company may exercise its option under this Section 8.2, notwithstanding the prior exercise of its option under Section 8.3 hereof.

SECTION 8.3. Covenant Defeasance.

          Upon the Company's exercise under Section 8.1 hereof of the option applicable to this Section 8.3, the Company and any Guarantor shall, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, be released from their obligations under the covenants contained in Sections 3.9, 3.10, 4.5,
4.7 through 4.12, 4.13 (except with respect to the corporate existence of the Company) and 4.14 through 4.21 hereof, both inclusive, and Section 5.1(2) with respect to the outstanding Notes and Guarantees, as applicable, on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in con-nection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document, and such omission to comply shall not constitute a Default or an Event of Default under Section 6.1 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company's exercise under Section 8.1 hereof of the option applicable to this Section 8.3, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, Sections 6.1(3) through 6.1(9) hereof shall not constitute Events of Default.

SECTION 8.4. Conditions to Legal or Covenant Defeasance.

          The following are the conditions precedent to the application of either Section 8.2 or 8.3 hereof to the outstanding Notes:

          In order to exercise either Legal Defeasance or Covenant Defeasance:

          (1) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders cash in U.S. dollars, U.S. Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be;

          (2) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that:

               (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling; or

               (b) since the date of this Indenture, there has been a change in the applicable federal income tax law,

     in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

          (3) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

          (4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or an Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowings);

          (5) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under this Indenture (other than a Default or an Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowings) or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

          (6) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others;

          (7) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with; and

          (8) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally.

          Notwithstanding the foregoing, the Opinion of Counsel required by clause (2) above with respect to a Legal Defeasance need not be delivered if all Notes not theretofore delivered to the Trustee for cancellation (1) have become due and payable or (2) will become due and payable on the maturity date within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.

SECTION 8.5. Deposited Money and U.S. Government Securities To Be Held in Trust;
             Other Miscellaneous Provisions.

          Subject to Section 8.6 hereof, all money and U.S. Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.5 only, the "Trustee") pursuant to Section 8.4 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (other than the Company) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal or Redemption Price of, and Additional Interest, if any, interest on, the Notes, that such money need not be segregated from other funds except to the extent required by law.

          The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or U.S. Government Securities deposited pursuant to Section 8.4 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

          Anything in this Article VIII to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the written request of the Company any money or U.S. Government Securities held by it as provided in Section 8.4 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.4(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.6. Repayment to the Company.

          Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal, Redemption Price or Purchase Price of, or Additional Interest, if any, or interest on any Note and remaining unclaimed for two years after such amount has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Company for payment thereof as a general creditor, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, at the expense of the Company, shall cause to be published once, in The New York Times and The Wall Street Journal (national editions), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days after the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 8.7. Reinstatement.

          If the Trustee or Paying Agent is unable to apply any U.S. dollars or U.S. Government Securities in accordance with Section 8.2 or 8.3 hereof, as the case may be, by reason of any order of judgment of any court or Authority enjoining, restraining or otherwise prohibiting such application, then the obligations of the Company under this Indenture, and the Notes and the Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.2 or 8.3 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.2 or 8.3 hereof, as the case may be; provided, however, that, if the Company makes any payment with respect to any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

                                  ARTICLE IX.

                        AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.1. Without Consent of Holders of Notes.

          Notwithstanding Section 9.2 of this Indenture, the Company, the Guarantors, if any, and the Trustee may amend or supplement this Indenture, the Notes or any Security Document or any other agreement or instrument entered into by it in connection with this Indenture, the Notes or the Security Documents without the consent of any Holder of a Note:

          (a) to cure any ambiguity, defect or inconsistency so long as such change does not, in the opinion of the Trustee (which opinion may be formulated in reliance on such evidence as the Trustee deems appropriate, including, without limitation, solely on an Opinion of Counsel), adversely affect the rights of any of the Holders in any material respect;

          (b) to provide for uncertificated notes in addition to or in place of certificated Notes;

          (c) to provide for the assumption of the Company's obligations to the Holders of the Notes in the case of a merger or consolidation or sale of all or substantially all of the Company's assets pursuant to Article V hereof;

          (d) to comply with the requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA;

          (e) provide for any Guarantee with respect to the Notes or to release any Guarantee of the Notes as provided or permitted under this Indenture;

          (f) to evidence and provide for the appointment of a successor Trustee pursuant to Section 7.9 hereof;

          (g) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any Holder of the Notes; or

          (h) to enter into a supplemental indenture to provide for the issuance of Additional Notes.

          Upon the request of the Company, accompanied by a Board Resolution authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 7.2 hereof, the Trustee shall join with the Company in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

SECTION 9.2. With Consent of Holders of Notes.

          Except as provided below in this Section 9.2, the Company and the Trustee may amend or supplement this Indenture, the Notes, the Security Documents and any other agreement or instrument entered into by it in connection with this Indenture, the Notes or the Security Documents with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a tender offer or exchange offer for the Notes), and, subject to Sections 6.2, 6.4 and
6.7 hereof, any existing Default or Event of Default or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes).

          Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder):

          (1) reduce the amount of Notes whose Holders must consent to an amendment, supplement or waiver;

          (2) reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest, on any Notes;

          (3) reduce the principal of or change or have the effect of changing the fixed maturity of any Notes, or change the date on which any Notes may be subject to redemption or reduce the redemption price therefor;

          (4) make any Notes payable in money other than that stated in the Notes;

          (5) make any change in provisions of this Indenture (a) protecting the right of each Holder to receive payment of principal of and interest on such Note on or after the due date thereof or to bring suit to enforce such payment, or (b) permitting Holders of a majority in principal amount of Notes to waive Defaults or Events of Default;

          (6) after the Company's obligation to purchase Notes arises thereunder, amend, change or modify in any material respect the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control, make and consummate a Net Proceeds Offer with respect to any Asset Sale that has been consummated or make and consummate a Loss Proceeds Offer in the event of a Event of Loss or, after such Change of Control or Event of Loss has occurred or such Asset Sale has been consummated, modify any of the provisions or definitions with respect thereto;

          (7) modify or change any provision of this Indenture or the related definitions affecting the ranking of the Notes or any Guarantee in a manner which adversely affects the Holders; or

          (8) release (a) any Guarantor that is a Significant Subsidiary from any of its obligations under its Guarantee or this Indenture otherwise than in accordance with the terms of this Indenture or (b) all or substantially all of the Collateral otherwise than in accordance with the terms of this Indenture.

          Upon the written request of the Company accompanied by a Board Resolution authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of an Officers' Certificate and an Opinion of Counsel, the Trustee shall join with the Company in the execution of such amended or supplemental indenture unless such amended or supplemental Indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.

          It shall not be necessary for the consent of the Holders of Notes under this Section 9.2 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

          After an amendment, supplement or waiver under this Section 9.2 becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver.

SECTION 9.3. Compliance with Trust Indenture Act.

          Every amendment or supplement to this Indenture or the Notes shall be set forth in a amended or supplemental indenture that complies with the TIA as then in effect.

SECTION 9.4. Revocation and Effect of Consents.

          Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the con-sent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and therefore binds every Holder.

SECTION 9.5. Notation on or Exchange of Notes.

          The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver.

          Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.6. Trustee To Sign Amendment, Etc.

          The Trustee shall sign any amended or supplemental indenture authorized pursuant to this Article IX if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. In executing any amended or supplemental indenture, the Trustee shall be provided with, in addition to the documents required by Sections 15.4 and 15.5 hereof, and, subject to Section 7.1, shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that (i) the execution of such amended or supplemental indenture is authorized or permitted by this Indenture, (ii) no Event of Default shall occur as a result of the execution of such Officers' Certificate or the delivery of such Opinion of Counsel and (iii) the amended or supplemental indenture complies with the terms of this Indenture.

                                   ARTICLE X.

                        COLLATERAL AND SECURITY DOCUMENTS

SECTION 10.1. Security Documents.

          (a) As general and continuing collateral security for the due repayment and satisfaction of all present and future indebtedness, liabilities and obligations of any kind whatsoever, under, in connection with or relating to this Indenture, including without limitation, the Notes (including any Guarantees thereof) and any ultimate unpaid balance thereof and to secure the due performance of all of the other present and future obligations of the Company and any Guarantors to the Trustee and the Holders under this Indenture, each Security Document and the Notes (including any Guarantees thereof), the Company for all purposes, has entered into the Security Documents and granted a first priority security interest (subject only to Prior Liens) in the Collateral as security for the Notes.

          (b) The Company represents, covenants, agrees and warrants that it at all relevant times has had, and that it and each Restricted Subsidiary of the Company to which any Collateral is sold, issued, conveyed, leased, assigned or otherwise transferred and which Collateral is not released in accordance with the provisions of this Article X (each such Restricted Subsidiary, a "Transferee Restricted Subsidiary") shall at all times have, the right, power and authority to grant a security interest in the property constituting the Collateral, in the manner and form done, or intended to be done, in the Security Documents, free and clear of all Liens (other than Collateral Permitted Liens), and that (i) it and each

Transferee Restricted Subsidiary will forever warrant and defend the title to the same against the claims of all persons whatsoever (except as to Collateral Permitted Liens), (ii) it and each Transferee Restricted Subsidiary will execute, acknowledge and deliver to the Trustee such further assignments, transfers, assurances, agreements, supplements, powers and other instruments as the Trustee may reasonably require or request, and (iii) it and each Transferee Restricted Subsidiary will do or cause to be done all such acts and things as may be necessary or proper, or as may be reasonably required by the Trustee, to assume and confirm to the Trustee the Collateral, or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of the Security Documents, this Indenture and the Notes. The Company further represents, covenants, agrees and warrants that each Security Document creates a valid first-ranking Lien (subject only to Prior Liens) on the Collateral subject thereto.

SECTION 10.2. Recording.

          (a) Each of the Company and the Transferee Restricted Subsidiaries, as applicable, will cause, at the Company's sole cost and expense, this Indenture and each Security Document, and all amendments or supplements thereto, to be registered, recorded and filed and/or re-recorded and/or re-filed and/or renewed in such manner and in such place or places, if any, as may be required by law or reasonably requested or required by the Trustee in order to preserve, protect and maintain the perfected first-ranking Liens (subject only to Prior Liens) created by the Security Documents and to effectuate and preserve the rights of the Holders and the Trustee. The Company will pay all mortgage, mortgage recording, stamp, intangible or other similar taxes, charges or fees required to be paid by any Person under applicable Legal Requirements in connection with the execution, delivery, recordation, filing, perfection or enforcement of any of the Security Documents.

          (b) The Company shall furnish to the Trustee, promptly, but in no event later than 30 days after the execution and delivery of this Indenture, an Opinion or Opinions of Counsel required by TIA (S) 314(b)(1).

          (c) The Company shall furnish to the Trustee on the anniversary of the Issue Date in each year, beginning with 2004, an Opinion or Opinions of Counsel, dated as of such date, either stating that, in the opinion of such counsel, such action has been taken with respect to the recording, registering, filing, re-recording, re-registering and re-filing of (x) this Indenture and (y) the Security Documents, and all supplemental indentures and amendments thereto as are necessary to maintain the Lien created by each such Security Document and reciting the details of such action or referring to prior Opinions of Counsel in which such details are given, and stating that all financing statements and continuation statements have been executed and filed that are necessary to perfect such Lien and preserve and protect the rights of the Holders and the Trustee hereunder, the rights of the Trustee under the Security Documents, or stating that, in the opinion of such counsel, no such action is necessary to maintain such Liens.

SECTION 10.3. Possession of the Collateral and the Collateral Account;
              Limitation on Duty of Trustee in Respect of Collateral.

          (a) Until the occurrence of an Event of Default, the Company and any Transferee Restricted Subsidiary may possess, manage, operate and enjoy, as applicable, the Collateral in accordance with the terms of this Indenture, the Notes, the Guarantees and the Security Documents.

          (b) Notwithstanding the foregoing, all amounts received by the Trustee as proceeds of any part of the Collateral (including Net Cash Proceeds in the case of an Asset Sale and Net Loss Proceeds in the case of an Event of Loss) and all amounts of money, securities, letters of credit and other evidences of indebtedness deposited with or held by the Trustee in accordance with this Indenture and any

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Security Document shall be held by the Trustee, as security for the obligations of the Company and the Guarantors, if any, under this Indenture and the Security Documents until applied in accordance with the terms of this Indenture. Neither receipt by the Trustee, nor any application whatsoever by the Trustee of Net Cash Proceeds, or Net Loss Proceeds, or other amounts under this subsection (b) shall operate as payment or novation of the Indebtedness of the Company or the Guarantors, if any, under this Indenture or the Security Documents, or as a reduction of the mortgages, pledges and charges created under the Security Documents, notwithstanding any law, usage or custom to the contrary.

          (c) The Trustee shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes gross negligence, bad faith or willful misconduct on the part of the Trustee, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of the Company or any Transferee Restricted Subsidiary to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral. Other than as set forth in this Indenture or in the Security Documents, the Trustee shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of this Indenture, the Security Agreement or any other document contemplated hereby or thereby by the Company, or any other parties hereto or thereto.

SECTION 10.4. Suits To Protect the Collateral.

          The Trustee shall have power to institute and to maintain such suits and proceedings as it may reasonably deem expedient to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of this Indenture or any of the Security Documents, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders in the Collateral and in the principal, interest, issues, profits, rents, revenues and other income arising therefrom, including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid, if the enforcement of, or compliance with, such enactment, rule or order would impair the security hereunder or under any of the Security Documents, or be prejudicial to the interests of the Holders or the Trustee. No duty beyond that set forth in
Section 7.1 hereof is imposed on the Trustee pursuant to this Section 10.4.

SECTION 10.5. Release of Collateral.

          (a) The Trustee shall not at any time release Collateral from the Liens created by this Indenture and the Security Documents unless such release is in accordance with the provisions of this Indenture and the Security Documents.

          (b) Anything herein to the contrary notwithstanding, at any time when an Event of Default shall have occurred and be continuing, no release of Collateral pursuant to the provisions of this Indenture or the Security Documents shall be effective as against the Holders.

          (c) The release of any Collateral from the Lien of the Security Documents shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to this Indenture and the Security Documents. To the extent applicable, the Company shall cause TIA (S) 314(d) relating to the release of property from the Lien of the Security Documents and relating to the substitution therefor of any property to be subjected to the Lien of

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the Security Documents to be complied with. Any certificate or opinion required by TIA (S) 314(d) may be made by an Officer of the Company, except in cases where TIA (S) 314(d) requires that such certificate or opinion be made by an independent person, which person shall be an independent engineer, appraiser or other expert selected by the Company.

SECTION 10.6. Specified Releases of Collateral.

          (a) Satisfaction and Discharge; Defeasance. The Company shall be entitled to obtain a full release of all of the Collateral from the Liens of this Indenture and of the Security Documents upon payment in full of all principal, premium, if any, interest and Additional Interest, if any, on the Notes and of all obligations for the payment of money due and owing to the Trustee or the Holders under this Indenture, the Notes, any Guarantees and the Security Documents, or upon compliance with the conditions precedent set forth in Article VIII for Legal Defeasance or Covenant Defeasance. Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel, each to the effect that such conditions precedent have been complied with (and which may be the same Officers' Certificate and Opinion of Counsel required by Article VIII hereof), together with such documentation, if any, as may be required by the TIA (including, without limitation, TIA (S) 314(d)) or reasonably required by the Trustee prior to the release of such Collateral, the Trustee shall promptly take all action that is necessary or reasonably requested by the Company (at the expense of the Company) to release and reconvey to the Company without recourse all of the Collateral, and shall deliver such Collateral in its possession to the Company including, without limitation, the execution and delivery of releases and satisfactions wherever required.

          (b) Releases of Collateral in Connection with Asset Sales. The Company and any Transferee Restricted Subsidiary shall be entitled to obtain a release of, and the Trustee shall release, items of Collateral subject to an Asset Sale (other than Trust Monies constituting Net Cash Proceeds from an Asset Sale of Collateral, which Trust Monies are subject to release from the Lien of the Security Documents as provided under Article XII hereof) (the "Released Collateral") upon compliance with the conditions precedent that the Company shall have delivered to the Trustee the following:

          (i) a written notice from the Company requesting release of Released Collateral (a "Company Notice") and

               (A) specifically describing the proposed Released Collateral,

               (B) specifying the fair market value of such Released Collateral on a date within 60 days of the Company Notice (the "Valuation Date"),

               (C) stating that the consideration to be received is at least equal to the fair market value of the Released Collateral,

               (D) stating that the release of such Released Collateral shall not materially and adversely impair the value of the remaining Collateral, taken as a whole, or interfere with or impede the Trustee's ability to realize the value of the remaining Collateral and shall not impair the maintenance and operation of the remaining Collateral,

               (E) confirming the sale of, or an agreement to sell, such Released Collateral in a bona fide sale to a Person that is not an Affiliate of the Company or, in the event that such sale is to a Person that is an Affiliate of the Company, confirming that such sale is being made in accordance with Section 4.11 hereof,

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

               (F) certifying that such Asset Sale complies with the terms and conditions of this Indenture, including, without limitation, Section
          4.10 hereof,

               (G) in the event that there is to be a substitution of property for the Collateral subject to the Asset Sale, specifying the property intended to be substituted for the Collateral to be disposed of, and

               (H) accompanied by a counterpart of the instruments proposed to give effect to the release fully executed and acknowledged (if applicable) by all parties thereto other than the Trustee;

          (ii) an Officers' Certificate certifying that

               (A) such sale does not cover any Collateral other than the Released Collateral and complies with the terms and conditions of this Indenture, including, without limitation, Section 4.10 hereof,

               (B) Net Cash Proceeds from the Asset Sale of any of the Released Collateral shall either be (1) deposited in the Collateral Account, and have been or will be applied in accordance herewith, including
          Section 4.10 hereof or (2) applied in accordance with Section 4.10 hereof substantially concurrent with such Asset Sale,

               (C) there is not, and shall not be, an Event of Default in effect or continuing on the date thereof, the Valuation Date or the date of such Asset Sale,

               (D) the release of the Released Collateral shall not result in a Default or Event of Default hereunder, and

               (E) all conditions precedent in this Indenture and the Security Documents to such release have been complied with;

          (iii) substantially concurrent with such Asset Sale, the Net Cash Proceeds and other property received as consideration from the Asset Sale, together with such instruments of conveyance, assignment and transfer, if any, as may be necessary, in the Opinion of Counsel, to subject to the Lien of this Indenture and the Security Documents all the right, title and interest of the Company in and to such property (to the extent required by this Indenture and the Security Documents);

          (iv) all documentation required by the TIA (including, without limitation, TIA (S) 314(d)), if any, prior to the release by the Trustee of the Released Collateral, and, in the event there is to be a substitution of property for the Collateral subject to the Asset Sale, all documentation required by the TIA to effect the substitution of such new Collateral and to subject such new Collateral to the Lien of the relevant Security Documents, and all documents required by Section 10.1 hereof with respect to such new Collateral;

          (v) an Opinion of Counsel stating that the documents that have been or are therewith delivered to the Trustee in connection with such release conform to the requirements of this Indenture and (i) that any obligation included in the consideration for any Released Collateral and to be received by the Trustee pursuant to Section 12.4(d) is a valid and binding obligation enforceable in accordance with its terms subject to customary exceptions regarding equitable prin-ciples, creditors' rights generally and bankruptcy, as shall be reasonably acceptable to the Trustee, and is effectively pledged under the Security Documents, (ii) that any Lien granted by a purchaser to secure a purchase money obligation is a fully perfected Lien and such instrument granting such Lien is enforceable in accordance with its terms, (iii) either (x) that such instruments of conveyance, assignment and transfer as have been or are then delivered to the Trustee are sufficient to subject to the Lien of the Security Documents all the right, title and interest of the Company in and to any property that is included in the consideration for the Released Collateral and is to be received by the Trustee pursuant to
     Section 12.4(d), or (y) that no instruments of conveyance, assignment or transfer are necessary for such purpose, (iv) that the Company has corporate power to own all property included in the consideration for such release, and (v) that all conditions precedent herein and under any of the Security Documents relating to the release of such Collateral have been complied with; and

          (vi) if the Collateral to be released (i) is only a portion of a discrete parcel of Real Property, an Opinion of Counsel or an endorsement to any title insurance policy insuring the Lien in favor of the Trustee created by a Mortgage on such Mortgaged Property confirming that after such release, the Lien of the applicable Mortgage continues unimpaired as a first priority perfected Lien upon the remaining Mortgaged Property subject only to Collateral Permitted Liens; and (ii) involves Mortgaged Property having a fair market value in excess of $250,000, the Company shall have delivered to the Trustee a survey depicting the Real Property to be released.

          Upon compliance by the Company with the conditions precedent set forth above, the Trustee shall promptly cause to be released and reconveyed to the Company or the applicable Transferee Restricted Subsidiary the Released Collateral without recourse by executing a release in the form provided by the Company and reasonably acceptable to the Trustee, at the sole cost and expense of the Company.

          (c) Release of Collateral in Connection with Events of Loss. The Company and any Transferee Restricted Subsidiary shall be entitled to obtain a release of, and the Trustee shall release, Subject Property (other than Trust Monies constituting Net Loss Proceeds from an Event of Loss, which Trust Monies are subject to release from the Lien of the Security Documents as provided under
Article XII hereof) subject to an Event of Loss (provided the Company or the applicable Transferee Restricted Subsidiary has not elected to rebuild, repair, restore or construct improvements to, such Subject Property in accordance with the provisions of Section 4.19(a)(1) hereof), upon compliance with the conditions precedent that the Company shall have delivered to the Trustee the following:

          (i) an Officers' Certificate of the Company certifying:

               (A) that such Collateral is the subject of an Event of Loss and the amount of the Net Loss Proceeds received in connection therewith;

               (B) if applicable, that such property was taken by Condemnation;

               (C) in the case of a taking by Condemnation, that the award for the property so taken has become final and that an appeal from such award is not advisable in the interests of the Company or the Holders; and

               (D) that all conditions precedent to such release have been complied with;

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

          (ii) the Net Loss Proceeds to be held as Trust Monies subject to the disposition thereof pursuant to Article XII hereof;

          (iii) all documentation required by the TIA (including, without limitation, TIA (S) 314(d)), if any, prior to the release of Collateral by the Trustee; and

          (iv) an Opinion of Counsel substantially to the effect:

               (A) if applicable, that such property has been taken by eminent domain, or has been sold pursuant to the exercise of a right vested in an Authority to purchase, or to designate a purchaser or order a sale of, such property;

               (B) in the case of a taking by eminent domain, that the award for the property so taken has become final; and

               (C) that the instrument or instruments and the award or payment of such taking which have been or are therewith delivered to and deposited with the Trustee conform to the requirements of this Indenture and the applicable Security Documents and that, upon the basis of such application, the Trustee is permitted by the terms hereof and of the Security Documents to execute and deliver the release requested, and that all conditions precedent herein and in the Security Documents provided for relating to such release have been complied with.

          In any proceedings for the Condemnation of any part of the Collateral, the Trustee may be represented by counsel who may be counsel for the Company.

          Upon compliance by the Company with the conditions precedent set forth above, the Trustee shall promptly cause to be released and reconveyed to the Company or the applicable Transferee Restricted Subsidiary the Released Collateral without recourse by executing a release in the form provided by the Company and reasonably acceptable to the Trustee, at the sole cost and expense of the Company.

SECTION 10.7. Disposition of Collateral Without Release; Other Dispositions of
              Collateral.

          (a) Notwithstanding the provisions of Sections 10.5 and 10.6 hereof and the Security Documents and subject to Sections 10.8 and 15.1 below, so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, the Company may, without any prior release or consent by the
Trustee:

          (i) sell or otherwise dispose in any transaction or series of related transactions any Collateral that may be defective or may have become worn out, defective or obsolete or is not used or useful in the operation of the Company and (a) which has an aggregate fair market value of such property of $500,000 or less or (b) which is replaced by property of substantially equivalent or greater value which shall become subject to the Lien of the Security Documents pursuant to Section 10.1 hereof;

          (ii) alter, repair, replace, change the location or position of and add to its plants, structures, machinery, systems, equipment, fixtures and appurtenances; provided, however, that no change in the location of any such Collateral subject to the Lien of any of the Security Docu-ments shall be made which (1) removes such property into a jurisdiction in which any instrument required by law to perfect the Lien of any of the relevant Security Document on such property, including all necessary instruments of further assurance, has not been recorded, registered or filed in the manner required by law to continue the perfection of the Lien of any of the Security Documents on such property, (2) does not comply with the terms of this Indenture and the Security Documents or (3) otherwise impairs the Lien of the Security Documents;

          (iii) subject to the provisions of the Security Documents, abandon, terminate, cancel, release or make alterations in or substitutions of any leases, contracts or rights-of-way subject to the Lien of the Security Documents; and

          (iv) subject to the provisions of the Security Documents, grant leases or subleases in respect of any Real Property in the event that the Company determines, in its reasonable business judgment, that such Real Property is no longer useful in the conduct of such entity's business and such leases or subleases do not materially interfere with the ordinary course of business of the Company and its Subsidiaries and do not materially affect the value of the property subject thereto; provided, however, that any such lease or sublease shall by its terms be subject and subordinate to the Lien, and otherwise comply with the provisions, of the Mortgage affecting such Real Property.

          (b) Notwithstanding the provisions of Sections 10.5, 10.6 and 10.7(a) hereof and the Security Documents and subject to Sections 10.8 and 15.1 hereof, the Company and any Transferee Restricted Subsidiary shall be entitled to obtain a release of, and the Trustee shall release, items of Collateral subject to any transaction or series of related transactions which transaction or series of related transactions would have been deemed an Asset Sale but for clauses (a) or
(e) of the definition of "Asset Sale" (provided, however, that in the case of a transactions or series of related transactions which meet the criteria of clause
(a) thereof but not the criteria of clause (e) thereof, the aggregate fair market value of such Collateral as of the Valuation Date is less than $2.0 million), upon compliance with the conditions precedent that the Company shall have delivered to the Trustee the following:

          (i) a Company Notice requesting release of such Released Collateral and

               (A) specifically describing the proposed Released Collateral,

               (B) in the case of a transaction or series of related transactions described in clause (a) of the definition of "Asset Sale," specifying the fair market value of such Released Collateral on the Valuation Date,

               (C) in the case of a transaction or series of related transactions which meet the criteria of clause (a) of the definition of "Asset Sale" but not the criteria of clause (e) thereof, stating that the release of such Released Collateral shall not materially and adversely impair the value of the remaining Collateral, taken as a whole, or interfere with or impede the Trustee's ability to realize the value of the remaining Collateral and shall not impair the maintenance and operation of the remaining Collateral,

               (D) certifying that such transaction is not an Asset Sale,

               (E) accompanied by a counterpart of the instruments proposed to give effect to the release fully executed and acknowledged (if applicable) by all parties thereto other than the Trustee;

          (ii) an Officers' Certificate certifying that

               (A) there is not, and shall not be, an Event of Default in effect or continuing on the date thereof, the Valuation Date or the date of such transaction or transactions,

               (B) the release of the Released Collateral shall not result in a Default or Event of Default hereunder, and

               (C) all conditions precedent in this Indenture and the Security Documents to such release have been complied with;

          (iii) all documentation required by the TIA (including, without limitation, TIA (S) 314(d)), if any, prior to the release by the Trustee of the Released Collateral,

          (iv) an Opinion of Counsel stating that the documents that have been or are therewith delivered to the Trustee in connection with such release conform to the requirements of this Indenture and that all conditions precedent herein and under any of the Security Documents relating to the release of such Collateral have been complied with; and

          (v) if the Collateral to be released (i) is only a portion of a discrete parcel of Real Property, an Opinion of Counsel or an endorsement to any title insurance policy insuring the Lien in favor of the Trustee created by a Mortgage on such Mortgaged Property confirming that after such release, the Lien of the applicable Mortgage continues unimpaired as a first priority perfected Lien upon the remaining Mortgaged Property subject only to Collateral Permitted Liens; and (ii) involves Mortgaged Property having a fair market value in excess of $250,000, the Company shall have delivered to the Trustee a survey depicting the Real Property to be released.

          Upon compliance by the Company with the conditions precedent set forth above, the Trustee shall promptly cause to be released and reconveyed to the Company or the applicable Transferee Restricted Subsidiary the Released Collateral without recourse by executing a release in the form provided by the Company and reasonably acceptable to the Trustee, at the sole cost and expense of the Company.

SECTION 10.8. Form and Sufficiency of Release.

          In the event that the Company or any Transferee Restricted Subsidiary has sold, exchanged, or otherwise disposed of or proposes to sell, exchange or otherwise dispose of any portion of the Collateral that under the provisions of
Section 10.6 or 10.7 hereof may be sold, exchanged or otherwise disposed of by the Company or any Transferee Restricted Subsidiary, and the Company requests in writing that the Trustee furnish a written disclaimer, release or quitclaim of any interest in such property under this Indenture, the applicable Guarantee, if any, and the Security Documents, upon being satisfied that the Company or such Transferee Restricted Subsidiary is selling, exchanging or otherwise disposing of the Collateral in accordance with the provisions of Section 10.6 or 10.7 hereof (which, in the case of Section 10.7(a) hereof, shall include receipt of (i) an Officers' Certificate by the Company reciting the sale, exchange or other disposition made or proposed to be made and describing in reasonable detail the property affected thereby, and stating that such property is property which by the provisions of Section 10.7(a) hereof may be sold, exchanged or otherwise disposed of or dealt with by the Company or such Transferee Restricted Subsidiary without any release or consent of the Trustee and (ii) an Opinion of Counsel stating that the sale, exchange or other disposition made or proposed to be made was duly taken by the Company or such Transferee Restricted Subsidiary in conformity with a designated subsection of Section 10.7(a) hereof and that the execution and form of such written disclaimer, release or quitclaim is appropriate under this Section 10.8), the Trustee shall promptly execute, acknowledge and deliver to the Company such an instrument in the form provided by the Company, and providing for release without recourse or warranty, promptly after satisfaction of the conditions set forth herein for delivery of any such release and shall take such other action as the Company may reasonably request and as necessary to effect such release. Notwithstanding the preceding sentence, all purchasers and grantees of any property or rights purporting to be released shall be entitled to rely upon any release executed by the Trustee hereunder as sufficient for the purpose of this Indenture and as constituting a good and valid release of the property therein described from the Lien of this Indenture and of the Security Documents.

SECTION 10.9. Actions by the Trustee.

          Subject to the provisions of the Security Documents and Article VIII, the Trustee may in its sole discretion and without the consent of the Holders take all actions it deems necessary or appropriate in order to (i) enforce any of the terms of the Security Documents and (ii) collect and receive all amounts payable in respect of the obligations of the Company and any Guarantors under the Security Documents and this Indenture.

                                   ARTICLE XI.

                                    GUARANTEE

SECTION 11.1. Unconditional Guarantee.

          Pursuant to the Guarantee executed by each Guarantor, if any, each Guarantor hereby unconditionally guarantees, on a senior basis jointly and severally, to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, the Notes or the obligations of the Company hereunder or thereunder, that: (i) the principal of and interest on the Notes will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration or otherwise and interest on the overdue principal, if any, and interest on any interest, to the extent lawful, of the Notes and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any Notes or of any such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by acceleration or otherwise, subject, however, in the case of clauses (i) and (ii) above, to the limitations set forth in Section 11.3. Each Guarantor, if any, hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, and action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor, if any, hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Guarantee will not be discharged except by complete performance of the obligations contained in the Notes, this Indenture and in this Guarantee. If any Holder or the Trustee is required by any court or otherwise to return to the Company, any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or any Guarantor, any amount paid by the Company or any Guaran-tor to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor, if any, further agrees that, as between each Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article VI for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in
Article VI, such obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of this Guarantee.

SECTION 11.2. Severability.

          In case any provision of this Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 11.3. Limitation of Guarantor's Liability.

          Each Guarantor, if any, and by its acceptance hereof, each Holder, hereby confirms that it is the intention of all such parties that the guarantee by such Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of any Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law. To effectuate the foregoing intention, the Holders and such Guarantor hereby irrevocably agree that the obligations of such Guarantor under the Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to Section 11.5, result in the obligations of such Guarantor under the Guarantee not constituting such fraudulent transfer or conveyance.

SECTION 11.4. Release of Guarantor.

          (a) In addition to the provisions of Section 4.16 hereof, the Guarantee and any obligations of each Guarantor, if any, under any Security Document to which it is a party and any Lien created by such Guarantor under any such Security Documents will be automatically and unconditionally released without any action on the part of the Trustee or the Holders of the Notes: (1) in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including, without limitation, by way of merger or consolidation), if the Company applies the Net Cash Proceeds of that sale or other disposition in accordance with the applicable provisions of this Indenture; (2) in connection with any sale of all of the Capital Stock of that Guarantor, if the Company applies the Net Cash Proceeds of that sale in accordance with the applicable provisions of this Indenture; (3) if the Company designates that Guarantor as an Unrestricted Subsidiary in accordance with the applicable provisions of this Indenture; or (4) upon the payment in full of the Notes.

          In addition, concurrently with any Legal Defeasance or Covenant Defeasance, the Guarantors shall be released from all of their obligations under their respective applicable Guarantees.

          (b) The Trustee shall deliver an appropriate instrument evidencing such release upon receipt of a request by the Company accompanied by an Officers' Certificate and Opinion of Counsel certifying as to the compliance with Section 4.16 hereof or this Section 11.4, as applicable.

SECTION 11.5. Contribution.

          In order to provide for just and equitable contribution among the Guarantors, if any, such Guarantors agree, inter se, that in the event any payment or distribution is made by any Guarantor (a "Funding Guarantor") under the Guarantee, such Funding Guarantor shall be entitled to a contribution from all other Guarantors in a pro rata amount based on the Adjusted Net Assets (as defined below) of each Guarantor (including the Funding Guarantor) for all payments, damages and expenses incurred by that Funding Guarantor in discharging the Company's obligations with respect to the Notes or any other Guarantor's obligations with respect to the Guarantee. "Adjusted Net Assets" of such Guarantor at any date shall mean the lesser of the amount by which (x) the fair value of the property of such Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), but excluding liabilities under the Guarantee, of such Guarantor at such date and (y) the present fair salable value of the assets of such Guarantor at such date exceeds the amount that will be required to pay the probable liability of such Guarantor on its debts (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), excluding debt in respect of the Guarantee of such Guarantor, as they become absolute and matured.

SECTION 11.6. Waiver of Subrogation.

          Until all obligations are paid in full, each Guarantor, if any, hereby irrevocably waives any claims or other rights which it may now or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of such Guarantor's obligations under the Guarantee and this Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Holder against the Company, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and the Notes shall not have been paid in full, such amount shall have been deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Holders, and shall, forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied upon the Notes, whether matured or unmatured, in accordance with the terms of this Indenture. Each Guarantor, if any, acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 11.6 is knowingly made in contemplation of such benefits.

SECTION 11.7. Execution of Guarantee.

          To evidence their guarantee to the Holders set forth in this Article XI, the Guarantors, if any, hereby agree to execute the Guarantee in substantially the form attached hereto as Exhibit C, which shall be endorsed on each Note ordered to be authenticated and delivered by the Trustee. Each Guarantor, if any, hereby agrees that its Guarantee set forth in this Article XI shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee. Each such Guarantee shall be signed on behalf of each Guarantor, if any, by one of its authorized Officers prior to the authentication of the Note on which it is endorsed, and the delivery of such Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of such Guarantee on behalf of such Guarantor. Such signatures upon the Guarantee may be by manual or facsimile signature of such officers and may be imprinted or otherwise reproduced on the Guarantee, and in case any such officer who shall have signed the Guarantee shall cease to be such officer before the Note on which such Guarantee is endorsed shall have been authenticated and delivered by the Trustee or disposed of by the Company, such Note nevertheless may be authenticated and delivered or disposed of as though the Person who signed the Guarantee had not ceased to be such officer of the Guarantor.

SECTION 11.8. Waiver of Stay, Extension or Usury Laws.

          Each Guarantor, if any, covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive each such Guarantor from performing its Guarantee as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) each such Guarantor hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                  ARTICLE XII.

                               COLLATERAL ACCOUNT

SECTION 12.1. Collateral Account.

          On the Issue Date, there shall be established and, at all times hereafter until the obligations of the Company and the Guarantors, if any, under this Indenture, the Notes and the Security Documents are discharged or defeased in accordance with the terms of this Indenture, there shall be maintained with the Trustee the Collateral Account. The Collateral Account shall be established and maintained by the Trustee at its Corporate Trust Office and designated in the name of OMNOVA Solutions Inc., subject to the security interest in favor of the Trustee. All Trust Monies which are received by the Trustee shall be deposited in the Collateral Account and thereafter shall be held by and under the sole dominion and control of the Trustee for its benefit and for the benefit of the Holders as a part of the Collateral and, upon any entry upon or sale or other disposition of the Collateral or any part thereof pursuant to any of the Security Documents, said Trust Monies shall be applied in accordance with
Section 6.10 hereof; but prior to any such entry, sale or other disposition, all or any part of the Trust Monies held by the Trustee may be withdrawn, and shall be released, paid or applied by the Trustee in accordance with the terms of this
Article XII.

SECTION 12.2. Withdrawal of Net Loss Proceeds.

          (A) To the extent that any Trust Monies consist of Net Loss Proceeds, such Trust Monies may be withdrawn by the Company and shall be paid by the Trustee upon the Company's written request delivered to the Trustee for expenditures made or to be made, or costs incurred or to be incurred, by the Company in accordance with the provisions of Section 4.19(a) hereof upon receipt by the Trustee of the following:

          (a) An Officers' Certificate, dated not more than 30 days prior to the date of the application for the withdrawal and payment of such Trust Monies, setting forth that:

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

               (i) such funds are being applied in accordance with the provisions of Section 4.19(a) hereof for the purposes identified and briefly described in such Officer's Certificate;

               (ii) no part of such expenditures or costs has been paid out of the proceeds of insurance upon any part of the Collateral not required to be paid to the Trustee under the Security Documents;

               (iii) the Company has or substantially concurrent therewith will have title to such repairs, rebuildings, replacements that is substantially similar to its title to the property destroyed, damaged or taken and that any Liens upon such repairs, rebuildings and replacements are expressly permitted by this Indenture and the applicable Security Documents;

               (iv) no Default or Event of Default shall have occurred and be continuing after giving effect to such application; and

               (v) all conditions precedent herein provided for relating to such withdrawal and payment have been complied with;

          (b) all documentation required under the TIA (including, without limitation, TIA (S) 314(d));

          (c) in case any part of such repairs, rebuildings or replacements constitutes Real Property:

               (i) with respect to any such repairs, rebuildings or replacements that are not encompassed within or are not erected upon Mortgaged Property, an instrument or instruments in recordable form sufficient for the Lien of any applicable Mortgage to cover such repairs, rebuildings or replacements which, if such repairs, rebuildings or replacements include leasehold or easement interests, shall include normal and customary provisions with respect thereto and evidence of the filing of all such documents as may be necessary to perfect such Liens;

               (ii) in the event such repairs, rebuildings or replacements have a fair market value in excess of $250,000, a policy of title insurance (or a commitment to issue title insurance) insuring that the Lien of any applicable Mortgage constitutes a valid and perfected mortgage Lien on such repairs, rebuildings or replacements to the extent that such repairs, rebuildings or replacements extend beyond the exterior configuration of any improvement (subject to no Liens other than Collateral Permitted Liens) in an aggregate amount equal to the fair market value of such repairs, rebuildings or replacements or other investments, together with such endorsements and other opinions as are contemplated by Section 10.2(c), or with respect to any such repairs, rebuildings or replacements that are encompassed within or are erected upon Real Property subject to the Lien of a Mortgage, an endorsement to the title insurance policy issued pursuant to Section 10.2(c) regarding the affected Real Property confirming that such repairs, rebuildings or replacements are encumbered by the Lien of the applicable Mortgage (subject to no Liens other than Collateral Permitted Liens);

               (iii) in the event such repairs, rebuildings or replacements have a fair market value in excess of $250,000 and affect the exterior configuration of an improvement, a survey with respect thereto; and

               (iv) evidence of payment or a closing statement indicating payments to be made by the Company of all title insurance premiums, recording charges, and/or transfer taxes, if any, and other costs and expenses, including reasonable legal fees and disbursements of counsel for the Trustee (and any local counsel), that may be incurred to validly and effectively subject such repairs, rebuildings or replacements to the Lien of any applicable Security Document to perfect such Lien; and

          (d) in case any part of such repairs, rebuildings or replacements constitutes personal property interests:

               (i) if necessary, an instrument in recordable form sufficient for the Lien of any applicable Security Document to cover such repairs, rebuildings or replacements; and

               (ii) evidence of payment or a closing statement indicating payments to be made by the Company of all filing fees, recording charges and/or transfer taxes, if any, and other costs and expenses, including reasonable legal fees and disbursements of counsel for the Trustee (and any local counsel), that may be incurred to validly and effectively subject such repairs, rebuildings or replacements to the Lien of any Security Document; and

          (e) an Opinion of Counsel substantially stating:

               (i) that the instruments that have been or are therewith delivered to the Trustee conform to the requirements of this Indenture and the other Security Documents, and that, upon the basis thereof and the accompanying documents specified in this Section 12.2, all conditions precedent herein provided for relating to such withdrawal and payment have been complied with, and the Trust Monies whose withdrawal is then requested may be paid over under this Section 12.2;

               (ii) that the relevant Security Documents create a valid, binding and enforceable Lien on and security interest in such repairs, rebuildings and replacements in favor of the Trustee in favor of the Holders; and

               (iii) that all the Company's right, title and interest in and to said repairs, rebuilding or replacements, or combination thereof are then subject to the Lien of this Indenture and the relevant Security Documents.

Upon compliance with the foregoing provisions of this Section 12.2 and Section
12.1 hereof, the Trustee shall, upon receipt of a written request from the Company, pay an amount of Net Loss Proceeds constituting Trust Monies equal to the amount of the expenditures or costs stated in the Officers' Certificate required by clause (i) of paragraph (a) of this Section 12.2, or the fair market value to the Company or the applicable Restricted Subsidiary of such repairs, rebuildings and replacements stated in such Officers' Certificate (or in an independent appraiser's or independent financial advisor's certificate, if required by the TIA), whichever is less.

          (B) To the extent that any Trust Monies consist of Excess Loss Proceeds received by the Trustee pursuant to the provisions of Section 4.19 hereof and a Loss Proceeds Offer has been made in accordance therewith, such Trust Monies may be withdrawn by the Company and shall be paid by the Trustee to the Paying Agent for application in accordance with Section 4.19 upon a Company Notice to the Trustee and upon receipt by the Trustee of the following:

          (a) an Officers' Certificate, dated not more than three days prior to the Loss Proceeds Offer Purchase Date stating:

               (i) that no Default or Event of Default shall have occurred and be continuing after giving effect to such application;

               (ii) (x) that such Trust Monies constitute Excess Loss Proceeds,
          (y) that pursuant to and in accordance with Section 4.19, the Company has made an Loss Proceeds Offer and (z) the amount of Excess Loss Proceeds to be applied to the repurchase of Notes pursuant to the Loss Proceeds Offer;

               (iii) the Loss Proceeds Offer Purchase Date; and

               (iv) that all conditions precedent and covenants herein provided for relating to such application of Trust Monies have been complied with; and

          (b) all documentation, if any, required under TIA (S) 314(d).

          Upon compliance with the foregoing provisions of this Section 12.2(B), the Trustee shall apply the Trust Monies as directed and specified by such Company Notice, subject to Section 4.19.

SECTION 12.3. Withdrawal of Net Cash Proceeds To Fund a Net Proceeds Offer.

          To the extent that any Trust Monies consist of Excess Proceeds received by the Trustee pursuant to the provisions of Section 4.10 hereof and a Net Proceeds Offer has been made in accordance therewith, such Trust Monies may be withdrawn by the Company and shall be paid by the Trustee to the Paying Agent for application in accordance with Section 4.10 upon a Company Notice to the Trustee and upon receipt by the Trustee of the following:

          (a) An Officers' Certificate, dated not more than three Business Days prior to the Net Proceeds Offer Purchase Date stating:

               (i) that no Default or Event of Default shall have occurred and be continuing after giving effect to such application;

               (ii) (x) that such Trust Monies constitute Excess Proceeds, (y) that pursuant to and in accordance with Section 4.10 hereof, the Company has made a Net Proceeds Offer and (z) the amount of Excess Proceeds to be applied to the repurchase of Notes pursuant to the Net Proceeds Offer;

               (iii) the Net Proceeds Offer Purchase Date; and

               (iv) that all conditions precedent and covenants herein provided for relating to such application of Trust Monies have been complied with; and

          (b) all documentation, if any, required under TIA Section 314(d).

          Upon compliance with the foregoing provisions of this Section 12.3, the Trustee shall apply the Trust Monies as directed and specified by such Company Notice, subject to Section 4.10 hereof.

SECTION 12.4. Withdrawal of Trust Monies for Investment in Replacement Assets.

          In the event the Company intends to reinvest Net Cash Proceeds from an Asset Sale of assets or property that constitutes Collateral in Replacement Assets (the "Released Trust Monies"), such Net Cash Proceeds constituting Trust Monies may be withdrawn by the Company and shall be paid by the Trustee to the Company upon receipt by the Trustee of the following:

          (a) a written notice signed by the Company which shall (i) refer to this Section 12.4, (ii) contain all documents referred to below, (iii) describe with particularity the Released Trust Monies, (iv) describe with particularity the Replacement Assets to be invested in with respect to the Released Trust Monies and (v) be accompanied by a counterpart of the instruments proposed to give effect to the release fully executed and acknowledged (if applicable) by all parties thereto other than the Trustee;

          (b) an Officers' Certificate certifying that (i) such Trust Monies constitute Net Cash Proceeds, (ii) the release of the Released Trust Monies complies with the terms and conditions of this Indenture, (iii) there is no Default or Event of Default (both before and after investing in the Replacement Asset) in effect or continuing on the date thereof, (iv) the release of the Released Trust Monies shall not result in a Default or Event of Default hereunder and (v) all conditions precedent herein to such release have been complied with;

          (c) all documentation required under the TIA (including, without limitation, TIA (S) 314(d));

          (d) if the Replacement Asset proposed for investment is Real Property, the Company shall also deliver to the Trustee:

               (i) an instrument or instruments in recordable form sufficient for the Lien of any applicable Mortgage to cover such Real Property and evidence of the filing of all such financing statements and other instruments as may be necessary to perfect such Liens;

               (ii) a policy of title insurance (or a commitment to issue title insurance) insuring that the Lien of any applicable Mortgage constitutes a valid and perfected mortgage Lien on such Real Property (subject to no Liens other than Collateral Permitted Liens) in an aggregate amount not less than the then fair market value of the Real Property, together with an Officers' Certificate stating that any specific exceptions to such title insurance are Permitted Liens, together with such endorsements and other opinions as are contemplated by Section 10.2(b);

               (iii) in the event the fair market value of the Real Property is in excess of $250,000, a survey with respect thereto; and

               (iv) evidence of payment or a closing statement indicating payments to be made by the Company of all title premiums, recording charges, and/or transfer taxes, if any, and other costs and expenses, including reasonable legal fees and disbursements of one counsel for the Trustee (and any local counsel), that may be incurred to validly and effectively subject the Real Property to the Lien of any applicable Security Document to perfect such Lien;

          (e) if the Replacement Asset is a personal property interest, the Company shall deliver to the Trustee:

               (i) a Security Document or an amendment to an existing Security Document and such financing statements and other instruments, if any, necessary to create and perfect the Lien of any applicable Security Document on such personal property interest; and

               (ii) evidence of payment or a closing statement indicating payments to be made by the Company or the appropriate Guarantor of all filing fees, recording charges and/or transfer taxes, if any, and other costs and expenses, including reasonable legal fees and disbursements of one counsel for the Trustee (and any local counsel), that may be incurred to validly and effectively subject the Replacement Asset to the Lien of any Security Document; and

          (f) an Opinion of Counsel substantially to the effect:

               (i) that the documents that have been or are therewith delivered to the Trustee in connection with an investment in Replacement Assets conform to the requirements of this Indenture and that all conditions precedent herein provided for relating to such application of Trust Monies have been complied with; and

               (ii) to the extent that such Replacement Assets were acquired with Net Cash Proceeds, the relevant Security Documents create a valid, binding and enforceable Lien (subject only to Collateral Permitted Liens) on and security interest in such Replacement Assets in favor of the Trustee for the benefit of the Holders.

          Upon compliance with the foregoing provisions, the Trustee shall apply the Released Trust Monies as directed and specified by the Company.

SECTION 12.5. Investment of Trust Monies.

          So long as no Default or Event of Default shall have occurred and be continuing, all or any part of any Trust Monies held by the Trustee shall from time to time be invested or reinvested by the Trustee in any Cash Equivalents pursuant to a Company request in the form of an Officers' Certificate, which shall specify the Cash Equivalents in which such Trust Monies shall be invested and shall certify that such investments constitute Cash Equivalents and the Trustee shall sell any such Cash Equivalent only upon receipt of such a Company request specifying the particular Cash Equivalent to be sold. So long as no Default or Event of Default occurs and is continuing, any interest or dividends accrued, earned or paid on such Cash Equivalents (in excess of any accrued interest or dividends paid at the time of purchase) that may be received by the Trustee shall be forthwith paid to the Company. Such Cash Equivalents shall be held by the Trustee as a part of the Collateral, subject to the same provisions hereof as the cash used by it to purchase such Cash Equivalents.

          The Trustee shall not be liable or responsible for any loss resulting from such investments or sales except only for its own gross negligence or its own willful misconduct in complying with this Section 12.5.

SECTION 12.6. Use of Trust Monies.

          The Trustee shall apply Trust Monies not required to be applied to fund a Net Proceeds Offer or Loss Proceeds Offer or required to be held pending application to the acquisition of Replacement Assets or for use in accordance with the provisions of Section 4.19(a) hereof from time to time to the payment of the principal of, premium, and interest on, any Notes, on any Redemption Date or the date the Notes mature or to the redemption thereof or the purchase thereof upon tender or in the open market or at private sale or upon any exchange or in any one or more of such ways, including, without limitation, pursuant to a Change of Control Offer, as the Company shall request in writing, upon receipt by the Trustee of the following:

          (a) a Board Resolution of the Company directing the application pursuant to this Section 12.6 of a specified amount of Trust Monies and, in case any such monies are to be applied to payment, designating the Notes so to be paid and, in case any such monies are to be applied to the purchase of Notes, prescribing the method of purchase, the price or prices to be paid and the maximum aggregate principal amount of Notes to be purchased and any other provisions of this Indenture governing such purchase;

          (b) an Officers' Certificate, dated not more than three days prior to the date of the relevant application, stating

               (i) that no Default or Event of Default exists unless such Default or Event of Default would be cured thereby; and

               (ii) that all conditions precedent and covenants herein provided for relating to such application of Trust Monies have been complied with; and

          (c) an Opinion of Counsel stating that the documents and the cash or Cash Equivalents, if any, which have been or are therewith delivered to and deposited with the Trustee conform to the requirements of this Indenture and all conditions precedent herein provided for relating to such application of Trust Monies have been complied with.

          Upon compliance with the foregoing provisions of this Section, the Trustee shall apply Trust Monies as directed and specified by such Board Resolution.

          A Board Resolution expressed to be irrevocable directing the application of Trust Monies under this Section 12.6 to the payment of the principal of, premium, interest and Additional Interest, if any, on the Notes shall for all purposes of this Indenture be deemed the equivalent of the deposit of money with the Trustee in trust for such purpose. Such Trust Monies and any cash deposited with the Trustee pursuant to paragraph (c) of this Section 12.6 for the payment of accrued interest shall not, after compliance with the foregoing provisions of this Section, be deemed to be part of the Collateral or Trust Monies.

SECTION 12.7. Disposition of Notes Retired.

          All Notes received by the Trustee and for whose purchase Trust Monies are applied under Section 12.6 hereof, if not otherwise canceled, shall be promptly delivered to the Trustee for cancellation and disposition in accordance with the Trustee's customary procedures.

                                 ARTICLE XIII.

                      COVENANTS SPECIFIC TO THE COLLATERAL

SECTION 13.1. Permitted Liens on Collateral.

          The Liens described in clauses (a), (c), (e) and (f) of Section 4.12 hereof to the extent permitted to exist on Collateral pursuant to such section shall be permitted on such Collateral so long as, in the case of Liens described below, such Liens satisfy the further qualifications and limitations set forth below:

          (1) with respect to the Liens described in clause (2) of the definition of Permitted Liens: to the extent such sums are delinquent, such contest is being pursued by appropriate proceedings and such proceedings shall stay the sale or forfeiture of any portion of the Collateral on account of such Lien;

          (2) with respect to the Liens described in clause (5) of the definition of Permitted Liens affecting any parcel of Real Property: such charges or encumbrances shall in no event (i) secure Indebtedness, and (ii) individually or in the aggregate materially impair the value or marketability of such Real Property;

          (3) with respect to the Liens described in clause (15) of the definition of Permitted Liens: that such leases, subleases, licenses and sublicenses shall not materially impair the use or the value of the property subject thereto; and

          (4) with respect to Liens of the type described in clause (a) of
     Section 4.12 hereof: that such Liens (i) are described on Schedule 2 hereto or (ii) are identified as exceptions in a title insurance policy insuring the Lien of a Mortgage on the Issue Date (collectively, the Liens set forth in (i) and (ii) hereof, "Existing Liens").

SECTION 13.2. Obligations with Respect to Leases.

          Subject to the provisions of Section 4.12 hereof, if the Company or a Restricted Subsidiary shall be permitted to enter into any lease or sublease with respect to any of the Mortgaged Property, the Company or such Restricted Subsidiary shall not (i) execute any assignment of any such assigned lease or sublease or of the rents or any part thereof other than pursuant to the applicable Security Document or (ii) enter into or modify any such assigned lease in any fashion which will (x) interfere in any material respect with the ordinary operation of such Mortgaged Property or (y) materially and adversely affect the value of such Mortgaged Property or the security provided by the applicable Security Document, without the prior written consent of the Trustee.

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SECTION 13.3. Maintenance of Collateral.

          Subject to the provisions of Article X hereof, the Company and its Transferee Restricted Subsidiaries shall, at all times (i) make or cause to be made such expenditures by means of renewals, replacements, repairs, maintenance or otherwise as shall be necessary to maintain, preserve and keep the Collateral in good working order, condition and repair (ordinary wear and tear excepted), in a state of good operating efficiency, and (ii) not commit any waste or nuisance on or with respect to the Collateral that has the effect of materially reducing the value of such Collateral or any other property of the Company or its Transferee Restricted Subsidiaries constituting Collateral, provided, however, that the Company shall not be deemed to have committed (i) such waste or nuisance with respect to any Event of Loss for which the Net Loss Proceeds are applied in accordance with the provisions of clauses (1) or (2) of Section 4.19(a) hereof or the provisions of Section 4.19(c) hereof or (ii) such waste with respect to any Collateral which the Company has, has caused or has allowed to be, demolished, dismantled, torn down, scrapped or abandoned, if in the good faith opinion of senior management of the Company, such demolition, dismantling, tearing down, scraping or abandonment could not, individually or in the aggregate, reasonably be expected to result in a material adverse effect on the value of the Collateral taken as a whole or the amount which the Trustee would be likely to receive (after giving consideration to delays in payments and costs of enforcement) in liquidation of the Collateral.

SECTION 13.4. Payment of Taxes, Assessments; Maintenance of Permits.

          (a) From and after the occurrence and during the continuance of an Event of Default, the Company shall pay directly to the Trustee for deposit into the Collateral Account, on the first day of each month, an amount reasonably estimated by the Trustee to be equal to one-twelfth (1/12th) of the annual taxes, assessments and other items required to be discharged by the Company with respect to the Mortgaged Properties. Such amounts shall be held by the Trustee in the Collateral Account and the Trustee shall release an amount to make such payment and to apply such amount to the payment that is due. If the amounts so deposited by the Company and its Restricted Subsidiaries into the Collateral Account under this paragraph (a) prove insufficient to pay the amounts required to be discharged by the Company, then, upon demand, the Company shall pay directly to the Trustee for deposit into the Collateral Account such additional amounts. In the event that the Notes become immediately due and payable upon maturity or acceleration, or the Collateral becomes enforceable otherwise, the Trustee may apply all or any part of the sums held pursuant to this paragraph
(a) to payment and performance of the Company's obligations in accordance with this Indenture and the applicable Security Document, until such time, if any, that such acceleration is rescinded in accordance with this Indenture.

          (b) The Company shall maintain and cause each Transferee Restricted Subsidiary that owns or leases a Mortgaged Property to maintain in full force and effect all material Permits now or hereafter required by any Authority (including, without limitation, pursuant to building ordinances and codes and zoning requirements) to operate or use and occupy the Mortgaged Properties for their intended uses, except in such cases where the failure to maintain such Permits could not, individually or in the aggregate, reasonably be expected to result in a material adverse effect on the condition, use, operation or value of such Mortgaged Property and the applicable Mortgage.

SECTION 13.5. Environmental Matters.

          (a) The Company shall ensure, and shall cause each of its Restricted Subsidiaries that owns a Mortgaged Property to ensure, that all Mortgaged Property is in compliance with Environmental Laws, except where the failure to be in such compliance could not reasonably be expected to result in a material adverse effect on the condition, use, operation or value of such Mortgaged Property.

          (b) The Company shall, and shall cause each of its Restricted Subsidiaries that owns a Mortgaged Property to, diligently undertake any Remedial Action required under Environmental Laws in the event of (i) any violation of any Environmental Laws or (ii) any Release at, on, under or from any Mortgaged Property forming part of the Collateral or owned by the Company or its Restricted Subsidiaries; provided, however, that the Company and such of its Restricted Subsidiaries shall have no obligations under this paragraph (b) where the failure to undertake the Remedial Action could not reasonably be expected to result in a material adverse effect on the condition, use, operation or value of such Mortgaged Property.

          (c) The Company hereby undertakes to indemnify the Holders, as well as the Trustee, their officers, directors, employees, agents and shareholders, and agrees to hold each of them harmless from and against any and all losses, liabilities, damages, fines, penalties, costs, expenses and claims of any and every kind whatsoever, based on or arising under any Environmental Law and relating to any Mortgaged Property, including without limitation, any notice of violation, order or enforcement action issued or otherwise taken by any Authority or claim asserted by any Person, and any disposition or settlement thereof by the Trustee; any Release or threatened Release at, on, under or from any Mortgaged Property; and any failure on the part of the Company or any of its Restricted Subsidiaries to comply with any Environmental Law.

          The provisions of any undertakings and indemnifications set out in this Section 13.5 shall survive the satisfaction of the Company's obligations under the Notes, and its release from all other obligations under this Indenture and the Security Documents. Notwithstanding the foregoing, the indemnity provided by the Company and its Restricted Subsidiaries pursuant to Section 13.5(c) shall not apply to any liabilities or costs caused by the gross negligence or willful misconduct of the Trustee.

SECTION 13.6. Event of Loss.

          If there shall occur any Event of Loss or the commencement of proceedings relating to any Condemnation that constitutes an Event of Loss that affects Collateral that has a fair market value exceeding $1,000,000, the Company shall immediately notify the Trustee upon receiving notice of such Event of Loss or the commencement of such proceedings therefor.

SECTION 13.7. Required Insurance Policies.

          The Company shall maintain in full force the insurance coverages in respect of the Collateral required by this Section 13.7 as follows:

          (a) Policies to be Maintained: The Company shall take out and maintain at all times the following policies of insurance relating to the Mortgaged Properties and their operation with financially sound and reputable insurers:

               (i) "All Risks" Property Insurance: Property insurance on an "all risks" basis against physical loss of, damage to or impairment of the material improvements, machinery and equipment by fire and other risks and hazards covered by a standard extended coverage insurance policy (including, without limitation, broad from property damage), riot and civil commotion, vandalism and malicious mischief (as well as burglary and theft if not covered by a separate insurance policy, and wind storm insurance with respect to Mortgaged Properties located on the ocean coast), on the "All Risk" or "Special" form, including coverage of the risks of flood (with respect to Mortgaged Collateral located in an area having special flood hazards and in which flood insurance has been made available under the national Flood Insurance Act of 1968 (and any amendment or successor act thereto)).

               (ii) Business Interruption Insurance: Business interruption insurance written on a gross earnings form to cover the actual loss sustained, including loss of earnings, fixed costs and debt service, resulting from interruption of business operations due to physical loss of, damage to or impairment of any material improvements, machinery and equipment.

               (iii) Boiler and Machinery Insurance: Comprehensive broad form boiler and machinery insurance to cover physical loss or damage, which insurance shall be for not less than full replacement cost value.

               (iv) Comprehensive General Liability Insurance: With respect to business conducted at each Mortgaged Property, comprehensive general liability insurance containing minimum limits per occurrence of Two Million Dollars ($2,000,000) covering liability imposed by law upon the insured or assumed by the insured under any contract for damages because of bodily injury or property damage, including in connection with any construction. Such insurance (or other insurance policies) shall include the policy extensions commonly referred to as:

                    (1) Blanket written and oral contractual liability;

                    (2) Personal injury liability;

                    (3) Employer's liability;

                    (4) Property damage on a broad form basis;

                    (5) Non-owned automobile liability;

                    (6) Non-owned watercraft liability; and

                    (7) Products and completed operations liability.

               (v) Automobile Liability Insurance: Automobile liability insurance on all vehicles owned, leased, hired, operated or licensed by or in the name of the Company for bodily injury, death or property damage, including loss of use thereof.

          (b) Deductibles and Multiple Insureds: Deductibles, limits and sublimits in connection with any insurance policies required under this
     Section 13.7 whose amounts are not otherwise provided herein shall be for such amounts as would be purchased by a prudent Person engaged in the business of the Company and similarly situated with the Company. If any such policies insure others as well as the Company, it will contain a cross-liability or severability of interests clause.

          (c) Other Policies to be Maintained:

          If any insurance required to be maintained by the Company under this
     Section 13.7 is not available on a commercially reasonable basis as a result of changes in the insurance market oc-curring after the date hereof, the Company may so advise the Trustee, and the Company shall procure such insurance most closely approximating the required insurance which is not available at commercial reasonable rates as determined by a Person qualified to survey risks and to recommend insurance coverage for companies in the business in which the Company is engaged that is not an employee, officer or director or Affiliate of the Company or any of its Affiliates selected by the Company (an "Independent Insurance Expert"), as specified in a certificate of such Independent Insurance Expert delivered to the Trustee.

          (d) Policy Requirements:

          (i) Parties Protected. The interest of the Trustee under this Indenture and as mortgagee and secured creditor in the Collateral under the Security Documents shall be noted as loss payee upon all property policies taken out by the Company relating to the Mortgaged Property required by this Section 13.7.

          Each of the said policies will contain a waiver of subrogation by the insurer against the Trustee.

          (ii) Notice Requirements in Policies: All insurance policies shall provide for sixty days' prior written notice to the Trustee of cancellation.

          (e) Company's Obligations Concerning Insurance:

          (i) Payment of Premiums: The Company shall pay punctually all premiums payable for all insurance taken out and maintained by it.

          (ii) Delivery of Policies; Renewals and Amendments: The Company shall promptly deliver to the Trustee copies of all certificates of insurance taken out by it, certified by the insurer or its authorized representative in each case.

          (iii) Annual Certificate of Insurance: The Company will on or before the renewal date of each policy in each year deliver to the Trustee certificates of insurance issued by each of its insurers or insurance advisor, in customary form, certifying which policies of insurance have been obtained or renewed and listing all policies in force and stating the following in respect of each such policy:

               (1) the policy limits;

               (2) the insurance companies or underwriters carrying the insurance;

               (3) the effective and expiration dates of the policy; and

               (4) that the policy complies with the provisions of Section 13.7(d).

          (iv) Compliance with Policy Requirements: The Company shall comply with all material requirements of all policies of insurance.

          (f) No Obligation on Trustee: The Trustee makes no representation or warranty as to the sufficiency or adequacy of the insurance coverage required to be maintained pursuant to this Section 13.7. The Trustee shall have no obligation to verify any information or statement contained in any certificate or policy delivered to it.

SECTION 13.8. Inspection.

          The Company shall, and shall cause each of its Transferee Restricted Subsidiaries to, permit authorized representatives of the Trustee to visit and inspect the Mortgaged Properties, and any or all books, records and documents in the possession of the Company or such Transferee Restricted Subsidiary relating thereto and to make copies and take extracts therefrom and to visit and inspect the Collateral, all upon reasonable prior notice and at such reasonable times during normal business hours and as often as may be reasonably requested.

                                  ARTICLE XIV.

                           SATISFACTION AND DISCHARGE

SECTION 14.1. Satisfaction and Discharge.

          (a) This Indenture (and all Liens on Collateral granted in connection with the issuance of the Notes) will be discharged and will cease to be of further effect (except as set forth below) and the Trustee at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture when:

          (1) either:

               (a) all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation; or

               (b) all Notes that have not been theretofore delivered to the Trustee for cancellation (A) have become due and payable or (B) will become due and payable at their maturity within one year or (C) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of a notice of redemption by the Trustee, and the Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, U.S. Government Securities, or a combination thereof, in amounts sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the date of maturity or redemption, as the case may be, together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

          (2) the Company has paid all other sums payable under this Indenture by the Company; and

          (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the Company's obligations in Sections 2.3, 2.4, 2.6, 2.7, 2.11, 7.7, 7.8, 15.2, 15.3 and 15.4,
and the Trustee's and Paying Agent's obligations in Section 14.2 shall survive until the Notes are no longer outstanding. Thereafter, only the Company's obligations in Section 7.7 shall survive such satisfaction and discharge.

SECTION 14.2. Application of Trust.

          All money deposited with the Trustee pursuant to Section 14.1 shall be held in trust and, at the written direction of the Company, be invested prior to maturity in U.S. Government Securities, and applied by the Trustee in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for the payment of which money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

                                  ARTICLE XV.

                                  MISCELLANEOUS

SECTION 15.1. Trust Indenture Act Controls.

          If any provision hereof limits, qualifies or conflicts with a provision of the TIA or another provision that would be required or deemed under such Act to be part of and govern this Indenture if this Indenture were subject thereto, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

SECTION 15.2. Notices.

          Any notice or communication by the Company or the Trustee to others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

          If to the Company:

               OMNOVA Solutions Inc.
               175 Ghent Road
               Fairlawn, Ohio  44333
               Fax: (330) 869-4410
               Attention: General Counsel
               with a copy to:

               Jones Day
               North Point
               901 Lakeside Avenue
               Cleveland, Ohio  44114
               Fax: (216) 579-0212
               Attention: Christopher M. Kelly, Esq.

          If to the Trustee:

               The Bank of New York
               Attention:  Corporate Trust Administration
               101 Barclay Street, Floor 8W
               New York, New York  10286
               Fax: (212) 815-5707

          The Company or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

          All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

          Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

          If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the address receives it.

          If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

SECTION 15.3. Communication by Holders of Notes with Other Holders of Notes.

          Holders may communicate pursuant to TIA (S) 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA (S) 312(c).

SECTION 15.4. Certificate and Opinion as to Conditions Precedent.

          Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

          (a) an Officers' Certificate in form reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

          (b) except with respect to the issuance of Notes on the Issue Date, if the Trustee shall so request, an Opinion of Counsel in form reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

SECTION 15.5. Statements Required in Certificate or Opinion.

          Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to Section 4.4 hereof or TIA (S) 314(a)(4)) shall comply with the provisions of TIA (S) 314(e) and shall include:

          (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

          (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

          (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

SECTION 15.6. Rules by Trustee and Agents.

          The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 15.7. No Personal Liability of Directors, Officers, Employees,
              Affiliates and Shareholders.

          No past, present or future director, officer, employee, incorporator, agent, Affiliate or shareholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or any Guarantor under the Notes, this Indenture, any Guarantee or any Security Document or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liabilities. The waiver and release are part of the consideration for issuance of the Notes.

SECTION 15.8. Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

          THIS INDENTURE, THE GUARANTEES, IF ANY, AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE

COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE GUARANTEES AND THE NOTES, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. EACH OF THE COMPANY AND THE TRUSTEE IRREVOCABLY WAIVES, TO THE FULLEST EXTENT THAT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TRIAL BY JURY AND ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE TRUSTEE OR ANY HOLDER OF THE NOTES OR THE COMPANY TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY, THE TRUSTEE OR ANY HOLDER OF NOTES IN ANY OTHER JURISDICTION.

SECTION 15.9. No Adverse Interpretation of Other Agreements.

          This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 15.10. Successors.

          All agreements of the Company in this Indenture and the Notes shall bind their successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 15.11. Severability.

          In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 15.12. Counterpart Originals.

          The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 15.13. Table of Contents, Headings, Etc.

          The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture, which have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 15.14. Qualification of Indenture.

          The Company shall qualify this Indenture under the TIA in accordance with the terms and conditions of the Registration Rights Agreement and shall pay all reasonable costs and expenses (including attorneys' fees and expenses for the Company and the Trustee) incurred in connection therewith, including, but not limited to, costs and expenses of qualification of this Indenture and the Notes and printing this Indenture and the Notes. The Trustee shall be entitled to receive from the Company any such Officers' Certificates, Opinions of Counsel or other documentation as it may reasonably request in connection with any such qualification of this Indenture under the TIA.

                         [Signatures on following page]

                                   SIGNATURES

                                              OMNOVA SOLUTIONS INC.


                                              By:   /s/ Michael E. Hicks
                                                  ------------------------------
                                                  Name:  Michael E. Hicks
                                                  Title: Senior Vice President
                                                         and Chief Financial
                                                         Officer

                                              THE BANK OF NEW YORK,
                                                 as Trustee


                                              By:   /s/ Patricia Gallagher
                                                  ------------------------------
                                                  Name:  Patricia Gallagher
                                                  Title: Vice President

                                                                       EXHIBIT A

                              FORM OF SERIES A NOTE

                                 (Face of Note)

                              OMNOVA SOLUTIONS INC.

                      11 1/4% SENIOR SECURED NOTE DUE 2010

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITARY TO ANYONE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (C) IT IS AN ACCREDITED INVESTOR (AS DEFINED IN RULE 501(a)(1), (2), (3), OR (7) UNDER THE SECURITIES ACT) (AN "ACCREDITED INVESTOR"), (2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS NOTE RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO OMNOVA SOLUTIONS INC. OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER

OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE FOR THIS NOTE), (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS NOTE, IF THE PROPOSED TRANSFEREE IS AN ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND OMNOVA SOLUTIONS INC. SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

                              OMNOVA SOLUTIONS INC.

                      11 1/4% SENIOR SECURED NOTE DUE 2010

                                                            CUSIP No.
                                                                      ----------
No.                                                      $
    -------------                                         -------------------

Interest Payment Dates:  June 1 and December 1
Record Dates:  May 15 and November 15

          OMNOVA SOLUTIONS INC., an Ohio corporation (the "Company," which term includes any successor corporation under the Indenture hereinafter referred to), for value received promises to pay to CEDE & CO. or registered assigns, the
principal sum of                       Dollars on June 1, 2010.
                 ---------------------

          Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as set forth at this place.

          Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefits under the Indenture referred to on the reverse hereof or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

                                         OMNOVA SOLUTIONS INC.


                                         By:
                                             -----------------------------------
                                             Name:
                                             Title:


                                         By:
                                             -----------------------------------
                                             Name:
                                             Title:

Dated:

This is one of the Notes referred to
in the within-mentioned Indenture:

THE BANK OF NEW YORK,
   as Trustee


By:
    -------------------------------
    Authorized Signatory

                                 (Back of Note)

                      11 1/4% Senior Secured Note due 2010

          Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

          1. Interest. The Company promises to pay interest on the principal amount of this Note at the rate of 11 1/4% per annum from the date of original issuance until maturity and shall pay Additional Interest pursuant to Section 4 of the Registration Rights Agreement referred below. The Company will pay interest and Additional Interest, if any, semi-annually on June 1 and December 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Note will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be December 1, 2003. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue payments of the principal, interest, premium, Additional Interest, Purchase Price and Redemption Price of this Note from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

          2. Method of Payment. The Company will pay interest on the Notes (except defaulted interest) and Additional Interest, if any, to the Persons who are registered Holders of Notes at the close of business on the May 15 and November 15 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. Any such installment of interest or Additional Interest, if any, not punctually paid or duly provided for shall forthwith cease to be payable to the registered Holders on such Interest Payment Date, and may be paid to the registered Holders at the close of business on a special interest payment date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the registered Holders not less than ten days prior to such special interest payment date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. The Notes will be payable as to principal, Redemption Price, Purchase Price, interest and Additional Interest, if any, at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest and Additional Interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal, Redemption Price and Purchase Price of, and interest and Additional Interest (if any) on, all Global Notes. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

          3. Paying Agent and Registrar. Initially, The Bank of New York, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

          4. Indenture and Guarantees. The Company issued $165 million in aggregate principal amount of the Notes under an Indenture dated as of May 28, 2003 (the "Indenture") between the

Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S.C. Code Sections 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The Notes are general obligations of the Company.

          5. Optional Redemption. The Company may redeem the Notes, at its option, in whole or in part, at any time on or after June 1, 2007, upon not less than 30 nor more than 60 days' prior notice, in amounts of $1,000 or an integral multiple thereof at the Redemption Prices (expressed as a percentage of the principal amount) set forth below, if redeemed during the 12-month period beginning June 1 of the years indicated below:

          Year                                                  Redemption Price
          ----                                                  ----------------
          2007...............................................        105.625%
          2008...............................................        102.813%
          2009 and thereafter................................        100.000%

in each case together with accrued and unpaid interest and Additional Interest, if any, on the Notes redeemed.

          If less than all the Notes are to be redeemed, the Trustee will select the particular Notes or portions thereof to be redeemed either (a) in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or (b) by lot, pro rata or by any other method the Trustee shall deem fair and reasonable.

          6. Special Redemption. In the event the Company completes one or more Equity Offerings on or before June 1, 2006, the Company, at its option, may use the net cash proceeds from any such Equity Offering to redeem up to 35% of the original principal amount of the Notes issued under the Indenture (a "Special Redemption") at a Redemption Price of 111.250% of the principal amount, together with accrued and unpaid interest and Additional Interest, if any, to the date of redemption; provided that (a) at least 65% of the principal amount of the Notes remains outstanding immediately after any such redemption and (b) such redemption shall occur not more than 90 days after the date of the closing of any such Equity Offering. If less than all the Notes are to be redeemed, the Trustee will select the particular Notes or portions thereof to be redeemed only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to DTC procedures).

          7. Mandatory Redemption. The Company shall not be required to make mandatory redemption payments with respect to the Notes.

          8. Notice of Redemption. Subject to the provisions of the Indenture, a notice of redemption to be made pursuant to paragraph 5 or paragraph 6 above will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date, interest ceases to accrue on Notes or portions thereof called for redemption as long as the Company has deposited with the Paying Agent funds in satisfaction of the applicable redemption price.

          9. Repurchase at Option of Holder.

          If there is a Change of Control, the Company shall be required to make an offer (a "Change of Control Offer") to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Notes at a Purchase Price equal to 101% of the principal amount thereof plus accrued and unpaid interest and Additional Interest, if any, to the date of repurchase, in accordance with the procedures set forth in the Indenture. Within 30 days following any Change of Control, the Company shall send by first-class mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

          On the 366th day after an Asset Sale (the "Net Proceeds Offer Trigger Date"), such aggregate amount of Net Cash Proceeds which have not been applied on or before such Net Proceeds Offer Trigger Date as permitted in clause (1),
(2) or (3) of paragraph (B) or as permitted by paragraph (E) of Section 4.10 of the Indenture (each, a "Net Proceeds Offer Amount") shall be applied by the Company to make an offer to purchase (the "Net Proceeds Offer"), on a date (the "Net Proceeds Offer Payment Date") not less than 30 nor more than 45 days following the applicable Net Proceeds Offer Trigger Date (except to the extent a longer period is required by applicable law), from all Holders on a pro rata basis, that amount of Notes equal to the Net Proceeds Offer Amount; provided, however, to the extent that such Excess Proceeds relate to an Asset Sale of assets or property that did not constitute Collateral at the time of such Asset Sale, the Net Proceeds Offer shall be for Notes and any other pari passu Indebtedness outstanding containing similar provisions requiring an offer to purchase such Indebtedness with the proceeds of sales of assets to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of such Excess Proceeds. The offer price in any Net Proceeds Offer will be equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest and Additional Interest, if any, to the Net Proceeds Offer Payment Date. Each Net Proceeds Offer will be mailed to the record Holders as shown on the register of Holders within 25 days following the Net Proceeds Offer Trigger Date, with a copy to the Trustee, and shall comply with the procedures set forth in the Indenture. Upon receiving notice of the Net Proceeds Offer, Holders may elect to tender their Notes in whole or in part in integral multiples of $1,000 in exchange for cash. To the extent Holders properly tender Notes in an amount exceeding the Net Proceeds Offer Amount, the tendered Notes will be purchased on a pro rata basis based on the aggregate amounts of Notes tendered (and the Trustee shall select the tendered Notes of tendering Holders on a pro rata basis based on the amount of Notes tendered). A Net Proceeds Offer shall remain open for a period of 20 Business Days or such longer period as may be required by law. The Company may defer the Net Proceeds Offer until there is an aggregate unutilized Net Proceeds Offer Amount equal to or in excess of $10.0 million resulting from one or more Asset Sales (at which time, the entire unutilized Net Proceeds Offer Amount, and not just the amount in excess of $10.0 million, shall be applied as required above).

          Any Net Loss Proceeds from an Event of Loss with respect to Collateral with a fair market value in excess of $5.0 million that are not applied or invested as provided in the first sentence of paragraph (a) of Section 4.19 of the Indenture or that were not designated for investment in Subject Property in respect of a project that shall have been commenced, and for which binding contractual commitments shall have been entered into, on or prior to the 366th day after the Event of Loss (the "Loss Proceeds Offer Trigger Date") will be deemed to constitute "Excess Loss Proceeds." In accordance with the provisions of the Indenture, Excess Loss Proceeds shall be applied by the Company to make an offer to purchase (a "Loss Proceeds Offer") on a date (the "Loss Proceeds Offer Payment Date") not less than 30 nor more than 45 days following the applicable Loss Proceeds Offer Trigger Date (except to the extent a longer period is required by applicable law), from all Holders on a pro rata basis, that amount of Notes equal to the Loss Proceeds Offer Amount at an offer price in cash in an amount equal to 100% of the principal amount of Notes to be purchased, plus accrued and unpaid interest thereon, if any, to the Loss Proceeds Offer Payment Date. Each Loss Proceeds Offer will be mailed to the record Holders as shown on the register of Holders within 25 days following the Loss Proceeds Offer Trigger Date, with a copy to the Trustee, and shall comply with the procedures set forth in the Indenture. Upon receiving notice of the Loss Proceeds Offer, Holders may elect to tender their Notes in whole or in part in integral multiples of $1,000 in exchange for cash. To the extent Holders properly tender Notes in an amount exceeding the Loss Proceeds Offer Amount, the tendered Notes will be purchased on a pro rata basis based on the aggregate amounts of Notes tendered (and the Trustee shall select the tendered Notes of tendering Holders on a pro rata basis based on the amount of Notes tendered). A Loss Proceeds Offer shall remain open for a period of 20 Business Days or such longer period as may be required by law. The Company may defer the Loss Proceeds Offer until there is an aggregate unutilized Loss Proceeds Offer Amount equal to or in excess of $5.0 million resulting from one or more Events of Loss (at which time, the entire unutilized Loss Proceeds Offer Amount, and not just the amount in excess of $5.0 million, shall be applied as required above).

          10. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, it need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

          11. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

          12. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture and the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes, and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes. Without the consent of any Holder of a Note, the Indenture and the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's obligations to Holders of the Notes in case of a merger or consolidation, to provide for a Guarantee or release a Guarantee pursuant with the provisions of the Indenture, to evidence and provide for the appointment of a successor Trustee pursuant to the provisions of the Indenture, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

          13. Defaults and Remedies. Events of Default include: (i) default for 30 days in the payment when due of interest or Additional Interest, if any, on the Notes; (ii) default in payment when due of principal, Redemption Price or Purchase Price of the Notes when the same becomes due and payable at maturity, upon redemption, repurchase or otherwise (including the failure to make a payment to purchase Notes tendered pursuant to a Change of Control Offer, a Net Proceeds Offer or a Loss Proceeds Offer); (iii) failure by the Company to comply with any covenant contained in the Indenture for 30 days after notice to the Company by the Trustee or the Holders of at least 25% of the aggregate principal amount of the Notes outstanding; (iv) default under certain other agreements relating to Indebtedness of the Company which default (a) is caused by a failure to pay any amount due at the stated maturity thereof or (b) results in the acceleration (which acceleration is not rescinded, annulled or otherwise cured within 30 days of receipt of notice of any such acceleration) of such Indebtedness prior to its express maturity and, in each case, the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a default for failure to pay principal at final stated maturity or the maturity of which has been so accelerated (in each case with respect to which the 30-day period described above has elapsed), aggregates $10.0 million or more; (v) certain final judgments for the payment of money that remain undischarged for a period of 60 days, provided that the aggregate of all such undischarged judgments exceeds $10.0 million; (vi) certain events of bankruptcy or insolvency with respect to the Company or any Significant Subsidiary of the Company; and (vii) failure of certain liens securing the obligations under this Note to be in full force and effect. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Upon any such declaration, the entire principal amount of, and accrued and unpaid interest and Additional Interest, if any, on the Notes shall become immediately due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of at least a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to payment on any Note) if it determines that withholding notice is in their interest. The Holders of at least majority in principal amount of the Notes may waive any existing or past Default or Event of Default under the Indenture, and its consequences (and upon such waiver, such Default shall be deemed to cease to exist, and any Event of Default arising therefrom shall be deemed to be cured), except a default in the payment of the principal of or interest on any Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

          14. Trustee Dealings with Company. Subject to certain limitations, the Trustee under the Indenture, in its individual or any other capacity, may become owner or pledge of Notes and may otherwise deal with the Company or its Affiliates as if it were not Trustee.

          15. No Recourse Against Others. No past, present or future director, officer, employee, incorporator, Affiliate or shareholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

          16. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

          17. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

          18. Discharge Prior to Maturity. If the Company deposits with the Trustee or Paying Agent cash, U.S. Government Securities or a combination thereof sufficient to pay the principal or Redemption Price of, and interest and Additional Interest, if any, on, the Notes to maturity or a specified Redemption Date and satisfies certain conditions specified in the Indenture, the Company will be discharged from the Indenture, except for certain Sections thereof.

          19. Governing Law. The Indenture and Guarantees and this Note shall be governed by and construed in accordance with the laws of the State of New York but without giving effect to appli-cable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby. The Company hereby irrevocably submits to the jurisdiction of any New York state court sitting in the Borough of Manhattan in the City of New York or any federal court sitting in the Borough of Manhattan in the City of New York in respect of any suit, action or proceeding arising out of or relating to the Indenture and the Notes, and irrevocably accept for itself and in respect of its property, generally and unconditionally, jurisdiction of the aforesaid courts. The Company irrevocably waives, to the fullest extent that it may effectively do so under applicable law, trial by jury and any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Nothing herein shall affect the right of the Trustee or any Holder of the Notes to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Company in any other jurisdiction.

          20. CUSIP Numbers. The Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the correctness or accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption or repurchase and reliance may be placed only on the other identification numbers placed thereon and any such redemption shall not be affected by any defect in or omission of such numbers.

          21. Registration Rights. Pursuant to the Registration Rights Agreement, the Company will be obligated upon the occurrence of certain events to consummate an exchange offer pursuant to which the Holder of this Note shall have the right to exchange this Series A Note for the Company's 11 1/4% Senior Secured Notes due 2010, Series B, which have been registered under the Securities Act, in like principal amount and having terms identical in all material respects as the Series A Notes (except for restrictions on transfer, provisions relating to Additional Interest and as otherwise set forth in the Indenture). The Holders shall be entitled to receive certain payments of Additional Interest in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.

          The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Request may be made to:

                               OMNOVA Solutions Inc.
                               175 Ghent Road
                               Fairlawn, Ohio  44333

                                 ASSIGNMENT FORM

To assign this Note, fill in the form below:
(I) or (we) assign and transfer this Note to

--------------------------------------------------------------------------------

                  (Insert assignee's soc. sec. or tax I.D. no.)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              (Print or type assignee's name address and zip code)

and irrevocably appoint
                        --------------------------------------------------------
agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

     Date:
           --------------


                            Your Signature:
                                            ------------------------------------
                                           (Sign exactly as your name appears on
                                            the face of this Note)

          Signature Guarantee:
                               -------------------------------------------------
                               (Participant in recognized signature guarantee
                                medallion program)

                       OPTION OF HOLDER TO ELECT PURCHASE

          If you wish to elect to have all or any portion of this Note purchased by the Company pursuant to Section 4.10 ("Net Proceeds Offer") or Section 4.15 ("Change of Control Offer") or Section 4.19 ("Loss Proceeds Offer") of the Indenture, check the applicable boxes:

[ ] Net Proceeds Offer:   [ ] Change of Control Offer:  [ ] Loss Proceeds Offer:

in whole         [ ]      in whole           [ ]        in whole          [ ]

in part          [ ]      in part            [ ]        in part           [ ]

Amount to be              Amount to be                  Amount to be
purchased: $              purchased: $                  purchased: $
            ---------                 ---------                     ---------


          Dated:                   Signature:
                -------------                 ----------------------------------
                                              (Sign exactly as your name appears
                                               on the other side of this Note)


          Signature Guarantee:
                              --------------------------------------------------
                              (Participant in recognized signature guarantee
                               medallion program)

          Social Security Number or
          Taxpayer Identification Number:
                                          --------------------------------------

                                                                       EXHIBIT B

                              FORM OF SERIES B NOTE

                                 (Face of Note)

                              OMNOVA SOLUTIONS INC.

                      11 1/4% SENIOR SECURED NOTE DUE 2010

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                              OMNOVA SOLUTIONS INC.

                      11 1/4% SENIOR SECURED NOTE DUE 2010

                                                            CUSIP No.
                                                                      ----------
No.                                                         $
    -------------                                            -------------------

Interest Payment Dates: June 1 and December 1
Record Dates: May 15 and November 15

          OMNOVA SOLUTIONS INC., an Ohio corporation (the "Company," which term includes any successor corporation under the Indenture hereinafter referred to), for value received promises to pay to CEDE & CO. or registered assigns, the
principal sum of                       Dollars on June 1, 2010.
                 ---------------------

          Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as set forth at this place.

          Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefits under the Indenture referred to on the reverse hereof or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

                                         OMNOVA SOLUTIONS INC.


                                         By:
                                             -----------------------------------
                                             Name:
                                             Title:


                                         By:
                                             -----------------------------------
                                             Name:
                                             Title:

Dated:
       ----------------------

This is one of the Notes referred to
in the within-mentioned Indenture:

THE BANK OF NEW YORK,
   as Trustee


By:
    ------------------------------
    Authorized Signatory

                                 (Back of Note)

                      11 1/4% Senior Secured Note due 2010

          Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

          1. Interest. The Company promises to pay interest on the principal amount of this Note at the rate of 11 1/4% per annum from the date of original issuance until maturity. The Company will pay interest semi-annually on June 1 and December 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Note will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be December 1, 2003. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue payments of the principal, interest, premium, Purchase Price and Redemption Price of this Note from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

          2. Method of Payment. The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the May 15 and November 15 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. Any such installment of interest not punctually paid or duly provided for shall forthwith cease to be payable to the registered Holders on such Interest Payment Date, and may be paid to the registered Holders at the close of business on a special interest payment date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the registered Holders not less than ten days prior to such special interest payment date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. The Notes will be payable as to principal, Redemption Price, Purchase Price and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal, Redemption Price and Purchase Price of, and interest (if any) on, all Global Notes. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

          3. Paying Agent and Registrar. Initially, The Bank of New York, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

          4. Indenture and Guarantees. The Company issued $165 million in aggregate principal amount of the Notes under an Indenture dated as of May 28, 2003 (the "Indenture") between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S.C. Code (S)(S) 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The Notes are general obligations of the Company.

          5. Optional Redemption. The Company may redeem the Notes, at its option, in whole or in part, at any time on or after June 1, 2007, upon not less than 30 nor more than 60 days' prior notice, in amounts of $1,000 or an integral multiple thereof at the Redemption Prices (expressed as a percentage of the principal amount) set forth below, if redeemed during the 12-month period beginning June 1 of the years indicated below:

          Year                                                  Redemption Price
          ----                                                  ----------------
          2007...............................................        105.625%
          2008...............................................        102.813%
          2009 and thereafter................................        100.000%

in each case together with accrued and unpaid interest and Additional Interest, if any, on the Notes redeemed.

          If less than all the Notes are to be redeemed, the Trustee will select the particular Notes or portions thereof to be redeemed either (a) in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or (b) by lot, pro rata or by any other method the Trustee shall deem fair and reasonable.

          6. Special Redemption. In the event the Company completes one or more Equity Offerings on or before June 1, 2006, the Company, at its option, may use the net cash proceeds from any such Equity Offering to redeem up to 35% of the original principal amount of the Notes issued under the Indenture (a "Special Redemption") at a Redemption Price of 111.250% of the principal amount, together with accrued and unpaid interest, if any, to the date of redemption; provided that (a) at least 65% of the principal amount of the Notes remains outstanding immediately after any such redemption and (b) such redemption shall occur not more than 90 days after the date of the closing of any such Equity Offering. If less than all the Notes are to be redeemed, the Trustee will select the particular Notes or portions thereof to be redeemed only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to DTC procedures).

          7. Mandatory Redemption. The Company shall not be required to make mandatory redemption payments with respect to the Notes.

          8. Notice of Redemption. Subject to the provisions of the Indenture, a notice of redemption to be made pursuant to paragraph 5 or Paragraph 6 above will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date, interest ceases to accrue on Notes or portions thereof called for redemption as long as the Company has deposited with the Paying Agent funds in satisfaction of the applicable redemption price.

          9. Repurchase at Option of Holder.

          If there is a Change of Control, the Company shall be required to make an offer (a "Change of Control Offer") to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Notes at a Purchase Price equal to 101% of the principal amount thereof plus accrued and unpaid interest to the date of repurchase, in accordance with the procedures set forth in the Indenture. Within 30 days following any Change of Control, the Company shall send by first-class mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

          On the 366th day after an Asset Sale (the "Net Proceeds Offer Trigger Date"), such aggregate amount of Net Cash Proceeds which have not been applied on or before such Net Proceeds Offer Trigger Date as permitted in clause (1),
(2) or (3) of paragraph (B) or as permitted by paragraph (E) of Section 4.10 of the Indenture (each, a "Net Proceeds Offer Amount") shall be applied by the Company to make an offer to purchase (the "Net Proceeds Offer"), on a date (the "Net Proceeds Offer Payment Date") not less than 30 nor more than 45 days following the applicable Net Proceeds Offer Trigger Date (except to the extent a longer period is required by applicable law), from all Holders on a pro rata basis, that amount of Notes equal to the Net Proceeds Offer Amount; provided, however, to the extent that such Excess Proceeds relate to an Asset Sale of assets or property that did not constitute Collateral at the time of such Asset Sale, the Net Proceeds Offer shall be for Notes and any other pari passu Indebtedness outstanding containing similar provisions requiring an offer to purchase such Indebtedness with the proceeds of sales of assets to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of such Excess Proceeds. The offer price in any Net Proceeds Offer will be equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest and Additional Interest, if any, to the Net Proceeds Offer Payment Date. Each Net Proceeds Offer will be mailed to the record Holders as shown on the register of Holders within 25 days following the Net Proceeds Offer Trigger Date, with a copy to the Trustee, and shall comply with the procedures set forth in the Indenture. Upon receiving notice of the Net Proceeds Offer, Holders may elect to tender their Notes in whole or in part in integral multiples of $1,000 in exchange for cash. To the extent Holders properly tender Notes in an amount exceeding the Net Proceeds Offer Amount, the tendered Notes will be purchased on a pro rata basis based on the aggregate amounts of Notes tendered (and the Trustee shall select the tendered Notes of tendering Holders on a pro rata basis based on the amount of Notes tendered). A Net Proceeds Offer shall remain open for a period of 20 Business Days or such longer period as may be required by law. The Company may defer the Net Proceeds Offer until there is an aggregate unutilized Net Proceeds Offer Amount equal to or in excess of $10.0 million resulting from one or more Asset Sales (at which time, the entire unutilized Net Proceeds Offer Amount, and not just the amount in excess of $10.0 million, shall be applied as required above).

          Any Net Loss Proceeds from an Event of Loss with respect to Collateral with a fair market value in excess of $5.0 million that are not applied or invested as provided in the first sentence of paragraph (a) of Section 4.19 of the Indenture or that were not designated for investment in Subject Property in respect of a project that shall have been commenced, and for which binding contractual commitments shall have been entered into, on or prior to the 366th day after the Event of Loss (the "Loss Proceeds Offer Trigger Date") will be deemed to constitute "Excess Loss Proceeds." In accordance with the provisions of the Indenture, Excess Loss Proceeds shall be applied by the Company to make an offer to purchase (a "Loss Proceeds Offer") on a date (the "Loss Proceeds Offer Payment Date") not less than 30 nor more than 45 days following the applicable Loss Proceeds Offer Trigger Date (except to the extent a longer period is required by applicable law), from all Holders on a pro rata basis, that amount of Notes equal to the Loss Proceeds Offer Amount at an offer price in cash in an amount equal to 100% of the principal amount of Notes to be purchased, plus accrued and unpaid interest thereon, if any, to the Loss Proceeds Offer Payment Date. Each Loss Proceeds Offer will be mailed to the record Holders as shown on the register of Holders within 25 days following the Loss Proceeds Offer Trigger Date, with a copy to the Trustee, and shall comply with the procedures set forth in the Indenture. Upon receiving notice of the Loss Proceeds Offer, Holders may elect to tender their Notes in whole or in part in integral multiples of $1,000 in exchange for cash. To the extent Holders properly tender Notes in an amount exceeding the Loss Proceeds Offer Amount, the tendered Notes will be purchased on a pro rata basis based on the aggregate amounts of Notes tendered (and the Trustee shall select the tendered Notes of tendering Holders on a pro rata basis based on the amount of Notes tendered). A Loss Proceeds Offer shall remain open for a period of 20 Business Days or such longer period as may be required by law. The Company may defer the Loss Proceeds Offer until there is an aggregate unutilized Loss Proceeds Offer Amount equal to or in excess of $5.0 million resulting from one or more Events of Loss (at which time, the entire unutilized Loss Proceeds Offer Amount, and not just the amount in excess of $5.0 million, shall be applied as required above).

          10. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, it need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

          11. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

          12. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture and the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes, and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes. Without the consent of any Holder of a Note, the Indenture and the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's obligations to Holders of the Notes in case of a merger or consolidation, to provide for a Guarantee or release a Guarantee pursuant with the provisions of the Indenture, to evidence and provide for the appointment of a successor Trustee pursuant to the provisions of the Indenture, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

          13. Defaults and Remedies. Events of Default include: (i) default for 30 days in the payment when due of interest, if any, on the Notes; (ii) default in payment when due of principal, Redemption Price or Purchase Price of the Notes when the same becomes due and payable at maturity, upon redemption, repurchase or otherwise (including the failure to make a payment to purchase Notes tendered pursuant to a Change of Control Offer, a Net Proceeds Offer or a Loss Proceeds Offer); (iii) failure by the Company to comply with any covenant contained in the Indenture for 30 days after notice to the Company by the Trustee or the Holders of at least 25% of the aggregate principal amount of the Notes outstanding; (iv) default under certain other agreements relating to Indebtedness of the Company which default (a) is caused by a failure to pay any amount due at the stated maturity thereof or (b) results in the acceleration (which acceleration is not rescinded, annulled or otherwise cured within 30 days of receipt of notice of any such acceleration) of such Indebtedness prior to its express maturity and, in each case, the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a default for failure to pay principal at final stated maturity or the maturity of which has been so accelerated (in each case with respect to which the 30-day period described above has elapsed), aggregates $10.0 million or more; (v) certain final judgments for the payment of money that remain undischarged for a period of 60 days, provided that the aggregate of all such undischarged judgments exceeds $10.0 million; (vi) certain events of bankruptcy or insolvency with respect to the Company or any Significant Subsidiary of the Company; and (vii) failure of certain liens securing the obligations under this Note to be in full force and effect. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Upon any such declaration, the entire principal amount of, and accrued and unpaid interest and Additional Interest, if any, on the Notes shall become immediately due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of at least a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to payment on any Note) if it determines that withholding notice is in their interest. The Holders of at least majority in principal amount of the Notes may waive any existing or past Default or Event of Default under the Indenture, and its consequences (and upon such waiver, such Default shall be deemed to cease to exist, and any Event of Default arising therefrom shall be deemed to be cured), except a default in the payment of the principal of or interest on any Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

          14. Trustee Dealings with Company. Subject to certain limitations, the Trustee under the Indenture, in its individual or any other capacity, may become owner or pledge of Notes and may otherwise deal with the Company or its Affiliates as if it were not Trustee.

          15. No Recourse Against Others. No past, present or future director, officer, employee, incorporator, Affiliate or shareholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

          16. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

          17. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

          18. Discharge Prior to Maturity. If the Company deposits with the Trustee or Paying Agent cash, U.S. Government Securities or a combination thereof sufficient to pay the principal or Redemption Price of, and interest and Additional Interest, if any, on, the Notes to maturity or a specified Redemption Date and satisfies certain conditions specified in the Indenture, the Company will be discharged from the Indenture, except for certain Sections thereof.

          19. Governing Law. The Indenture and Guarantees and this Note shall be governed by and construed in accordance with the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby. The Company hereby irrevocably submits to the jurisdiction of any New York state court sitting in the Borough of Manhattan in the City of New York or any federal court sitting in the Borough of Manhattan in the City of New York in respect of any suit, action or proceeding arising out of or relating to the Indenture and the Notes, and irrevocably accept for itself and in respect of its property, generally and unconditionally, jurisdiction of the aforesaid courts. The Company irrevocably waives, to the fullest extent that it may effectively do so under applicable law, trial by jury and any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Nothing herein shall affect the right of the Trustee or any Holder of the Notes to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Company in any other jurisdiction.

          20. CUSIP Numbers. The Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the correctness or accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption or repurchase and reliance may be placed only on the other identification numbers placed thereon and any such redemption shall not be affected by any defect in or omission of such numbers.

          The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Request may be made to:

                               OMNOVA Solutions Inc.
                               175 Ghent Road
                               Fairlawn, Ohio  44333

                                 ASSIGNMENT FORM

To assign this Note, fill in the form below:
(I) or (we) assign and transfer this Note to

--------------------------------------------------------------------------------
                  (Insert assignee's soc. sec. or tax I.D. no.)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              (Print or type assignee's name address and zip code)

and irrevocably appoint
                       ---------------------------------------------------------
agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

     Date:
           --------------


                            Your Signature:
                                           -------------------------------------
                                           (Sign exactly as your name appears on
                                           the face of this Note)


          Signature Guarantee:
                               -------------------------------------------------
                                (Participant in recognized signature guarantee
                                 medallion program)

                       OPTION OF HOLDER TO ELECT PURCHASE

          If you wish to elect to have all or any portion of this Note purchased by the Company pursuant to Section 4.10 ("Net Proceeds Offer") or Section 4.15 ("Change of Control Offer") or Section 4.19 ("Loss Proceeds Offer") of the Indenture, check the applicable boxes:

[ ] Net Proceeds Offer:   [ ] Change of Control Offer:  [ ] Loss Proceeds Offer:

in whole           [ ]    in whole             [ ]      in whole            [ ]

in part            [ ]    in part              [ ]      in part             [ ]

Amount to be              Amount to be                  Amount to be
purchased: $              purchased: $                  purchased: $
            -----------               ------------                  -----------


          Dated:                   Signature:
                 -------------                ----------------------------------
                                              (Sign exactly as your name appears
                                              on the other side of this Note)


          Signature Guarantee:
                               -------------------------------------------------
                               (Participant in recognized signature guarantee medallion program)

          Social Security Number or
          Taxpayer Identification Number:
                                         ---------------------------------------

                                                                       EXHIBIT C

                                    GUARANTEE

          For value received, the undersigned hereby unconditionally guarantees, as principal obligor and not only as a surety, to the Holder of this Note the cash payments in U.S. dollars of principal of, premium, if any, and interest on this Note (and including Additional Interest payable thereon) in the amounts and at the times when due and interest on the overdue principal, premium, if any, and interest, if any, of this Note, if lawful, and the payment or performance of all other obligations of the Company under the Indenture (as defined below) or the Note, to the Holder of this Note and the Trustee, all in accordance with and subject to the terms and limitations of this Note, Article Eleven of the Indenture and this Guarantee. This Guarantee will become effective in accordance with Article Eleven of the Indenture and its terms shall be evidenced therein. The validity and enforceability of this Guarantee shall not be affected by the fact that it is not affixed to any particular Note. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Indenture dated as of May 28, 2003, among OMNOVA Solutions Inc., a Delaware corporation, as issuer (the "Company"), and The Bank of New York, as trustee (the "Trustee") (as amended or supplemented, the "Indenture").

          THIS GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. Each Guarantor hereby agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Guarantee.

          This Guarantee is subject to release upon the terms set forth in the Indenture.

                                       [GUARANTOR]


                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                                                    EXHIBIT D(1)

                        FORM OF REGULATION S CERTIFICATE

                                                                ----------, ----

The Bank of New York
101 Barclay Street, Floor 8W
New York, New York  10286

Attention: Corporate Trust Administration

          Re:  OMNOVA Solutions Inc. (the "Company")
               11 1/4% Senior Secured Notes due 2010 (the "Notes")

Dear Sirs:

          This letter relates to U.S. $               principal amount at
                                       --------------
maturity of Notes represented by a certificate (the "Legended Certificate") which bears a legend outlining restrictions upon transfer of such Legended Certificate. Pursuant to Section 2.1 of the Indenture (the "Indenture") dated as of May 28, 2003 relating to the Notes, we hereby certify that we are (or we will hold such securities on behalf of) a person outside the United States to whom the Notes could be transferred in accordance with Rule 904 of Regulation S promulgated under the U.S. Securities Act of 1933, as amended.

          You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this letter have the meanings set forth in Regulation S).

                                       Very truly yours,

                                       [Name of Holder]


                                       By:
                                           -------------------------------------
                                           Authorized Signature

                                     D(1)-1

                                                                    EXHIBIT D(2)

                           CERTIFICATE TO BE DELIVERED
               UPON EXCHANGE OR REGISTRATION OF TRANSFER OF NOTES

                                                                ----------, ----

The Bank of New York
101 Barclay Street, Floor 8W
New York, New York  10286

Attention: Corporate Trust Administration

          Re:  OMNOVA Solutions Inc. (the "Company")
               11 1/4% Senior Secured Notes due 2010 (the "Notes")

Dear Sirs:

          This Certificate relates to $              principal amount of Notes
                                       -------------
held in *      book-entry or *       certificated form by
          ----                 -----
                     (the "Transferor").
---------------------

          The Transferor:/2/

          [ ] has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Note held by the Depositary a Note or Notes in certificated, registered form of authorized denominations in an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above); or

          [ ] has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

          In connection with such request and in respect of each such Note, the Transferor does hereby certify that Transferor is familiar with the Indenture relating to the above captioned Notes and as provided in Section 2.6 of such Indenture, the transfer of this Note does not require registration under the Securities Act (as defined below) because:

          [ ] Such Note is being acquired for the Transferor's own account, without transfer.

          [ ] Such Note is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933, as amended (the "Securities Act")) in reliance on Rule 144A.

----------
/2/  Check applicable box

                                     D(2)-1

          [ ] Such Note is being transferred to an "Accredited Investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) in accordance with Regulation D under the Securities Act.

          [ ] Such Note is being transferred pursuant to an exemption from registration in accordance with Regulation S under the Securities Act.

          [ ] Such Note is being transferred in accordance with Rule 144 under the Securities Act, or pursuant to an effective registration statement under the Securities Act.

                                       Very truly yours,

                                       [INSERT NAME OF TRANSFEROR]


                                       By:
                                           -------------------------------------
                                           Name:
                                           Title

Date:
      ------------------

                                     D(2)-2

                                                                       EXHIBIT E

                            FORM OF CERTIFICATE TO BE
                          DELIVERED IN CONNECTION WITH
                    TRANSFERS TO NON QIB ACCREDITED INVESTORS

                                                                 ----------, ---

The Bank of New York
101 Barclay Street, Floor 8W
New York, New York  10286

Attention:  Corporate Trust Administration

          Re:  OMNOVA Solutions Inc. (the "Company")
               11 1/4% Senior Secured Notes due 2010 (the "Notes")

Dear Sirs:

          In connection with our proposed purchase of 11 1/4% Senior Secured Notes due 2010 (the "Notes") of the Company, we confirm that:

          1. We understand that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the Indenture dated as of May 28, 2003 relating to the Notes (the "Indenture") and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

          2. We understand that the Notes have not been registered under the Securities Act or any other applicable securities law, and that the Notes may not be offered, sold or otherwise transferred except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should offer, sell, transfer, pledge, hypothecate or otherwise dispose of any Notes within two years after the original issuance of the Notes, we will do so only (A) to the Company or any Subsidiary thereof, (B) inside the United States to a "qualified institutional buyer" in compliance with Rule 144A under the Securities Act, (C) inside the United States to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes to you a signed letter substantially in the form of this letter, (D) outside the United States to a foreign person in compliance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available) or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Notes from us a notice advising such purchaser that resales of the Notes are restricted as stated herein and in the Indenture.

          3. We understand that, on any proposed transfer of any Notes prior to the later of the original issue date of the Notes and the last date the Notes were held by an affiliate of the Company pursuant to paragraphs 2(C), 2(D) and 2(E) above, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed transfer complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

          4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are acquiring the Notes for investment purposes and not with a view to, or offer of sale in connection with, any distribution in violation of the Securities Act, and we are each able to bear the economic risk of our or its investment.

          5. We are acquiring the Notes purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

          You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                       Very truly yours,

                                       (Name of Transferee)


                                       By:
                                           -------------------------------------
                                           Authorized Signature

                                                                       EXHIBIT F

                       FORM OF CERTIFICATE TO BE DELIVERED
                          IN CONNECTION WITH TRANSFERS
                            PURSUANT TO REGULATION S

                                                                ----------, ----


The Bank of New York
Attention:  Corporate Trust Administration
101 Barclay Street, Floor 8W
New York, New York  10286

          Re:  OMNOVA Solutions Inc. (the "Company")
               11 1/4% Senior Secured Notes due 2010 (the "Notes")

Dear Sirs:

          In connection with our proposed sale of $          aggregate principal
                                                   ---------
amount at maturity of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended, and, accordingly, we represent that:

          (a) the offer of the Securities was not made to a person in the United States;

          (b) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States;

          (c) no directed selling efforts have been made by us in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

          (d) the transaction is not part of a plan or scheme to evade the registration requirements of the U.S. Securities Act of 1933.

          You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this letter have the meanings set forth in Regulation S.

                                       Very truly yours,

                                       [Name of Transferor]


                                       By:
                                           -------------------------------------
                                           Authorized Signature

                                                                       EXHIBIT G

                           Form of Security Agreement

                                                                       EXHIBIT H

                                Form of Mortgage

                                                                      SCHEDULE 1

                      MORTGAGED PROPERTY ON THE ISSUE DATE

95 Hickory Drive
Auburn, Pennsylvania

1601 Highway 41 S.W.
Calhoun, Georgia

1455 JA Cochran By-Pass
Chester, South Carolina

133 Yorkville Road
Columbus, Mississippi

83 Authority Drive
Fitchburg, Massachusetts

1701 Block Cornell Road
Green Bay (Howard), Wisconsin

1001 Chambers Avenue
Jeannette, Pennsylvania

165 S. Cleveland Avenue
Mogadore, Ohio

2011 Rocky River Road
Monroe, North Carolina

393 Denton Circle
Tuscumbia (Muscle Shoals), Alabama

                                      E-4

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                                                                      SCHEDULE 2

                        LIENS EXISTING ON THE ISSUE DATE

None.

                                      E-5